   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 15, 1999

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                           --------------------------

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                               ECHAPMAN.COM, INC.
                 (Name of Small Business Issuer in its Charter)
                           --------------------------

              MARYLAND                                7375                               52-2184621
  (State or Other Jurisdiction of         (Primary Standard Industrial                 (IRS Employer
   Incorporation or Organization)         Classification Code Number)               Identification No.)

                           --------------------------

                             401 EAST PRATT STREET
                                   SUITE 2800
                           BALTIMORE, MARYLAND 21202
                                 (410) 625-9656
          (Address and Telephone Number of Principal Executive Office)
                           --------------------------

                       NATHAN A. CHAPMAN, JR., PRESIDENT
                               EChapman.com, Inc.
                             401 East Pratt Street
                                   Suite 2800
                           Baltimore, Maryland 21202
                                 (410) 625-9656
           (Name, Address and Telephone Number of Agent for Service)
                           --------------------------

                                   COPIES TO:

        ELIZABETH R. HUGHES, ESQ.                   FRANK S. JONES, JR., ESQ.
     Venable, Baetjer and Howard, LLP           Whiteford, Taylor & Preston L.L.P.
  1800 Mercantile Bank & Trust Building              Seven Saint Paul Street
            Two Hopkins Plaza                     Baltimore, Maryland 21202-1626
      Baltimore, Maryland 21201-2978                      (410) 347-8707
              (410) 244-7608

                           --------------------------

    APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement is effective.

    If any of the securities being registered on this form is to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                           PROPOSED MAXIMUM        PROPOSED MAXIMUM
     TITLE OF SECURITIES             AMOUNT TO BE           OFFERING PRICE            AGGREGATE               AMOUNT OF
       TO BE REGISTERED           REGISTERED (1)(2)           PER SHARE           OFFERING PRICE (2)       REGISTRATION FEE
Common Stock, par value $0.001
  per share...................     3,533,333 shares             $16.00               $56,533,328               $14,925

(1) Includes 200,000 shares subject to an option granted to the underwriter to cover over-allotments, if any.

(2) Estimated solely for purposes of determining the registration fee.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    This registration statement contains two forms of Prospectus: one for use in connection with the offering by EChapman.com, Inc. of shares of common stock (the "Prospectus") and one for use in connection with the sales by The Chapman Co. of EChapman.com's shares of common stock in market making transactions (the "Market Making Prospectus"). The Prospectus and the Market Making Prospectus are identical except for the following: (i) the outside front cover page; (ii) page 65, which will contain alternate language for the "Underwriting" section; and
(iii) the outside back cover page. Alternate language for the Market Making Prospectus is labeled "Alternate Language for Market Making Prospectus" and follows the outside back cover page of the Prospectus.

                 SUBJECT TO COMPLETION DATED: NOVEMBER 15, 1999
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

[PROSPECTUS]

                                3,333,333 SHARES
                 $      PER SHARE INITIAL PUBLIC OFFERING PRICE

                                  ECHAPMAN.COM
                                  COMMON STOCK

                                     [LOGO]

    This is our initial public offering, and no public market currently exists for our common stock. We expect our initial public offering price to be between $14 and $16 per share. The offering price may not reflect the market price of our shares after the offering. Investors should see "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price.

                                                              OFFERING INFORMATION
                                                              ---------------------
                                                              PER SHARE     TOTAL
                                                              ---------   ---------
Initial public offering price...............................
Underwriting discounts/commissions..........................
Estimated offering expenses.................................
Net offering proceeds to EChapman.com, Inc. ................

    EChapman.com and Nathan A. Chapman, Jr. have granted the underwriters a 30-day option to purchase up to an additional 200,000 shares of EChapman.com common stock on the same terms and conditions as set forth in this prospectus, solely to cover over-allotments, if any, of which 120,000 shares will be sold by EChapman.com and 80,000 shares will be sold by Mr. Chapman. In the event that the underwriters do not exercise the option in full, the shares sold by EChapman.com pursuant to the option will be reduced. If the underwriter exercises this option in full, the underwriting discounts/ commissions will
increase to $      , the net offering proceeds to EChapman.com will increase to
$      , and the net offering proceeds to Mr. Chapman will be $      .

    We have filed an application for our common stock to be quoted on the Nasdaq National Market System under the symbol "ECMN".
                            ------------------------

                 INVESTMENT IN OUR COMMON STOCK INVOLVES RISK.
      SEE "RISK FACTORS" SECTION BEGINNING ON PAGE 11 OF THIS PROSPECTUS.

                             ---------------------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                            ------------------------

                                THE CHAPMAN CO.

                                          , 2000

[inside front cover]

    THE C-EAGLE LOGO-TM- (THE LOGO APPEARING ON THE FRONT AND BACK COVERS OF THIS PROSPECTUS) AND CHAPMAN-TM-, CHAPMAN TRADING-TM-, CHAPMAN NETWORK-TM-, CHAPMAN EDUCATION-TM-, CHAPMAN MARKETPLACE-TM-, CHAPMAN KIDS CLUB-TM-, DEM INDEX-TM-, DEM PROFILE-TM-, DEM UNIVERSE-TM-, DEM COMPANY-TM-, DEM COMMUNITY-TM-, DEM MULTI-MANAGER-TM- AND ECHAPMAN.COM-TM- ARE TRADEMARKS OF NATHAN A. CHAPMAN, JR. DOMESTIC EMERGING MARKETS-REGISTERED TRADEMARK- AND DEM-REGISTERED TRADEMARK- ARE REGISTERED TRADEMARKS OF NATHAN A. CHAPMAN, JR. THIS PROSPECTUS ALSO INCLUDES TRADEMARKS OF OTHER ENTITIES.

                               PROSPECTUS SUMMARY

    WE URGE YOU TO READ THIS ENTIRE PROSPECTUS. UNLESS WE INDICATE OTHERWISE, THE TERMS "WE," "US," "ECHAPMAN.COM" OR "ECHAPMAN" REFER TO ECHAPMAN.COM, INC. AFTER THE MERGERS OF CHAPMAN HOLDINGS, INC., CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND CHAPMAN INSURANCE HOLDINGS, INC. INTO THREE WHOLLY-OWNED SUBSIDIARIES OF ECHAPMAN.COM. CHAPMAN HOLDINGS, INC. IS THE PARENT OF THE CHAPMAN CO. CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. IS THE PARENT OF CHAPMAN CAPITAL MANAGEMENT, INC. CHAPMAN INSURANCE HOLDINGS, INC. IS THE PARENT OF THE CHAPMAN INSURANCE AGENCY INCORPORATED. UNLESS WE INDICATE OTHERWISE, "COMMON STOCK" REFERS TO THE COMMON STOCK, PAR VALUE $0.001 PER SHARE, OF
ECHAPMAN.COM, INC. UNLESS WE INDICATE OTHERWISE, ALL INFORMATION IN THIS PROSPECTUS (I) GIVES EFFECT TO THE CONSUMMATION OF THE MERGERS AND (II) ASSUMES NO EXERCISE OF THE UNDERWRITERS' OVER-ALLOTMENT OPTION.

    THIS SUMMARY SHOULD BE READ TOGETHER WITH THE MORE DETAILED INFORMATION AND THE FINANCIAL STATEMENTS (INCLUDING THE NOTES THERETO) THAT APPEAR ELSEWHERE IN THIS PROSPECTUS. SOME OF THE STATEMENTS IN THIS SUMMARY AND ELSEWHERE IN THIS PROSPECTUS, INCLUDING THE DISCUSSION UNDER THE CAPTION "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," ARE FORWARD-LOOKING STATEMENTS. FOR A DISCUSSION OF IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS, SEE "RISK FACTORS" AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

                       THE ECHAPMAN.COM BUSINESS STRATEGY

OVERVIEW

    EChapman.com is a newly formed corporation designed to bring together the financial services capabilities of The Chapman Co., Chapman Capital Management and The Chapman Insurance Agency while taking advantage of the unique opportunities presented by the growth of the Internet. Our Web site, the EChapman.com network, which is currently under development, will seek to be a leading interactive online community offering both financial services and a variety of lifestyle, educational and cultural content selected to appeal particularly to African-Americans, Asian-Americans, Hispanic-Americans and women market segments. We refer to these groups collectively as the Domestic Emerging Markets, or DEM, community. We believe that our creation of and leadership position in employing the Domestic Emerging Markets concept will allow us to successfully combine online financial services with an online portal.

    We are also in the exploratory stages of establishing an Internet bank to service the DEM community, an undertaking which we believe would round out our financial product lines and make EChapman.com a complete, one-stop financial services company. The establishment of a bank involves a lengthy application process and requires regulatory approvals. These plans are in the preliminary stages, and we cannot assure you that they will come to fruition or represent a significant source of revenue.

    We are currently working internally and with third party service providers to design and develop a prototype of our Web site. We intend to launch the online trading portion of the EChapman.com Web site during the first quarter of 2000. Although we expect to add content and functionality on a continuous basis, we anticipate that the layout, content and functionality of the lifestyle, educational and cultural portions of our Web site should be substantially complete within six months following the closing of this offering.

BACKGROUND

NATHAN A. CHAPMAN, JR.

    A key part of our strategy will be our financial services component, and we intend to draw upon Nathan A. Chapman, Jr.'s prominence and experience in the financial services industry. Mr. Chapman, our founder, President and Chairman, is the President and Chairman of the first and currently the only African-American controlled publicly traded investment bank, The Chapman Co., and the President and Chairman of the first and currently the only African-American controlled publicly traded investment management company, Chapman Capital Management. The Chapman Co. is a full-service securities brokerage and investment banking company that engages in corporate and government finance, retail and institutional brokerage, research and market-making activities and trading. Chapman Capital Management is a registered investment adviser that as of October 31, 1999 had over $690 million in assets under management. Chapman Capital Management acts as financial adviser to separate accounts, a group trust and a family of mutual funds. The Chapman Insurance Agency is a privately held insurance agency with limited operations to date.

DOMESTIC EMERGING MARKETS STRATEGY

    In the mid-1990s, Mr. Chapman pioneered an investment management strategy that manages portfolios invested in securities of companies controlled by African-Americans, Asian-Americans, Hispanic-Americans and women. We call this strategy the Domestic Emerging Markets, or DEM, strategy, and we call companies which meet this profile DEM companies.

    Chapman Capital Management was the first investment management firm to offer the DEM strategy as an investment option when it launched DEM, Inc., a closed end investment management company, in 1996. A mutual fund managed by Chapman Capital Management using the DEM strategy is included as an investment option in certain retirement plans administered by Aetna Retirement Services and Nationwide Retirement Solutions. Chapman Capital Management further extends the DEM strategy by actively recruiting investment managers which meet the DEM profile to manage investment portfolios that may or may not be invested in DEM companies. We call this strategy the DEM Multi-Manager strategy. Since launching the DEM strategy, the company has increased assets managed under the DEM and DEM Multi-Manager strategies to over $450 million as of October 31, 1999.

    The Chapman Co. uses the DEM strategy in its brokerage and investment banking business by participating in syndicates for underwritings of DEM companies, publishing research on DEM companies, making markets in the stocks of five DEM companies and acting as distributor for the mutual funds that Chapman Capital Management manages according to the DEM strategy. In addition, The Chapman Co. seeks to act as lead underwriter for DEM companies.

ECHAPMAN.COM

    We believe an online network designed to appeal to African-Americans, Asian-Americans, Hispanic-Americans and women, as well as the DEM community as a whole, will allow us to leverage the DEM concept and promote brand differentiation for our financial and other services. In addition, we believe that the Internet will provide us with cost-efficient access to new markets for our financial services. EChapman.com will seek to attract members of the DEM community by providing a wide range of content of particular interest to the DEM community and its various segments, as well as content of general interest. We currently intend to organize this material around four channels on our Web site.

    The CHAPMAN NETWORK will cover a variety of topics and feature presentations by personalities and celebrities appealing to the various segments of the DEM community, including:

    - Lifestyle

    - Music/Video

    - Kids and Teens

    - International, domestic and business news

    - Sports, weather and local news

    CHAPMAN TRADING will offer:

    - Online brokerage services

    - Mutual funds, including our proprietary funds: the DEM Equity Fund, the DEM Index Fund and the Chapman US Treasury Fund, as well as any future mutual fund offerings

    - Insurance products, such as variable annuities, variable life and term life products

    - Research reports

    - Toll-free call center for personalized assistance

    CHAPMAN EDUCATION will focus on financial education by providing:

    - Interactive seminars

    - Interviews with business people, particularly those who are prominent in the DEM community

    - DEM Index performance information

    - Financial tools

    CHAPMAN MARKETPLACE will offer for sale:

    - Chapman-branded apparel and accessories

    - Other products, including videos, music and books featuring DEM personalities and apparel

    - Links with other Internet merchants which desire access to the DEM community or segments of it

SOURCES OF ONLINE REVENUE

    EChapman.com will seek to derive revenue from its online business in the following ways:

    - Online brokerage commissions

    - Investment management fees from increasing assets under management in our proprietary mutual funds

    - Advertising revenues from sales of banner ads and links to Web sites seeking to reach the DEM community or segments of it

    - Sharing with ecommerce partners in sales generated by visitors from our Web site

    - Possible online sales of annuity and other insurance products

    - Potential interest and fee income generated upon establishment of the contemplated Internet bank

    - Sales of products through the CHAPMAN MARKETPLACE channel

BRAND AWARENESS

    In an increasingly competitive Internet market, we believe that the development of the EChapman.com brand is key to the success of our business. EChapman.com will seek to establish brand awareness through:

    - Conventional off-line advertising and promotion, such as print media, radio and television, event sponsorship, conferences and seminars specifically targeted at the DEM community and its various segments

    - Distribution of DEM products through third parties such as Aetna Retirement Services and Nationwide Retirement Solutions

    - Online advertising and marketing strategies, including:

       - One-to-one banner exchanges

       - Basic text links

       - Content sponsorship

       - E-mail promotions

       - Registration with search engines and directories

       - Registration of alternative domain names, such as chapmanonline.com, africanamericanstocks.com, asianamericanstocks.com, hispanicamericanstocks.com and womenstocks.com, which will lead Web users to the EChapman.com Web site

OFFLINE STRATEGY

    We intend to continue to grow the financial services products and services we have offered through our traditional channels of distribution, and we believe this will complement our online strategy. In particular, we intend to continue to pursue and expand:

    - Corporate finance transactions targeting DEM companies, particularly in equity underwritings and syndicate participations

    - Government finance transactions

    - Retail brokerage services targeting the DEM community

    - Proprietary trading for our own account

    - Market-making activities focused on securities of DEM companies, as well as other companies

    - Distribution of our proprietary mutual funds through alliances with strategic partners, such as Aetna Retirement Services

    - Investment management services

    - Management of assets according to the DEM and DEM Multi-Manager strategies

    - Sales of annuity and other insurance products on an agency basis for insurance underwriters, such as The Manufacturers Life Insurance Company of North America

                                  THE MERGERS

    On November 15, 1999, EChapman.com entered into separate merger agreements with Chapman Holdings, Chapman Capital Management Holdings and Chapman Insurance Holdings pursuant to which each will merge into a wholly-owned subsidiary of EChapman.com. Upon consummation of mergers, EChapman.com will indirectly control:

    - The Chapman Co., a full service securities brokerage and investment banking firm

    - Chapman Capital Management, Inc., an investment advisory firm

    - The Chapman Insurance Agency Incorporated, which sells annuity products on an agency basis

    The closing of this offering is contingent upon the closing of these mergers. Upon the closing of this offering and consummation of the mergers, Nathan A. Chapman, Jr., our President, will be the majority stockholder of EChapman.com, with beneficial ownership of 52.2% of our outstanding common stock excluding the exercise of the underwriters' over-allotment option.

                                  THE OFFERING

Common Stock Offered:                       3,333,333 shares

Common Stock Outstanding
    Prior to the offering:                  1 share

    After the offering and the mergers:     16,528,178 shares

Proposed Nasdaq National Market System
Symbol:                                     "ECMN"

Use of Proceeds:                            - Complete the design and development of the
                                              EChapman.com Web site

                                            - Promote the EChapman.com brand and the DEM and DEM
                                              Multi-Manager strategies

                                            - Provide capital to The Chapman Co. in connection with
                                              trading for its own account and for use in
                                              underwriting activities

                                            - Further explore the establishment of an Internet-based
                                              DEM-oriented bank

                                            - Pay cash to dissenters, if any, in the mergers of
                                            Chapman Holdings and Chapman Capital Management Holdings

                                            - Fund working capital and for general corporate
                                            purposes, which may include financing future
                                              acquisitions and capital expenditures

Risk Factors:                               You should carefully consider the information discussed
                                            under the heading "Risk Factors."

    The number of shares of common stock outstanding excludes 138,464 shares of common stock issuable upon exercise of options outstanding as of October 31, 1999 and excludes shares issuable upon exercise of the underwriters' over-allotment option.

    Other than the mergers of Chapman Holdings, Chapman Capital Management Holdings and Chapman Insurance Holdings into wholly-owned subsidiaries of EChapman.com, we do not have any current plans regarding mergers and acquisitions.

                              USE OF CERTAIN TERMS

    Throughout this prospectus we use certain phrases to refer to and to describe our DEM and DEM Multi-Manager strategies and related concepts. The DEM COMMUNITY refers to African-Americans, Asian-Americans, Hispanic-Americans and women. A U.S. company which is controlled by members of the DEM community is a DEM COMPANY. In order for a specific company to be controlled by a member of the DEM community, at least 10% of the company's outstanding voting securities must be beneficially owned by members of one or more of the segments of the DEM community and at least one of the company's top three executive officers (Chairman, Chief Executive Officer or President) must be a member of one or more of the segments of the DEM community. Individuals or companies which possess the criteria of the DEM community or a DEM company are said to meet the DEM PROFILE.

    In addition, in discussing the mergers and the business of our subsidiaries we may occasionally use acronyms to refer to Chapman Holdings, Inc. (CHI), The Chapman Co. (CCO), Chapman Capital Management Holdings, Inc. (CCMHI), Chapman Capital Management, Inc. (CCM), Chapman Insurance Holdings, Inc. (CIH) and The Chapman Insurance Agency Incorporated (CIA).

                      CONSOLIDATED SUMMARY FINANCIAL DATA

    The summary of financial information set forth below for the years ended December 31, 1997 and 1998 is derived from the financial statements for each of Chapman Holdings, Inc. and Chapman Capital Management Holdings, Inc. for the years ended December 31, 1997 and 1998, which have been audited by Arthur Andersen LLP, independent public accountants. The summary of financial information for the nine months ended September 30, 1998 and 1999 has been derived from the respective unaudited financial statements of Chapman Holdings and Chapman Capital Management Holdings. The summary unaudited pro forma Statement of Operations data gives effect to the mergers as if they had occurred as of January 1, 1998. The unaudited pro forma Balance Sheet data gives effect to the mergers as if they had occurred as of September 30, 1999. The pro forma as adjusted Statement of Operations data gives effect to the mergers and this offering as if they had occurred as of January 1, 1998. The unaudited pro forma as adjusted Balance Sheet data gives effect to the mergers and this offering as if they had occurred as of September 30, 1999. The summary unaudited pro forma consolidated financial information does not purport to represent what our results of operations or financial condition would actually have been had the transactions described occurred on the dates indicated or to project our results of operations or financial condition for any future period or date. Historical financial information for Chapman Insurance Holdings is not included due to its minimal activity during the periods presented. This information should be read in conjunction with such financial statements, including notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Selected Historical Pro Forma Financial Data."

                                           HISTORICAL                                PRO FORMA
                       --------------------------------------------------   ---------------------------
                             YEAR ENDED                 YEAR ENDED                  YEAR ENDED
                          DECEMBER 31, 1997         DECEMBER 31, 1998            DECEMBER 31, 1998
                       -----------------------   ------------------------   ---------------------------
                                                                                    (UNAUDITED)
                                     CHAPMAN                    CHAPMAN
                                     CAPITAL                    CAPITAL                    ECHAPMAN.COM
                        CHAPMAN     MANAGEMENT     CHAPMAN     MANAGEMENT   ECHAPMAN.COM    PRO FORMA
                        HOLDINGS     HOLDINGS     HOLDINGS      HOLDINGS     PRO FORMA     AS ADJUSTED
                       ----------   ----------   -----------   ----------   ------------   ------------
STATEMENT OF
  OPERATIONS DATA:

Total revenue........  $2,992,000   $2,287,000   $ 2,935,000   $3,218,000   $ 6,024,000    $ 6,024,000
Income (loss) from
  continuing
  operations before
  income tax
  provision..........     491,000      88,000     (1,616,000)   (151,000)    (2,120,000)    (2,120,000)
Net income (loss)
  from continuing
  operations.........  $  286,000   $  48,000    $(1,131,000)  $(106,000)   $(1,590,000)   $(1,590,000)
                       ==========   ==========   ===========   ==========   ===========    ===========
Basic and dilutive
  earnings (loss) per
  share..............  $     0.14   $    0.02    $     (0.40)  $   (0.04)   $     (0.12)   $     (0.10)
                       ==========   ==========   ===========   ==========   ===========    ===========
Weighted average
  shares
  outstanding........   2,002,000   2,487,000      2,793,000   2,811,000     13,195,000     16,528,000
                       ==========   ==========   ===========   ==========   ===========    ===========

                                                       HISTORICAL                                             PRO FORMA
                         -----------------------------------------------------------------------   -------------------------------
                             NINE MONTHS ENDED                    NINE MONTHS ENDED                       NINE MONTHS ENDED
                            SEPTEMBER 30, 1998                   SEPTEMBER 30, 1999                      SEPTEMBER 30, 1999
                         -------------------------   -------------------------------------------   -------------------------------
                                (UNAUDITED)                          (UNAUDITED)                             (UNAUDITED)
                                        CHAPMAN                      CHAPMAN
                                        CAPITAL                      CAPITAL                                         ECHAPMAN.COM
                          CHAPMAN      MANAGEMENT     CHAPMAN      MANAGEMENT                       ECHAPMAN.COM      PRO FORMA
                          HOLDINGS      HOLDINGS      HOLDINGS      HOLDINGS       ECHAPMAN.COM      PRO FORMA       AS ADJUSTED
                         ----------   ------------   ----------   -------------   --------------   --------------   --------------
STATEMENT OF OPERATIONS
  DATA:

Total revenue..........  $2,358,000    $2,383,000    $4,206,000    $3,198,000       $      --       $ 7,405,000      $ 7,405,000
Income (loss) from
  continuing operations
  before income tax
  provision............    (407,000)       92,000    (1,141,000)     (662,000)       (220,000)       (2,182,000)      (2,182,000)
Net income (loss) from
  continuing
  operations...........  $ (305,000)   $   59,000    $ (810,000)   $ (498,000)      $(220,000)      $(1,621,000)     $(1,621,000)
                         ==========    ==========    ==========    ==========       =========       ===========      ===========
Basic and dilutive
  earnings (loss) per
  share................  $    (0.11)   $     0.02    $    (0.27)   $    (0.15)                      $     (0.12)     $     (0.10)
                         ==========    ==========    ==========    ==========                       ===========      ===========
Weighted average shares
  outstanding..........   2,744,000     2,636,000     2,954,000     3,351,000                        13,195,000       16,528,000
                         ==========    ==========    ==========    ==========                       ===========      ===========

                                              HISTORICAL                            PRO FORMA
                                --------------------------------------   --------------------------------
                                       AS OF SEPTEMBER 30, 1999              AS OF SEPTEMBER 30, 1999
                                --------------------------------------   --------------------------------
                                             (UNAUDITED)                           (UNAUDITED)
                                                             CHAPMAN
                                                             CAPITAL                        ECHAPMAN.COM
                                                CHAPMAN     MANAGEMENT    ECHAPMAN.COM       PRO FORMA
                                ECHAPMAN.COM    HOLDINGS     HOLDINGS       PRO FORMA       AS ADJUSTED
                                ------------   ----------   ----------   ---------------   --------------
BALANCE SHEET DATA:

Cash, cash equivalents &
  marketable securities.......   $      --     $2,014,000   $3,370,000     $ 5,259,000       50,759,000
Total assets..................      18,000      9,263,000   5,204,000       18,532,000       64,032,000
Total debt....................          --      2,200,000     150,000        2,200,000        2,200,000
Total stockholders' (deficit)
  equity......................    (220,000)     6,254,000   4,543,000       14,734,000(1)    60,234,000(1)

------------------------

(1) Total stockholders' equity excludes 138,464 shares issuable upon exercise of options that were outstanding as of September 30, 1999 and the underwriters' over-allotment option.

                                  RISK FACTORS

    YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE MAKING AN INVESTMENT DECISION. THE RISKS DESCRIBED BELOW ARE THE MOST SIGNIFICANT FACTORS THAT MAKE AN INVESTMENT IN ECHAPMAN.COM SPECULATIVE AND RISKY. THESE RISKS COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS. IN ADDITION, ANY OF THESE ADVERSE EFFECTS COULD CAUSE THE TRADING PRICE OF OUR COMMON STOCK TO DECLINE, AND YOU MAY CORRESPONDINGLY LOSE ALL OR SOME PORTION OF YOUR INVESTMENT IN US.

              WARNING AS TO OUR USE OF FORWARD-LOOKING STATEMENTS

    This prospectus contains certain forward-looking statements concerning EChapman.com. These forward-looking statements are based on the beliefs of our management, as well as on assumptions made by and information currently available to us at the time such statements are made. When we use words such as "anticipate," "believe," "estimate," "intend" and similar expressions in this prospectus, we intend to identify forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors set forth below, the matters set forth or incorporated in this prospectus generally and economic and business factors, some of which are beyond our control. We caution the reader, however, that this list of factors may not be exhaustive particularly with respect to future filings with the Securities and Exchange Commission ("SEC"). In analyzing an investment in shares of our common stock, you should carefully consider, along with other matters referred to in this prospectus, the risk factors described below.

                       RISKS ASSOCIATED WITH THE COMPANY

WE HAVE NOT LAUNCHED OUR WEB SITE.

    EChapman.com was formed in 1999. We have not launched the EChapman.com Web site. In addition, we are still in the process of designing and developing our Web site, and we have not made final decisions with respect to a Web design firm, Web development firm, a hosting services provider or other necessary Internet vendors. We are currently working internally and with third party service providers to design and develop the prototype of our Web site. We intend to launch the online trading portion of the EChapman.com Web site during the first quarter of 2000. Although we expect to add content and functionality on a continuous basis, we anticipate that the layout, content and functionality of the lifestyle, educational and cultural portions of our Web site should be substantially complete within six months following the closing of this offering. However, because we are dependent upon outside vendors for these services, these time frames will depend upon their availability. We intend to use a portion of the proceeds of this offering to fund the design and development of our Web site.

WE HAVE NO INTERNET-RELATED OPERATING HISTORY AND WE HAVE NOT ENTERED INTO AGREEMENTS WITH ADVERTISERS, STRATEGIC PARTNERS OR CONTENT PROVIDERS.

    Although we have a history with respect to the securities brokerage, investment banking and investment advisory businesses, we have no Internet-based operating history from which you can evaluate our combined business plan and prospects. In addition, although we intend to pursue advertising relationships and strategic alliances with third parties and enter into agreements with content providers, we have not entered into negotiations with any companies, and we cannot assure you that we will be able to establish or maintain these relationships.

    As a new entrant to the Internet business, we face risks and uncertainties relating to our ability to implement successfully the Internet component of our business strategy, including:

    - Successful design and development of the EChapman.com Web site

    - Creation of public awareness of the EChapman.com brand and Web site

    - Successful expansion of our financial services businesses on the Internet

    If we are unsuccessful in addressing these risks and uncertainties, our business, results of operations and financial condition will be materially adversely affected.

WE HAVE A HISTORY OF OPERATING LOSSES, AND WE EXPECT TO CONTINUE TO INCUR SIGNIFICANT LOSSES FOR THE FORESEEABLE FUTURE.

    On a pro forma basis, after giving effect to the mergers of Chapman Holdings, Chapman Capital Management Holdings and Chapman Insurance Holdings into our wholly-owned subsidiaries, we had net losses of $1,621,000 and $1,590,000 for the nine months ended September 30, 1999 and the year ended December 31, 1998, respectively. Following the offering and the consummation of the mergers, we expect to continue to increase our operating expenses significantly, expand our marketing and staff and continue to develop and expand our Web site and our online information and services. Such expenses will be significant and generally will precede revenues, and if they are not followed by increased revenues, our business, results of operations and financial condition would be materially and adversely affected.

OUR PROMOTION OF THE ECHAPMAN.COM BRAND MUST BE SUCCESSFUL IN ORDER FOR US TO ATTRACT USERS AS WELL AS ADVERTISERS AND OTHER STRATEGIC PARTNERS.

    We believe that establishing and maintaining our brand is critical to our success and that the importance of brand recognition will increase due to the growing number of Web sites, particularly those targeted to discrete segments of the DEM community. Successful promotion and marketing of our brand will depend on providing interesting and compelling content, community, commerce and personalized services, and we will need to increase our marketing and branding expenditures in our effort to increase our brand awareness. If our brand building strategy is unsuccessful, we may never recover these expenses, we may be unable to increase our future revenues, and our business would be materially and adversely affected. We intend to use a significant portion of the proceeds of this offering for promotion of our Web site. See "Use of Proceeds."

OUR FUTURE GROWTH SIGNIFICANTLY DEPENDS UPON THE EFFORTS OF SENIOR MANAGEMENT.

    For the foreseeable future, we will place substantial reliance upon the personal efforts and abilities of Nathan A. Chapman, Jr., President of EChapman.com. The loss of the services of Mr. Chapman would have a material adverse effect on our business, operations, revenue and/or business prospects. We do not have an employment agreement with Mr. Chapman. The Chapman Co. currently maintains "key man" life insurance coverage in the amount of $7,000,000 on Mr. Chapman.

OUR COMPETITIVE POSITION WILL ALSO DEPEND ON OUR ABILITY TO ATTRACT AND RETAIN OTHER KEY PERSONNEL.

    Our success will depend substantially on the services and performance of key personnel other than Mr. Chapman. EChapman.com's future success will also depend on its ability to identify, attract, retain and motivate highly skilled technical, managerial, sales, marketing and customer service personnel. Competition for such persons is intense. We cannot assure you that we will be able to attract or retain these personnel.

USE OF THE DEM STRATEGY ON THE INTERNET IS NEW AND UNTESTED.

    We plan to use the DEM strategy in our Internet business to focus on attracting African-Americans, Asian-Americans, Hispanic-Americans and women to our Web site. The success of our business will depend on our ability to attract members of the DEM community to our Web site; however, we cannot assure you that these individuals will use our Web site or that the expansion of the DEM strategy on the Internet will be profitable.

INVESTORS PURCHASING OUR SHARES IN THIS OFFERING SHALL ENCOUNTER IMMEDIATE AND SUBSTANTIAL DILUTION.

    The sale of the offering amount involves immediate and substantial dilution of $11.66 per share, or 77.7%, as of September 30, 1999 to investors because the pro forma as adjusted net tangible book value per share of common stock after completion of this offering and the mergers will be substantially less than the per-share offering price, assuming a $15 per share offering price (the midpoint of the offering range). See "Dilution."

WE ARE AFFILIATED WITH THE UNDERWRITER OF THIS OFFERING AND ARE REQUIRED TO ENGAGE A QUALIFIED INDEPENDENT UNDERWRITER.

    The Chapman Co. is the underwriter of this offering. Nathan A. Chapman, Jr., our President and Chairman of the Board, is President, Chairman of the Board and majority stockholder of Chapman Holdings, Inc., the sole stockholder of the underwriter. The Chapman Co.'s role as underwriter may involve certain conflicts of interest. Pursuant to the Conduct Rules of the NASD, the shares of our common stock are being offered at a price no higher than that recommended by Ferris, Baker Watts, Incorporated, which is acting as qualified independent underwriter. Although Ferris, Baker Watts has participated in the preparation of the registration statement (including this prospectus) and is required to exercise the usual standards of "due diligence" with respect thereto, we cannot assure you that certain conflicts will not arise with respect to this offering, or if conflicts do arise, that they will be resolved in a manner favorable to investors. See "Underwriting" for a description of the details of the offering.

THE INITIAL OFFERING PRICE OF OUR COMMON STOCK MAY NOT CORRESPOND WITH THE PRICE IN THE PUBLIC MARKET.

    Prior to this offering, there has been no public market for our common stock. EChapman.com and Ferris, Baker Watts determined the initial price to the public for the shares through negotiation. This negotiated price may not be indicative of the market price of our common stock after the offering. For a discussion of the factors considered in determining the offering price, see "Plan of Distribution." Factors such as subsequent sales of common stock into the market by existing stockholders and market conditions generally could cause the market price of the common stock to vary substantially. We cannot assure you that the offering price will correspond to the price at which the common stock will trade in the public market at any time subsequent to the offering. See "Shares Eligible for Future Sale."

WE MAY NOT BE ABLE TO SECURE FINANCING IF WE NEED IT IN THE FUTURE.

    We may require additional financing beyond the proceeds of this offering to:

    - Support expansion

    - Develop new and enhanced products and services

    - Respond to competitive pressures

    - Acquire complementary businesses or technologies

    - Respond to unanticipated requirements

    We can give you no assurance that we will be able to secure additional financing when needed on favorable terms, if at all.

THE FUTURE SALE OF SHARES OF OUR COMMON STOCK BY CERTAIN STOCKHOLDERS MAY ADVERSELY AFFECT THE PRICE PER SHARE IN THE PUBLIC MARKET.

    As of the closing of this offering and the consummation of the mergers, we will have 16,528,178 shares of common stock outstanding and 138,464 shares of common stock subject to issuance upon exercise of options, of which 8,648,988 shares (8,568,988 shares if the underwriters exercise the over-allotment option in full) will be beneficially owned by Nathan A. Chapman, Jr. With the exception of Mr. Chapman's shares and shares held by our affiliates as defined in Rule 144 under the Securities Act, all of the shares outstanding after the offering will be freely transferable without further registration under the Securities Act. Except in connection with the over-allotment option, Mr. Chapman has agreed not to sell publicly any of the shares of common stock that he owns as of the date of this prospectus until 180 days after the closing of this offering. Sales of a significant number of shares of common stock in the public market could have a material adverse effect on the market price of the common stock. See "Shares Eligible for Future Sale."

FOLLOWING THE MERGERS, WE WILL BE CONTROLLED BY NATHAN A. CHAPMAN, JR.

    Following this offering and consummation of the mergers, Nathan A. Chapman, Jr. will beneficially own 52.2% (51.4% if the underwriters exercise the over-allotment option in full) of the common stock of EChapman.com. See "Principal and Selling Stockholders." Accordingly, Mr. Chapman will have effective control over all fundamental matters affecting EChapman.com, such as the election of directors, mergers, sales of all or substantially all of our assets, charter amendments and other matters requiring stockholder approval.

OUR MANAGEMENT HAS BROAD DISCRETION IN ALLOCATING THE USE OF PROCEEDS.

    We intend to use a portion of the net proceeds from this offering to complete the development of the EChapman.com Web site and to promote the EChapman.com brand and our DEM and DEM Multi-Manager strategies. We currently estimate that during the next 12 months the cost of Web site design and development will be at least $5 million and that our advertising expenditures will total approximately $14 million; however, as we are a new entrant to the Internet market, these expenses may be significantly higher than we anticipate. We also intend to use a portion of the net proceeds to provide The Chapman Co. with capital for its underwriting activities and trading for its own account. We have not allocated our proceeds for specific purposes, and our management will have significant flexibility in applying the balance of the net proceeds of the offering. We may use a portion of the net proceeds for general corporate purposes, including funding future acquisitions, if any, and capital expenditures. See "Use of Proceeds."

THERE IS NO PRIOR PUBLIC MARKET FOR OUR COMMON STOCK AND THE MARKET PRICE IS LIKELY TO FLUCTUATE SIGNIFICANTLY.

    Prior to this offering, our common stock has not been publicly traded, and we cannot assure you that an active public market for our common stock will develop or, if developed, that it will continue after the offering. In the absence of an active public trading market, you may be unable to liquidate your investment in our common stock.

    The trading prices of our common stock could be subject to wide fluctuations in response to quarterly variations in operating results, announcements of material business events by us or our competitors and other events or factors. Recently, the trading prices for the stock of Internet-based companies have exhibited considerably more volatility than the stock market generally. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted. Litigation could result in substantial costs and a diversion of management's attention and resources.

WE INTEND TO PURSUE ACQUISITIONS AND STRATEGIC RELATIONSHIPS AND THIS STRATEGY INVOLVES CERTAIN RISKS.

    We intend to pursue strategic acquisitions of businesses and technologies. Acquisitions may entail numerous risks, including:

    - Difficulties in identifying appropriate acquisition candidates

    - Competition from others for identified acquisition candidates

    - Difficulties in assessing values for acquired businesses and technologies

    - Difficulties in the integration of acquired operations and products

    - Diversion of management's attention from core business concerns

    - Assumption of unknown material liabilities of acquired companies

    - Amortization of acquired intangible assets, which could reduce future reported earnings

    - Potential loss of customers or key employees of acquired companies

    We also intend to establish strategic relationships with online service providers and information service providers. These relationships will be important to our business and growth prospects. If we are unable to develop or maintain these relationships it would have a materially adverse effect on our results of operations and financial condition.

IF WE, OR THIRD PARTIES ON WHICH WE RELY, FAIL TO ACHIEVE YEAR 2000 READINESS, OUR BUSINESS COULD BE MATERIALLY HARMED.

    We may realize exposure and risk if the systems on which we are dependent to conduct our operations are not Year 2000 ready. Any significant disruption of these systems after the Year 2000 could significantly interfere with our business operations. Our potential areas of exposure include products purchased from third parties, including computers, software, telephone equipment and other technology used internally, and the Year 2000 readiness of our vendors, strategic partners and others. If our present efforts to address Year 2000 readiness issues are not successful, or if vendors or other third parties with whom we conduct business do not successfully address such issues, our business, our operating results and financial condition could be materially and adversely affected. For a discussion of our Year 2000 readiness plan and its costs, see "Management Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 System Costs."

THIS OFFERING IS NOT CONDITIONED UPON ACHIEVING NASDAQ NATIONAL MARKET SYSTEM LISTING.

    There is currently no public market for our common stock. We have applied for quotation on the Nasdaq National Market System; however, we can give no assurance that the Nasdaq Stock Market will approve our application.

    This offering is not conditioned on achieving listing, and we cannot assure you that a market will develop for our common stock or that we will continue to meet the other requirements of quotation.

    We believe that there will be sufficient market-makers to qualify for and maintain a Nasdaq National Market System listing; however, no firms are obligated to make a market in our common stock, and any firm that commences market-making activities may cease such activities at any time.

    If our common stock does not qualify for inclusion on the Nasdaq National Market, we intend to seek listing of our shares on the Nasdaq SmallCap Market.

WE DO NOT EXPECT TO PAY ANY DIVIDENDS.

    To date, we have not paid any cash dividends on our common stock, and we do not expect to declare or pay any cash dividends in the foreseeable future. We intend to retain all earnings, if any, for the foreseeable future for our continued growth.

ANTI-TAKEOVER PROVISIONS COULD MAKE A THIRD-PARTY ACQUISITION OF US DIFFICULT.

    Maryland corporate law restricts transactions between a corporation and its affiliates and potential acquirers. The applicability of these provisions may discourage bids for our common stock at a premium over the market price and may adversely affect the market price and the voting rights of our common stock. These statutory provisions may discourage changes in control.

                  RISKS RELATED TO ECOMMERCE AND THE INTERNET

THERE IS INTENSE EXISTING AND INCREASING COMPETITION FOR INTERNET-BASED
BUSINESS.

    The number of Web sites competing for the attention and spending of users and advertisers has greatly increased, and we expect it to continue to increase. The market for Internet content sites is rapidly evolving and financial, technical and legal barriers to entry are low, enabling newcomers to launch competitive sites at relatively low costs.

    We will compete for users, investors and advertisers with the following types of companies:

    - Online services or Web sites targeted at the various segments of the DEM community, such as msbet.com, netnoir.com, quepasa.com, ivillage.com, women.com and womencentral.com

    - Web search and retrieval and other online service companies, commonly referred to as portals, such as Excite, Inc., Infoseek Corporation, Lycos, Inc. and Yahoo! Inc.

    - Publishers and distributors of traditional media, such as television, radio and print

    - Online brokerages and investment banks, such as Ameritrade, DLJdirect, eSchwab, E*trade and Wit Capital

    - Traditional brokerages and investment banks

    Increased competition could result in price reductions, reduced margins or loss of market share, any of which could adversely affect our business.

WE ARE DEPENDENT ON CONTINUED GROWTH IN USE OF THE INTERNET.

    The Internet market is rapidly evolving. Our business would be adversely affected if Internet usage does not continue to grow, particularly usage by members of the DEM community. A number of factors unique to this medium may inhibit Internet usage, including:

    - Inadequate network infrastructure

    - Security/privacy concerns

    - Inconsistent quality of service

    - Lack of cost-effective, high speed service

    - Failure of the Internet as a viable commercial marketplace

    If Internet usage grows, the Internet infrastructure may not be able to support the demands placed on it by this growth, and its performance and reliability may decline. In addition, in the past, Web sites have experienced interruptions in service as a result of outages and other delays occurring throughout the Internet infrastructure. If these outages or delays frequently occur in the future, Internet usage, as well as the usage of our Web site, could grow more slowly or decline.

WE MAY NOT BE ABLE TO DELIVER VARIOUS SERVICES IF THIRD PARTIES FAIL TO PROVIDE RELIABLE SOFTWARE, SYSTEMS AND RELATED SERVICES TO US.

    We are and expect to continue to be dependent on various third parties for software, systems and related services. For example, we rely on third party service providers for the design and development of our prototype Web site. We will depend on third parties for the design and development of our Web site, Web hosting and technical support, and on a licensed software package to track demographic information of users of our Web site. We have not yet selected these vendors. Some of these third parties that provide software and services to us may have a limited operating history, may have relatively immature technology and may themselves be dependent on reliable delivery of services from others. As a result, our ability to deliver various services to our users may be adversely affected by the failure of these third parties to provide reliable software, systems and related services to us. If these outages or delays frequently occur in the future, Internet usage, as well as the usage of our Web site, could grow more slowly or decline.

INTERNET SECURITY CONCERNS COULD HINDER ECOMMERCE.

    The need to securely transmit confidential information over the Internet has been a significant barrier to electronic commerce and other Internet communications. Any well-publicized compromise of security could deter people from using the Internet or using it to conduct transactions that involve transmitting confidential information. We may incur significant costs to protect against the threat of security breaches or to alleviate problems caused by such breaches.

WE MAY BE UNABLE TO RESPOND TO THE RAPID TECHNOLOGICAL CHANGE IN THE INDUSTRY.

    The Internet market is characterized by rapidly changing technologies, frequent new product and service introductions and evolving industry standards. The recent growth of the Internet and intense industry competition amplify these market characteristics. To achieve our goals, we need to integrate effectively the various software programs and tools required to enhance and improve our product offerings and manage our business. Our future success will depend on our ability to adapt to rapidly changing technologies by continually improving the performance, features and reliability of our services. We may experience difficulties that could delay or prevent the successful development, introduction or marketing of new products and services. In addition, any enhancements must meet the requirements of our current and prospective users and must achieve significant market acceptance. We could also incur substantial costs if we need to modify our service or infrastructure to adapt to these changes.

THE MARKET FOR INTERNET ADVERTISING IS UNCERTAIN AND SUBJECT TO CHANGE.

    We expect to derive a portion of our revenues from sponsorships and advertising; however, demand and market acceptance for Internet advertising is uncertain.

    There are currently no uniform standards for the measurement of the effectiveness of Internet advertising, and the industry may need to develop standard measurements to support and promote Internet advertising as a significant advertising medium. If such standards do not develop, existing advertisers may not continue their levels of Internet advertising. Furthermore, advertisers that have traditionally relied upon other advertising media may be reluctant to advertise on the Internet. Our business would be adversely affected if the market for Internet advertising fails to develop or develops more slowly than expected.

    Different pricing models are used to sell advertising on the Internet. It is difficult to predict which, if any, will emerge as the industry standard. This makes it difficult to predict our future advertising rates and revenues. Our advertising revenues could be adversely affected if we are unable to adapt to new forms of Internet advertising. Moreover, software programs that limit or prevent advertising from being delivered to an Internet user's computer are available. Widespread adoption of this software could adversely affect the commercial viability of Internet advertising.

TO REMAIN COMPETITIVE, WE MUST CONSTANTLY EXPAND AND DEVELOP NEW CONTENT AREAS AND SERVICES.

    We may not be able to respond to changing consumer needs and industry standards. EChapman.com may not be able to introduce new products and services before competitors or improve existing products to match competitors' products and services. If we do not timely and continually improve our product and service offerings and introduce new ones, our business could be adversely affected.

GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES COULD ADD ADDITIONAL COSTS TO DOING BUSINESS ON THE INTERNET.

    There are currently a comparatively small number of federal or state laws or regulations that specifically regulate communications or commerce on the Internet. However, federal and state governments are increasingly asserting more active regulation of the Internet. These efforts include attempts to apply existing laws of general applicability to the Internet, including actions involving:

    - User privacy, including sending of unsolicited email or "spamming"

    - Consumer protection to ensure quality products and services and fair dealing

    - Media regulation, such as libel and obscenity

    In addition, federal and state legislatures and administrative agencies are beginning to consider or adopt a variety of Internet-specific statutes and regulations. In 1998, Congress passed the Children's On-Line Privacy Protection Act of 1998, which strictly limits the collection by Web sites of "personal information" from children under the age of 13 by requiring, among other things, prior parental consent.

    The National Conference of Commissioners of Uniform State Laws has recently recommended two new laws for adoption by the states. The first, the Uniform Electronic Transaction Act, seeks to recognize the scope and enforceability of electronic contracts and agreements generally. Separately, the Uniform Computer Information Transaction Act seeks to impose a general contract law framework for electronic transactions. We expect that states may adopt either or both of these uniform acts in the near future, and a consequence may be additional requirements and liability for Internet-based businesses. Additional legislation could be introduced if self-regulatory efforts by online businesses are deemed ineffective.

    Several states have adopted or are considering adoption of statutes that address "spamming" practices on the Internet.

    Moreover, it may take years to determine the extent to which existing laws relating to issues such as copyright, trademark, trade secrets and other intellectual property law; libel and defamation; and privacy are applicable to the Internet. These existing and new laws and regulations could adversely affect our business.

IF WE ESTABLISH AN INTERNET BANK, WE WILL BE SUBJECT TO ADDITIONAL GOVERNMENT REGULATION AND RISKS.

    If we establish an Internet bank, we will become subject to regulation by federal and state banking regulators. These laws and regulations include but are not limited to those relating to consumer lending, community development and advertising. In addition, in conducting various aspects of a banking business, our Internet bank would be subject to various laws and regulations relating to commercial transactions generally, such as the Uniform Commercial Code. An Internet bank's earnings would be affected by market interest rates and other economic factors beyond our control, and EChapman.com and such Internet bank would be subject to a variety of liability risks associated with the operation of a bank.

OUR SYSTEMS MAY FAIL OR EXPERIENCE A SLOW DOWN.

    If we cannot expand our systems to cope with increased demand or fail to perform, we could experience:

    - Unanticipated disruption in service

    - Decreased customer service and customer satisfaction

    - Delays in the introduction of new products and services

    - Financial losses

    - Litigation or other customer claims

    - Regulatory sanctions in connection with the online brokerage services

    Our ability to facilitate transactions successfully and provide high-quality customer service also depends on the efficient and uninterrupted operation of our computer and communications hardware systems. Fire, floods, earthquakes, power loss, telecommunications failures, break-ins and similar events could damage our systems. Computer viruses, electronic break-ins or other similar disruptive problems could also adversely affect our Web site. Our business could be adversely affected if our systems were affected by any of these occurrences. Our insurance policies may not compensate us for any losses that may occur due to any failures or interruptions in our systems. We do not presently have any secondary "off-site" systems or a formal disaster recovery plan. Any system failure that causes an interruption in service or decreases the responsiveness of our service could impair our reputation, damage our brand name and harm our revenues.

OUR USERS DEPEND ON OTHERS FOR ACCESS TO OUR WEB SITE.

    Our users will depend on Internet service providers, online service providers and other Web site operators for access to our Web site. Many of these service providers have experienced significant outages in the past, and could experience outages, delays and other difficulties due to system failures unrelated to our systems.

WE MAY BE LIABLE IF THIRD PARTIES MISAPPROPRIATE OUR USERS' PERSONAL
INFORMATION.

    If third parties were able to penetrate our network security or otherwise misappropriate our users' personal information or credit card information, we could be subject to liability. These could include claims for unauthorized purchases with credit card information, impersonation or other similar fraud claims. They could also include claims for other misuses of personal information, such as for unauthorized marketing purposes or the collection of personal information from children. These claims could result in litigation. In addition, the FTC and state agencies have been investigating various Internet companies regarding their use of personal information. We could incur additional expenses if new regulations regarding the use of personal information are introduced or if our privacy practices are investigated.

WE MAY BE SUED FOR INFORMATION RETRIEVED FROM THE WEB.

    We may be subjected to claims for defamation, negligence, patent, copyright or trademark infringement, trade secret misappropriation, personal injury or other legal theories relating to the information we publish on our Web site. These types of claims have been brought, sometimes successfully, against companies offering online services, as well as other print publications, in the past. We could also be subjected to claims based upon the content that is accessible from our Web sites through links with other Web sites or through content and materials that may be posted by members in chat rooms or on bulletin boards.

WE COULD BE SUBJECT TO POSSIBLE INFRINGEMENT ACTIONS BASED UPON CONTENT LICENSED FROM OTHERS.

    It is possible that we could become subject to infringement actions and liability based upon content we may license from third parties. Any of these claims, with or without merit, could subject us to costly litigation and the diversion of our financial resources and technical and management personnel. Further, if such claims are successful, we may be required to alter the content of our Web site, pay financial damages or obtain licenses from others.

       RISKS RELATED TO OUR SECURITIES BROKERAGE, INVESTMENT BANKING AND
                         INVESTMENT ADVISORY BUSINESSES

OUR SECURITIES BROKERAGE, INVESTMENT BANKING AND INVESTMENT ADVISORY BUSINESSES COULD BE HARMED BY MARKET FLUCTUATIONS AND OTHER SECURITIES INDUSTRY RISKS.

    Our securities brokerage, investment banking and investment advisory businesses are concentrated in the securities industry, which is subject to numerous and substantial risks, particularly in volatile or illiquid markets and in markets influenced by sustained periods of low or negative economic growth. Such risks include the risk of losses resulting from:

    - Underwriting and ownership of securities

    - Trading and principal activities

    - Counterparty failure to meet commitments

    - Customer fraud

    - Employee errors

    - Misconduct and fraud (including unauthorized transactions by traders)

    - Failures in connection with the processing of securities transactions

    In addition, our investment banking revenues may decline in periods of reduced demand for public offerings or reduced activity in the secondary markets and when there are reduced spreads on the trading of securities.

THE INVESTMENT BANKING, BROKERAGE AND INVESTMENT ADVISORY INDUSTRIES ARE HIGHLY COMPETITIVE.

    The investment banking, brokerage and investment advisory industries are all extremely competitive. We encounter intense competition in all aspects of the securities and investment advisory businesses and compete directly with other securities and investment advisory firms, many of which have significantly more financial, technical, personnel and other resources than we possess. Competition also exists for experienced personnel including technical personnel and account executives. In addition to competition from firms currently in the securities and investment advisory businesses, recently we have encountered increasing competition from other sources, such as commercial banks and insurance companies offering financial services. We also expect competition to increase as a result of the recently-enacted Financial Services Modernization Act of 1999, which removes barriers to affiliation between banks, insurance companies and securities firms. See "Business-Competition" for more information about the nature and extent of the competition we face.

WE MAY EXPERIENCE POTENTIAL ADVERSE EFFECTS OF CHANGES IN THE ECONOMY AND MARKET CONDITIONS.

    The financial markets and businesses operating in the securities industry are highly volatile and are directly affected by, among other factors, domestic and foreign economic conditions and general trends in business and finance, all of which are beyond our control. There can be no assurance that broad market performance will be favorable in the future. Any decline in the financial markets or a lack of sustained growth may result in a corresponding decline in the performance of our investment products and separate accounts, which may adversely affect assets under management and/or fees. Our revenues from investment management are directly related to fluctuations in the dollar amount of assets under management.

TRADING FOR OUR OWN ACCOUNT INVOLVES CERTAIN RISKS.

    Our security brokerage subsidiary's trading activities involve the purchase, sale or short sale of securities as a principal, and, accordingly, involve risks of a change in market price of such securities and of a decrease in the liquidity of markets, which can limit our ability to sell securities purchased or to purchase securities sold in such transactions. In 1998, The Chapman Co. experienced a loss on trading of $638,000. Most of this loss on trading is attributable to an unrealized loss of value on The Chapman Co.'s market-making inventory of approximately $405,000 and a realized loss on this inventory of $74,000.

OUR INVESTMENT ADVISORY SUBSIDIARY IS DEPENDENT ON KEY INVESTMENT MANAGEMENT CLIENTS.

    All of Chapman Capital Management's agreements with its advisory clients are terminable by the client upon short notice (typically 30-60 days prior written notice). As of October 31, 1999, five clients, including two invested in DEM-MET Trust and The Chapman U.S. Treasury Money Fund, represented approximately 69.0% of our total assets under management. As of October 31, 1999, DEM-MET Trust, with $290.3 million in assets under management, represented approximately 41.6% of our total assets under management. If the DEM-MET Trust or any of our key investment management clients terminate their advisory arrangements with us, our advisory fee revenue would be materially and adversely affected.

OUR BROKERAGE BUSINESS IS SUBJECT TO RISKS ASSOCIATED WITH MARKET-MAKING ACTIVITIES.

    The Chapman Co. makes a market in securities of selected DEM companies. Market-making activities typically require The Chapman Co. to maintain an inventory of the securities in which it makes a market. The Chapman Co.'s inventory is subject to the same risks as those faced by investors in such securities. To the extent The Chapman Co. makes a market in small capitalization companies, it is subject to greater risks than those associated with investments in securities of larger, more established companies. The market for securities of small capitalization companies is less liquid and subjects The Chapman Co. to the risk that its sales of securities could drive down the market price and cause The Chapman Co. to suffer losses. As of September 30, 1999, The Chapman Co.'s inventory of market-making securities was $1,813,273, of which $681,373 is attributable to Chapman Holding's stock and $1,131,900 is attributable to Chapman Capital Management Holdings' stock.

WE ARE SUBJECT TO EXTENSIVE REGULATION.

    Our investment banking, brokerage and investment advisory businesses, and the securities industry generally, are subject to extensive regulation at both the federal and state levels. In addition, self-regulatory organizations, such as the National Association of Securities Dealers, Inc. ("NASD"), require strict compliance with their rules and regulations. Among other things, these regulatory authorities impose restrictions on sales methods, trading practices, use and safekeeping of customer funds and securities, record keeping and the conduct of principals and employees.

    The purpose of the extensive regulation of broker-dealers and investment advisers is to protect customers and the integrity of the securities markets. However, this regulation imposes significant compliance requirements on us. Failure to comply with any of these laws, rules or regulations of any state or federal regulatory authority or self regulatory organization could result in a fine, injunction, suspension or expulsion from the industry, which could have a material adverse effect on our business. Although we have implemented procedures designed to achieve compliance with such laws, rules and regulations, we cannot assume that such compliance procedures will prevent violations. Furthermore, amendments to existing statutes and regulations or the adoption of new statutes and regulations could require us to alter our methods of operation at costs which could be substantial.

    Securities trading and investment advisory services are activities that have drawn particularly intensive scrutiny from regulatory agencies when conducted over the Internet. The recent substantial increase in securities trading over the Internet has created a renewed attention to and concern over the integrity of brokerage firms. As a result, there may be a substantial growth in the volume of regulations and enforcement actions with respect to online brokerage and financial services companies. That growth is expected to be somewhat chaotic and inconsistent since it is expected that a number of government agencies, including foreign government agencies, will attempt to assert jurisdiction over online trading and financial services concerns.

THE FAILURE OF OUR BROKERAGE CUSTOMERS TO MEET THEIR MARGIN REQUIREMENTS MAY CAUSE US TO INCUR SIGNIFICANT LIABILITIES.

    We clear all transactions for our brokerage customers on a fully-disclosed basis with our clearing agent, which carries and clears all customer securities accounts. In the future, the clearing agent may lend funds to our brokerage customers through the use of margin credit. These loans will be made to customers on a secured basis, with the clearing agent maintaining collateral in the form of salable securities, cash or cash equivalents. Pursuant to the terms of our agreement with the clearing agent, in the event that customers fail to pay for their purchases, to supply the securities that they have sold, or to repay funds they have borrowed, we would be obligated to indemnify the clearing agent for any resulting losses.

OUR SECURITIES BROKERAGE SUBSIDIARY MUST COMPLY WITH NET CAPITAL REQUIREMENTS.

    The SEC and the NASD impose stringent net capital requirements on securities firms. A significant operating loss or any charge against the net capital of our securities brokerage subsidiary could adversely affect our ability to operate, expand or, depending upon the magnitude of the loss or charge, maintain its present level of brokerage business. These rules could also restrict our ability to withdraw capital from our securities brokerage subsidiary even in circumstances where our securities brokerage subsidiary has more than the minimum amount of required capital, which could limit our ability to implement our strategies. See "Business--Government Regulation."

                                USE OF PROCEEDS

    Assuming the sale of 3,333,333 shares of common stock at an initial public offering price of $15 per share and after deducting underwriting discounts, commissions and estimated offering expenses of this offering, we will receive net proceeds of approximately $45.5 million.

    We intend to use the net proceeds from this offering to:

    - Complete the design and development of the EChapman.com Web site

    - Promote the EChapman.com brand and continue to promote the DEM and DEM Multi-Manager strategies

    - Provide capital to The Chapman Co. in connection with trading for its own account and for use in underwriting activities

    - Further explore the establishment of an Internet-based DEM-oriented bank

    - Pay cash to dissenters, if any, in the mergers of Chapman Holdings and Chapman Capital Management Holdings

    - Fund working capital and for general corporate purposes, including financing possible future acquisitions, capital expenditures and working capital

    In connection with our ability to provide capital to our investment banking subsidiary, it may be difficult, if not impossible, for the subsidiary to repay this capital because of the restrictions imposed by the net capital requirements discussed above under "Risk Factors" and under "Business--Government Regulation."

    Other than the pending mergers of Chapman Holdings, Chapman Capital Management Holdings and Chapman Insurance Holdings, we do not have any current plans regarding mergers and acquisitions.

    Our use of net proceeds of this offering is based upon current plans and certain assumptions regarding industry and general economic conditions and our future revenue and expenditures. If any of these factors change, we may find it necessary or advisable to use portions thereof for other purposes. As a result of such change, we may be required to seek additional financing. We can give no assurance that additional financing will be available to us on acceptable terms, or at all. Any failure to obtain additional financing, if required, could have an adverse effect on us, including possibly requiring us to curtail our operations.

    Proceeds not immediately required for the purposes described above will be invested principally in United States government securities, short-term certificates of deposit, money market funds or other short-term interest-bearing investments.

                                    DILUTION

    The difference between the initial offering price per share of common stock and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to purchasers of our common stock in this offering. Pro forma net tangible book value per share is determined by dividing our pro forma net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of our common stock.

    As of September 30, 1999, the pro forma net tangible book value per share, after giving effect to the mergers of Chapman Holdings, Chapman Capital Management Holdings and Chapman Insurance Holdings was $9,737,000 or $0.74 per share of common stock. Our pro forma as adjusted net tangible book value after the adjustments listed and this offering of 3,333,333 shares of common stock at an assumed offering price of $15 per share would have been $55,237,000 or $3.34 per share of common stock. At an assumed offering price of $15.00 per share, this represents an immediate dilution of $11.66 per share to the purchasers of our common stock in this offering. As of September 30, 1999, there were also outstanding options to purchase an additional 138,464 shares of common stock. To the extent these options are exercised, there will be further dilution to new investors in the pro forma net tangible book value of their shares.

    The following table illustrates the per share dilution effect as of September 30, 1999:

                                                                      PER SHARE
                                                                      ---------
Assumed initial public offering price.......................           $15.00
                                                                       ------
  Pro forma net tangible book value before this offering and after the mergers.......................................  $0.74
  Increase in pro forma net tangible book value per share
    attributable to this offering...........................   2.60
                                                              -----
  Pro forma as adjusted net tangible book value after this
    offering and the mergers................................             3.34
                                                                       ------
Pro forma as adjusted dilution of net tangible book value to
  new investors in this offering............................           $11.66
                                                                       ======

    The following table summarizes on a pro forma basis as of September 30, 1999, the number and percentage of shares of common stock, the amount and percentage of consideration paid and the average price per share paid by existing stockholders and by the purchasers of our common stock in this offering, at an assumed offering price of $15 per share:

                                                SHARES PURCHASED       TOTAL CONSIDERATION      AVERAGE
                                              ---------------------   ----------------------   PRICE PER
                                              NUMBER(2)    PERCENT      AMOUNT      PERCENT      SHARE
                                              ----------   --------   -----------   --------   ---------
Existing Stockholders(1)....................  13,194,845     79.8%    $13,148,000     20.8%      $1.00
New Investors...............................   3,333,333     20.2      50,000,000     79.2       15.00
                                              ----------    -----     -----------    -----
Total.......................................  16,528,178    100.0%    $63,148,000    100.0%      $3.82
                                              ==========    =====     ===========    =====

------------------------

(1) The existing stockholders consist of the stockholders of Chapman Holdings and Chapman Capital Management Holdings who will receive shares of common stock in the mergers.

(2) These shares excludes the underwriters' over-allotment option and 138,464 shares issuable upon the exercise of options outstanding as of September 30, 1999.

                                 CAPITALIZATION

    The following table sets forth the capitalization of EChapman.com as of September 30, 1999:

    - On a pro forma basis to reflect the consummation of the mergers with Chapman Holdings, Chapman Capital Management Holdings and Chapman Insurance Holdings

    - On a pro forma, as adjusted basis, to reflect the consummation of the mergers and the receipt by EChapman.com of the estimated net proceeds from the sale of 3,333,333 shares of common stock at an assumed offering price of $15 per share.

                                                                                     PRO FORMA
                                                           ACTUAL      PRO FORMA    AS ADJUSTED
                                                          ---------   -----------   -----------
Cash and cash equivalents...............................  $      --   $ 4,753,000   $50,253,000
                                                          =========   ===========   ===========
Debt....................................................  $      --   $ 2,200,000   $ 2,200,000
                                                          ---------   -----------   -----------
Common stock--$0.001 par value; 50,000,000 shares
  authorized, 1, 13,194,845 and 16,528,178 shares issued
  and outstanding, respectively(1)......................         --        13,000        16,000
Additional paid-in capital..............................         --    15,420,000    60,917,000
Accumulated deficit.....................................   (220,000)     (699,000)     (699,000)
                                                          ---------   -----------   -----------
Total stockholders' (deficit) equity....................   (220,000)   14,734,000    60,234,000
                                                          ---------   -----------   -----------
Total capitalization....................................  $(220,000)  $16,934,000   $62,434,000
                                                          =========   ===========   ===========

------------------------

(1) Shares outstanding exclude shares issuable upon exercise of options that were outstanding as of September 30, 1999 and the underwriters' over-allotment option.

                                DIVIDEND POLICY

    We have never declared or paid cash or other dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends, if any, in the future is within the discretion of our Board of Directors. Any such payments depend upon our earnings, if any, our financial condition, and other relevant factors. We intend to retain any earnings in the foreseeable future to fund our growth strategies. Our ability to pay dividends in the future also may be restricted by regulatory limitations. The ability of our brokerage subsidiary, The Chapman Co., to pay dividends may be limited due to its obligation imposed by the SEC and the NASD to satisfy net capital requirements.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

    The unaudited pro forma balance sheet and statements of operations are based on available information and certain assumptions and adjustments described in the accompanying notes, which we believe are reasonable. The unaudited pro forma statements of operations are provided for informational purposes only and do not purport to present the results of operations of EChapman.com had the transactions assumed therein occurred on or as of the dates indicated, nor are they necessarily indicative of the results of operations which may be achieved in the future. The unaudited pro forma balance sheet and statements of operations should be read in conjunction with the historical financial statements of Chapman Holdings and Chapman Capital Management Holdings including the notes thereto. Financial statements for Chapman Holdings and Chapman Capital Management Holdings are included elsewhere in this prospectus.

    The unaudited pro forma financial data gives effect to the Chapman Holdings, Chapman Capital Management Holdings and Chapman Insurance Holdings mergers as if they occurred at January 1, 1998 for operating results and as of September 30, 1999 for balance sheet data. The unaudited pro forma as adjusted financial data gives effect to the mergers and the sale of 3,333,333 shares of common stock at an assumed offering price of $15 per share less underwriting discounts, and commissions and offering costs.

                                                                  AS OF SEPTEMBER 30, 1999
                                                                         (UNAUDITED)
                                 -------------------------------------------------------------------------------------------
                                    ECHAPMAN           CHI             CCMHI           CIH        PRO FORMA
                                 HISTORICAL (A)   HISTORICAL (B)   HISTORICAL (B)   HISTORICAL   ADJUSTMENTS      PRO FORMA
                                 --------------   --------------   --------------   ----------   -----------     -----------
PRO FORMA BALANCE SHEET:
Assets
  Cash, cash equivalents and
    marketable securities......    $       --       $2,014,000       $3,370,000     $      --    $ (125,000)(c)  $ 5,259,000
  Cash deposits with clearing
    organization...............            --        2,477,000               --            --            --        2,477,000
  Securities owned.............            --        1,813,000               --            --            --        1,813,000
  Management fees receivable...            --               --          510,000            --            --          510,000
  Receivables from brokers and
    dealers....................            --          576,000               --            --            --          576,000
  Other receivables............            --          537,000          227,000            --      (418,000)(d)      346,000
  Advances to
    officer/employee...........            --          723,000          367,000            --            --        1,090,000
  Prepaids and other assets....        18,000        1,010,000          436,000            --            --        1,464,000
  Intangibles..................            --          113,000          294,000            --     4,590,000 (e)    4,997,000
                                   ----------       ----------       ----------     ---------    -----------     -----------
  Total assets.................    $   18,000       $9,263,000       $5,204,000     $      --    $4,047,000      $18,532,000
                                   ==========       ==========       ==========     =========    ===========     ===========
Liabilities
  Accounts payable and accrued
    expenses...................    $  238,000       $  914,000       $  511,000     $ 308,000    $ (418,000)(d)  $ 1,553,000
  Margin loan payable..........            --        2,050,000               --            --            --        2,050,000
  Other liabilities............            --           45,000          150,000            --            --          195,000
                                   ----------       ----------       ----------     ---------    -----------     -----------
  Total liabilities............       238,000        3,009,000          661,000       308,000      (418,000)       3,798,000
Stockholders' Equity
  Common stock.................            --            3,000            3,000         2,000         5,000 (f)       13,000
  Additional paid-in capital...            --        7,903,000        5,239,000            --     2,278,000 (f)   15,420,000
  Accumulated deficit..........      (220,000)      (1,652,000)        (699,000)     (310,000)    2,182,000 (g)     (699,000)
                                   ----------       ----------       ----------     ---------    -----------     -----------
  Total stockholders' (deficit)
    equity.....................      (220,000)       6,254,000        4,543,000      (308,000)    4,465,000       14,734,000
                                   ----------       ----------       ----------     ---------    -----------     -----------
  Total liabilities and
    stockholders' equity.......    $   18,000       $9,263,000       $5,204,000     $      --    $4,047,000      $18,532,000
                                   ==========       ==========       ==========     =========    ===========     ===========

                                 AS OF SEPTEMBER 30, 1999
                                        (UNAUDITED)
                                 -------------------------
                                  OFFERING      PRO FORMA
                                 ADJUSTMENTS   AS ADJUSTED
                                 -----------   -----------
PRO FORMA BALANCE SHEET:
Assets
  Cash, cash equivalents and
    marketable securities......  $45,500,000(h) $50,759,000
  Cash deposits with clearing
    organization...............          --      2,477,000
  Securities owned.............          --      1,813,000
  Management fees receivable...          --        510,000
  Receivables from brokers and
    dealers....................          --        576,000
  Other receivables............          --        346,000
  Advances to
    officer/employee...........          --      1,090,000
  Prepaids and other assets....          --      1,464,000
  Intangibles..................          --      4,997,000
                                 -----------   -----------
  Total assets.................  $45,500,000   $64,032,000
                                 ===========   ===========
Liabilities
  Accounts payable and accrued
    expenses...................  $       --    $ 1,553,000
  Margin loan payable..........          --      2,050,000
  Other liabilities............          --        195,000
                                 -----------   -----------
  Total liabilities............          --      3,798,000
Stockholders' Equity
  Common stock.................       3,000(h)      16,000
  Additional paid-in capital...  45,497,000(h)  60,917,000
  Accumulated deficit..........          --       (699,000)
                                 -----------   -----------
  Total stockholders' (deficit)
    equity.....................  45,500,000     60,234,000
                                 -----------   -----------
  Total liabilities and
    stockholders' equity.......  $45,500,000   $64,032,000
                                 ===========   ===========

----------------------------------

(a) See the unaudited Financial Statements included elsewhere in this prospectus.

(b) See the Consolidated Financial Statements included elsewhere in this prospectus.

(c) To reflect the $125,000 that will be paid to the shareholders of CIH.

(d) To eliminate intercompany receivable and payable.

(e) To reflect the step up of the assets from the acquisitions of CHI, CIH and EChapman.com. As CCMHI has the same majority owner as CHI, the market value in excess of CHI's net book value for the percentage of CHI shares held by owners of CHI other than the majority owner was stepped up. The portion of CHI's net book value representing the shares of the same majority owner is recorded at historical net book value.

CHI market value as of September 30, 1999...................            $16,614,000
Less CHI's book value as of September 30, 1999..............              6,254,000
                                                                        -----------
Excess market value.........................................             10,360,000
Percentage of stock held by non-controlling owners..........                    38%
                                                                        -----------
Step up adjustment for CHI..................................              3,937,000
Goodwill from EChapman.com merger...........................                220,000
Goodwill from CIH acquisition:
  Negative book value.......................................  $308,000
  Purchase price............................................   125,000
                                                              --------
                                                                            433,000
                                                                        -----------
Total goodwill..............................................             $4,590,000
                                                                        ===========

(f) To reflect the exchange of CHI and CCMHI common shares for EChapman.com common shares, the step up adjustment related to the purchase of CHI, CIH and EChapman.com, the elimination of the accumulated deficit of EChapman, CHI and CIH, and the elimination of CIH shares.

(g) To eliminate the accumulated deficit of EChapman, CHI and CIH.

(h) To reflect net proceeds from issuance of 3,333,333 shares of common stock at an assumed offering price of $15 per share less underwriting discounts and commissions and offering costs.

                                                      FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                                                                       (UNAUDITED)
                               -------------------------------------------------------------------------------------------
                                  ECHAPMAN           CHI             CCMHI           CIH        PRO FORMA    PRO FORMA AS
                               HISTORICAL (A)   HISTORICAL (B)   HISTORICAL (B)   HISTORICAL   ADJUSTMENTS     ADJUSTED
                               --------------   --------------   --------------   ----------   -----------   -------------
PRO FORMA STATEMENT OF
OPERATIONS:
REVENUE
  Commissions................    $       --       $3,243,000       $       --     $  35,000     $      --    $  3,278,000
  Underwriting and management
    fees.....................            --          554,000               --            --            --         554,000
  Investment management
    fees.....................            --               --        3,046,000            --            --       3,046,000
  Interest, dividends and
    other income.............            --          163,000          152,000            --       (34,000)(c)      281,000
  Gains on trading...........            --          246,000               --            --            --         246,000
                                 ----------       ----------       ----------     ---------     ---------    ------------
      Total revenue..........            --        4,206,000        3,198,000        35,000       (34,000)      7,405,000
                                 ----------       ----------       ----------     ---------     ---------    ------------

EXPENSE
  Compensation and
    benefits.................        89,000        2,324,000          836,000        12,000            --       3,261,000
  Floor brokerage and
    clearing fees............            --          528,000               --            --            --         528,000
  Management fees............            --               --        1,109,000            --            --       1,109,000
  Other expenses.............       131,000        2,495,000        1,915,000       305,000      (157,000)(d)    4,689,000
                                 ----------       ----------       ----------     ---------     ---------    ------------
      Total expense..........       220,000        5,347,000        3,860,000       317,000      (157,000)      9,587,000
                                 ----------       ----------       ----------     ---------     ---------    ------------
  (Loss) Income from
    continuing operations
    before income tax
    benefit..................      (220,000)      (1,141,000)        (662,000)     (282,000)      123,000      (2,182,000)
  INCOME TAX BENEFIT.........            --          331,000          164,000            --        66,000 (e)      561,000
                                 ----------       ----------       ----------     ---------     ---------    ------------
  Net loss...................    $ (220,000)      $ (810,000)      $ (498,000)    $(282,000)    $ 189,000    $ (1,621,000)
                                 ==========       ==========       ==========     =========     =========    ============

------------------------------

(a) See the unaudited Financial Statements included elsewhere in this prospectus.

(b) See the Consolidated Financial Statements included elsewhere in this prospectus.

(c) To eliminate interest on intercompany loan.

(d) To reflect amortization of the goodwill, resulting from the mergers because of the step up in basis (see page 27 and accompanying footnotes), of $172,000 for the period ($4,590,000 over 20 years), to eliminate costs incurred by CIH of $295,000, related to a potential financing that did not occur as these costs would not have been incurred by the Company and to eliminate the intercompany interest expense of $34,000.

(e) To reflect the increase in the income tax benefit to adjust to the effective tax rate.

                                                          FOR THE YEAR ENDED DECEMBER 31, 1998
                               -------------------------------------------------------------------------------------------
                                  ECHAPMAN           CHI             CCMHI           CIH        PRO FORMA    PRO FORMA AS
                               HISTORICAL (A)   HISTORICAL (B)   HISTORICAL (B)   HISTORICAL   ADJUSTMENTS     ADJUSTED
                               --------------   --------------   --------------   ----------   -----------   -------------
                                                                                                              (UNAUDITED)
PRO FORMA STATEMENT OF
OPERATIONS:
REVENUE
  Commissions................    $       --       $ 2,538,000      $       --     $  21,000     $(124,000)(c)  $ 2,435,000
  Underwriting and management
    fees.....................            --           700,000              --            --            --         700,000
  Investment management
    fees.....................            --                --       3,136,000            --            --       3,136,000
  Interest, dividends and
    other income.............            --           335,000          82,000            --       (26,000)(d)      391,000
  Loss on trading............            --          (638,000)             --            --            --        (638,000)
                                 ----------       -----------      ----------     ---------     ---------     -----------
    Total revenue............            --         2,935,000       3,218,000        21,000      (150,000)      6,024,000
                                 ----------       -----------      ----------     ---------     ---------     -----------
EXPENSE
  Compensation and
    benefits.................            --         2,185,000         857,000         8,000            --       3,050,000
  Floor brokerage and
    clearing fees............            --           431,000              --            --            --         431,000
  Management fees............            --                --       1,178,000            --            --       1,178,000
  Interest expense...........            --                --          26,000            --       (26,000)(d)           --
  Other expenses.............            --         1,935,000       1,308,000        12,000       230,000 (e)    3,485,000
                                 ----------       -----------      ----------     ---------     ---------     -----------
      Total expense..........            --         4,551,000       3,369,000        20,000       204,000       8,144,000
                                 ----------       -----------      ----------     ---------     ---------     -----------
  (Loss) Income from
    continuing operations
    before income tax
    benefit..................            --        (1,616,000)       (151,000)        1,000      (354,000)     (2,120,000)

  INCOME TAX BENEFIT.........            --           485,000          45,000            --            --         530,000
                                 ----------       -----------      ----------     ---------     ---------     -----------
    Net (loss) income........    $       --       $(1,131,000)     $ (106,000)    $   1,000     $(354,000)    $(1,590,000)
                                 ==========       ===========      ==========     =========     =========     ===========

------------------------------

(a) This entity has not been created as of December 31, 1998.

(b) See the Consolidated Financial Statements included elsewhere in this prospectus.

(c) To eliminate commission revenue earned by CHI from CCMHI's IPO.

(d) To eliminate interest on intercompany loan.

(e) To reflect the amortization of the goodwill resulting from the mergers because of the step up in basis (see page 27 and accompanying footnotes) ($4,590,000 over 20 years).

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    THE FOLLOWING DISCUSSION OF THE COMBINED FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF EChapman.com should be read in conjunction with the consolidated financial statements and related notes as well as other financial information included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. EChapman.com's actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those factors set forth under "Risk Factors" and appearing elsewhere in this prospectus.

                         COMBINED RESULTS OF OPERATIONS

    The following table and discussion of the combined results of operations gives effect to the combination of Chapman Holdings and Chapman Capital Management Holdings for the periods presented. This information does not include the results of operations of Chapman Insurance Holdings because it has not had significant operations to date. This information also does not include the results of operations for EChapman.com because (i) EChapman.com was not incorporated until May 14, 1999 and had no operations during 1998; and (ii) its operations since May 1999 have consisted of approximately $220,000 in expenses, which were for salaries and other costs related to starting the company and developing its operating plan and Web site. The combined results of operations and the discussion thereof were derived from Chapman Holdings' and Chapman Capital Management Holdings' historical financial statements, which are included elsewhere in this prospectus. We are presenting the combined historical results of operations of Chapman Holdings and Chapman Capital Management Holdings because we believe it is a better presentation than discussing each company separately. We are providing this combined presentation for informational purposes only. The combined presentation does not purport to present the results of operations of EChapman.com had the mergers occurred on or as of the dates indicated.

    The combined presentation excludes the pro forma adjustments relating to the creation of approximately $4.6 million in goodwill, which will be amortized over its estimated life of 20 years, and the elimination of intercompany transactions. This goodwill amortization will result in a charge against earnings of $230,000 per year on a pre-tax basis.

    The following table reflects items in the combined Statements of Operations for Chapman Holdings and Chapman Capital Management Holdings as dollar amounts and as a percentage of total revenue.

                                          YEAR ENDED DECEMBER 31,
                             --------------------------------------------------
                                      1997                       1998
                             -----------------------   ------------------------
                                          PERCENTAGE                 PERCENTAGE
                                           OF TOTAL                   OF TOTAL
                              AMOUNTS      REVENUE       AMOUNTS      REVENUE
                             ----------   ----------   -----------   ----------
                                                (UNAUDITED)
REVENUE:
  Commissions..............  $2,612,000      49.5%     $ 2,414,000      40.0%
  Underwriting and
    management fees........     325,000       6.1          700,000      11.6
  Investment management
    fees...................   2,284,000      43.3        3,136,000      52.0
  Interest and dividends...      58,000       1.1          417,000       7.0
  Gain (loss) on trading...          --        --         (638,000)    (10.6)
                             ----------     -----      -----------     -----
    Total revenue..........   5,279,000     100.0%       6,029,000     100.0%
                             ----------     =====      -----------     =====

EXPENSE:
  Compensation and
    benefits...............   1,716,000      32.5%       3,042,000      50.5%
  Floor brokerage and
    clearing fees..........     286,000       5.4          431,000       7.1
  Management fees..........     869,000      16.5        1,178,000      19.6
  Other expense............   1,815,000      34.4        3,243,000      53.8
                             ----------     -----      -----------     -----
    Total expense..........   4,686,000      88.8        7,894,000     131.0
                             ----------     -----      -----------     -----
  Income (loss) from
    continuing operations
    before income tax
    (benefit)..............     593,000      11.2       (1,865,000)    (31.0)

INCOME TAX PROVISION
  (BENEFIT)................     249,000       4.7         (559,000)     (9.3)
                             ----------     -----      -----------     -----
  Income (loss) from
    continuing
    operations.............     344,000       6.5       (1,306,000)    (21.7)

INCOME FROM DISCONTINUED
  OPERATIONS...............      51,000       1.0               --        --
                             ----------     -----      -----------     -----
  Net income (loss)........  $  395,000       7.5%     $(1,306,000)    (21.7)%
                             ==========     =====      ===========     =====

                                       NINE MONTHS ENDED SEPTEMBER 30,
                             ---------------------------------------------------
                                       1998                       1999
                             ------------------------   ------------------------
                                           PERCENTAGE                 PERCENTAGE
                                            OF TOTAL                   OF TOTAL
                               AMOUNTS      REVENUE       AMOUNTS      REVENUE
                             -----------   ----------   -----------   ----------
                                                 (UNAUDITED)
REVENUE:
  Commissions..............  $ 1,909,000       40.3%    $ 3,243,000       43.8%
  Underwriting and
    management fees........      376,000        7.9         554,000        7.5
  Investment management
    fees...................    2,344,000       49.5       3,046,000       41.1
  Interest and dividends...      286,000        6.0         315,000        4.3
  Gain (loss) on trading...     (174,000)      (3.7)        246,000        3.3
                             -----------     ------     -----------     ------
    Total revenue..........    4,741,000      100.0%      7,404,000      100.0%
                             -----------     ======     -----------     ======
EXPENSE:
  Compensation and
    benefits...............    1,816,000       38.3%      3,160,000       42.7%
  Floor brokerage and
    clearing fees..........      302,000        6.4         528,000        7.1
  Management fees..........      912,000       19.2       1,109,000       15.0
  Other expense............    2,000,000       42.2       4,404,000       59.5
                             -----------     ------     -----------     ------
    Total expense..........    5,030,000      106.1       9,201,000      124.3
                             -----------     ------     -----------     ------
  Income (loss) from
    continuing operations
    before income tax
    (benefit)..............     (289,000)      (6.1)     (1,797,000)     (24.3)
INCOME TAX PROVISION
  (BENEFIT)................      (61,000)      (1.3)       (493,000)      (6.7)
                             -----------     ------     -----------     ------
  Income (loss) from
    continuing
    operations.............     (228,000)      (4.8)     (1,304,000)     (17.6)
INCOME FROM DISCONTINUED
  OPERATIONS...............           --         --              --         --
                             -----------     ------     -----------     ------
  Net income (loss)........  $  (228,000)      (4.8)%   $(1,304,000)     (17.6)%
                             ===========     ======     ===========     ======

------------------------

NINE MONTHS ENDED SEPTEMBER 30, 1999 COMPARED TO NINE MONTHS ENDED
  SEPTEMBER 30, 1998

    Total revenue increased by $2,663,000, or 56.2%, to $7,404,000 for the nine months ended September 30, 1999 from $4,741,000 for the comparable prior period. This increase reflects an increase in commission revenue and municipal designations combined with gains on trading. Additionally, there were increased assets under management and investment income on the investment of funds.

    Commissions revenue increased by $1,334,000, or 69.9%, to $3,243,000 for the nine months ended September 30, 1999 from $1,909,000 in the comparable prior period. This increase is primarily due to growth in revenues from municipal designations which increased $613,000, or 190%, to $936,000 for the nine months ended September 30, 1999 from $323,000 for the prior comparable period. We participated in 36 municipal designations during the nine months ended
September 30, 1999 compared to 28 in the prior comparable period. Commission revenue from the sale of equities increased $318,000, or 21.4%, to $1,807,000 for the nine months ended September 30, 1999 from $1,489,000 for the prior comparable period.

    Commission revenue on fixed income securities increased $375,000, or 390.6%, to $471,000 for the nine months ended September 30, 1999 from $96,000 for the prior comparable period. This increase is attributable to favorable interest rates during the first nine months of 1999.

    Underwriting and management fees revenue increased by $178,000, or 47.3%, to $554,000 for the nine months ended September 30, 1999 from $376,000 for the prior comparable period. This increase was due both to an increase in underwriting syndications of $58,000, or 33.3%, to $232,000 from $174,000 and an increase in management and advisory fees of $126,000, or 62.7%, to $327,000 from $201,000 for the nine months ended September 30, 1999.

    Investment management fees revenue increased by $702,000, or 29.9%, to $3,046,000 for the nine months ended September 30, 1999 from $2,344,000 for the prior comparable period. This increase is primarily due to increases in assets under management. Advisory fees are net of amounts waived pursuant to The Chapman US Treasury Money fund fee waiver. Pursuant to such waiver, we agreed to limit our advisory and administrative fee to ensure that the annual expense ratio of The Chapman US Treasury Money fund is below 0.65% of average daily net assets, provided however, that we are not required to reimburse amounts in excess of our advisory and administrative fee.

    Interest and dividend revenue increased by $29,000, or 10.1%, to $315,000 for the nine months ended September 30, 1999 from $286,000 for the prior comparable period. This increase in interest and dividend revenue is due to investing higher cash balances associated with net proceeds from the public offering of common stock.

    An unrealized gain on trading of $246,000 was reported for the nine months ended September 30, 1999. The unrealized gain on trading is attributable to an increase in the market value of our market-making securities inventory.

    Total expenses increased by $4,171,000, or 82.9%, to $9,201,000 for the nine months ended September 30, 1999 from $5,030,000 for the prior comparable period. The largest components of the increase in total expenses are associated with the opening of new regional offices in selected markets, business development costs associated with our marketing strategy and increased staffing pursuant to our business expansion strategy.

    Compensation and benefits increased $1,344,000, 74.0%, to $3,160,000 for the nine months ended September 30, 1999 from $1,816,000 from the prior comparable period. As a percentage of revenues, these expenses increased to 42.7% for the nine months ended September 30, 1999 from 38.3% for the prior comparable period. The increase is due to 34 additional employees hired and annual compensation increases to certain existing employees. Additionally, compensation expense includes sales commissions paid to brokers and varies in relation to changes in commission revenue. Therefore, the increase is also attributable to the increase in commissions paid to brokers due to increased retail and municipal sales volume.

    Floor brokerage and clearing fees increased by $226,000, or 74.8%, to $528,000 for the nine months ended September 30, 1999 from $302,000 for the prior comparable period. The increase is primarily due to an increase in the number of brokers and related transaction volume offset by a slight decline in the average dollar amount per transaction as a result of changing clearing firms in June 1999.

    Management fees, which consist primarily of our investment advisory subsidiary's payments to sub-advisors in connection with its multi-manager investment product, the DEM-MET Trust, increased by $197,000, or 21.6%, to $1,109,000 for the nine months ended September 30, 1999 from $912,000 for the prior comparable period. This increase in management fees expense largely reflects an increase in assets under management of the DEM-MET Trust, offset by a reduction in fees due to two fewer sub-advisors working for the DEM-MET Trust.

    Other operating expenses increased by $2,404,000, or 120.2%, to $4,404,000 for the nine months ended September 30, 1999 from $2,000,000 for the prior comparable period. The increase was primarily due to increased communication, travel, equipment and occupancy costs related to the opening of new offices, the implementation of our business expansion strategy and the increased cost of being a public company. This expansion strategy and being a public company have required us to increase our use of professional services, such as legal services, independent audit and review services, and marketing and consulting services.

    The income tax benefit increased $432,000 to a tax benefit of $493,000 for the nine month period ended September 30, 1999 from $61,000 for the prior comparable period. The income tax benefit is due to an increase in loss before benefit for income taxes for the nine month period ended September 30, 1999 as a result of the items discussed above.

    The net loss increased by $1,076,000 to $1,304,000 for the nine months ended September 30, 1999 from a net loss of $228,000 for the prior comparable period. This increase is a result of items discussed above.

YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

    Total revenue increased by $750,000, or 14.2%, to $6,029,000 for 1998 from $5,279,000 for 1997. The increase in revenue reflects an increase in underwriting fees, investment management fees and interest income. This increase was offset by a loss of $638,000 related to our inventory of trading stock and a decrease in commissions revenue.

    Commissions revenue decreased $198,000, or 7.6% to $2,414,000 for 1998 from $2,612,000 for 1997. The decrease was primarily due to an 88% decrease in commissions for government securities primarily related to the volume of such transactions. Increases in equities, institutional and fixed income commissions of 73.2%, 19.5% and 53%, respectively, partially offset this decrease.

    Underwriting and management fees, increased by $375,000, or 115.4%, to $700,000 for 1998 from $325,000 for 1997. The increase was primarily due to an increase in management fees from municipal transactions and underwriting fees of $334,000, or 120.1%, to $612,000 for 1998 from $278,000 for 1997.

    Investment management fees revenue increased by $852,000, or 37.3%, to $3,136,000 in 1998 from $2,284,000 in 1997, reflecting increased fees as a result of an increase in total assets under management. This was due largely to investment performance, the addition of the DEM Equity Fund, new separate accounts under the DEM strategy, and additional assets from a DEM-MET Trust client.

    Interest and dividend revenue increased by $359,000 to $417,000 for 1998 from $58,000 for 1997. The increase is mainly due to higher cash balances associated with the net proceeds from Chapman Holdings' public offering of common stock.

    The loss on trading accounts was $638,000 for 1998. Our loss on trading accounts is attributable to an unrealized loss of value on The Chapman Co.'s market-making securities inventory of approximately $405,000 and a realized loss of $74,000. A realized loss of $159,000 was recognized on sales related to trading stock of DEM, Inc., a closed end investment company for which Chapman Capital Management acted as investment advisor and The Chapman Co. acted as distributor until DEM, Inc.'s dissolution in 1998.

    Total expense for 1998 increased by $3,208,000, or 68.5%, to $7,894,000 for 1998 from $4,686,000 for 1997. Total expense increased to 131.0% of total revenue for 1998 as compared to 88.8% of total revenue for 1997. Expenses increased in all areas due to increased staffing, the opening of new offices and our efforts to expand our operations.

    Compensation and benefits increased by $1,326,000 or 77.3%, to $3,042,000 for 1998 from $1,716,000 for 1997. As a percentage of total revenue, these expenses increased to 50.5% in 1998 from 32.5% in 1997. This increase is largely due to the addition of new employees in connection with our ongoing business expansion efforts, along with annual pay raises and bonuses to certain existing employees. Compensation expense includes sales commissions paid to brokers and varies in relation to changes in commission revenue. Notwithstanding that commission revenue decreased in 1998, commissions paid to brokers increased primarily due to an increased municipal sales volume.

    Floor brokerage and clearing fees increased by $145,000, or 50.7%, to $431,000 for 1998 from $286,000 for 1997. This increase is attributable to an increase in the number of transactions and a decrease in the average dollar amount of such transactions.

    Management fee expense, which consists primarily of Chapman Capital Management's payments to sub-advisors in connection with its multi-manager investment product, the DEM-MET Trust, increased by $309,000, or 35.6%, to $1,178,000 in 1998 from $869,000 in 1997. The increase in such fees reflects an increase in assets under management in the DEM-MET Trust, including approximately $40 million of new assets added by an existing trust client.

    Other operating expenses increased by $1,428,000, or 78.7%, to $3,243,000 for 1998, from $1,815,000 for 1997. The increase was primarily attributable to increased communication, travel, equipment and occupancy costs associated with opening new offices and our ongoing business expansion efforts. Our growth and expansion has led to increased use of legal services, professional recruiters and marketing consultants, as well as increased advertising, supplies, postage and filing fees.

    Income taxes from continuing operations decreased by $808,000 to a tax benefit of $559,000 in 1998 from a tax provision of $249,000 for 1997. This decrease was due to the loss from continuing operations.

    We had no income from discontinued operations in 1998 versus $51,000 for 1997.

    We had a net loss of $1,306,000 for 1998 versus net income of $395,000 for 1997. This change was a result of items discussed above.

                    COMBINED LIQUIDITY AND CAPITAL RESOURCES

    Our assets are reasonably liquid with a substantial majority consisting of cash and cash equivalents, investment securities, and receivables from clients, all of which fluctuate depending upon the levels of customer business and trading activity. Receivables from clients turnover rapidly. Both our total assets as well as the individual components as a percentage of total assets may vary significantly from period to period because of changes relating to customer demand, economic and market conditions, and proprietary trading strategies. Our combined total assets as of September 30, 1999 were $14,467,000.

    The Chapman Co. is subject to the net capital rules of the NASD. As such, The Chapman Co. is subject to certain restrictions on the use of capital and its related liquidity. The net capital position of The Chapman Co. as of September 30, 1999 was $355,000, which was $105,000 in excess of its minimum NASD net capital requirement.

    Our combined cash and cash equivalents were $4,878,000 as of September 30, 1999.

    Cash flows used in operating activities decreased by $244,000 or 11.5% to $1,885,000 for the nine months ended September 30, 1999 from $2,129,000 for the nine months ended September 30, 1998. This decrease was due to a change in operating assets and liabilities.

    Cash flows used in investing activities increased by $4,000 or .7%, to $569,000 for the nine months ended September 30, 1999 from $565,000 for the nine months ended September 30, 1998.

    Cash flows from financing activities were $0 for the nine months ended September 30, 1999 compared to $12,029,000 for the nine months ended
September 30, 1998. This amount relates to the net proceeds from the Chapman Holdings' and Chapman Capital Management Holdings' initial public offerings in February and August 1998, respectively.

    On August 14, 1998, Chapman Capital Management Holdings consummated an initial public offering of its common stock pursuant to which Chapman Capital Management Holdings received net proceeds of approximately $5,240,000. Offering proceeds were invested in The Chapman U.S. Treasury Money Fund, which invests in short-term U.S. government securities and repurchase agreements collateralized by such securities. On July 29, 1999, Chapman Capital Management Holdings lent $3.2 million to Chapman Holdings, which was repaid on September 14, 1999.

    On July 29, 1999, The Chapman Co. advanced Nathan A. Chapman, Jr. $242,000 pursuant to an unsecured demand note bearing interest at the rate of 5.45% per annum. As of September 30, 1999, the Company had outstanding unsecured loans to Mr. Chapman in the amount of $1,006,089, including accrued interest.

    Our overall capital and funding needs are continually reviewed to ensure that our capital base can support the estimated needs of our business. These reviews take into account business needs as well as our regulatory capital requirements.

                             YEAR 2000 SYSTEM COSTS

    As the Year 2000 approaches, existing software programs and operating systems must be reviewed to determine if they can accommodate information that employs dates after December 31, 1999. As of September 30, 1999, we have incurred direct Year 2000 readiness costs of approximately $152,000 to cover assessment of systems, internal testing, point-to-point testing, training, and replacement and modification of existing systems. Our Year 2000 readiness costs consist of direct expenses incurred with respect to software, consulting, and employee time and readiness expenses for upgraded computers, software and communication systems.

    We estimate our Year 2000 costs during 1999 at approximately $227,000. We estimate that our total Year 2000 readiness costs will be approximately $339,000.

    Our management has prepared a written plan detailing our software and operating systems readiness issues for the Year 2000. The plan identifies mission-critical and non-mission critical operating systems. Working with our hardware and software vendors and other third parties to prepare for the Year 2000, we substantially completed necessary hardware and software renovations during the second quarter of 1999. We tested our systems during the third quarter of 1999 to determine the effect of our readiness efforts, and we are currently working with our hardware and software vendors and other third parties to complete our Year 2000 contingency plan.

    Our Year 2000 readiness plan involves four phases:

    PHASE I--ASSESSMENT. This phase involved the identification of all systems that are date dependent. This phase was substantially completed during the first quarter of 1998.

    PHASE II--RENOVATION. This phase involved the identification and replacement of mission critical systems which we were unable to update or certify as compliant. This phase commenced in the first quarter of 1998 and was substantially completed in the second quarter of 1999. Remaining activities relate to monitoring and following up with third parties as part of our contingency planning activities in Phase IV.

    PHASE III--TESTING. This phase involves testing all systems that are date dependent and upgrading all non-compliant systems. We completed this phase during the third quarter of 1999.

    PHASE IV--CONTINGENCY PLANNING. This phase involves an assessment of all mission critical systems for potential problems that would result from Year 2000 related failures of software and hardware and also the development of plans and strategies to continue operations should such failure occur. We have prepared the initial plan and will continue to refine and expand it as required through the first quarter of 2000.

    Within our Year 2000 readiness plan, we have identified systems as "mission-critical" and "non-critical". We have identified systems as "mission critical" if the loss of the system, software or facility would cause an immediate stoppage of activity or a significant impairment of a core business area. We determined systems to be non-Y2K ready based on information from manufacturers. We identified systems as "non-mission critical" if loss of the system, although inconvenient, would not cause an immediate stoppage of activity or significant impairment of the status of a core business area. The following table summarizes our estimate of the status of mission-critical elements of our Year 2000 readiness plan:

                                                                                                NUMBER OF
                                                                                                 MISSION-
                                                 NUMBER OF MISSION-   NUMBER OF MISSION-   CRITICAL SYSTEMS FOR
                            NUMBER OF MISSION-    CRITICAL SYSTEMS         CRITICAL            WHICH PHASE
                             CRITICAL SYSTEMS        COMPLETED        SYSTEMS IN PROCESS      NOT APPLICABLE
                            ------------------   ------------------   ------------------   --------------------
ASSESSMENT................          32                   32                   --                    --
RENOVATION................          32                   23                   --                     9
TESTING...................          32                   23                   --                     9
CONTINGENCY PLANNING......          32                   --                   32                    --

    We have relationships with third parties that may have computer systems that are not Year 2000 ready. We have identified the third parties upon which we rely for mission critical systems and have contacted or are contacting such third parties to confirm that their systems are Year 2000 ready. Responses from the majority of these vendors during the first and second quarters indicated that they expected to reach compliance by the third quarter of 1999. We continue to monitor the progress of our vendors and suppliers. Our contingency plan calls for the replacement, whenever feasible, of any vendors of mission critical systems that have not verified readiness by September 30, 1999. As of November 11, 1999, only four such vendors had not verified readiness. We have identified alternative vendors in the event these vendors are not Year 2000 ready.

    While we believe that we are taking prudent and necessary action to become Year 2000 ready, we can give no assurance that the Year 2000 issue will not result in information or communications systems interruptions. Any such interruptions could be expected to have a material adverse effect on our business, financial condition, results of operations and business prospects and may subject us to liability to our clients. We are currently building upon our existing contingency plan in the event that either we or third parties do not successfully complete our readiness efforts, or if vendors or third parties controlling mission control systems to us are unable to confirm that their systems will be Year 2000 ready. These efforts may result in additional costs in excess of current allocation and estimates.

                                  THE MERGERS

    On November 15, 1999, EChapman.com entered into merger agreements with each of Chapman Holdings, Inc., Chapman Capital Management Holdings, Inc. and Chapman Insurance Holdings, Inc. pursuant to which Chapman Holdings, Chapman Capital Management Holdings and Chapman Insurance Holdings will merge with and into three separate wholly-owned subsidiaries of EChapman.com, which were formed solely for the purpose of effecting these mergers. The merger subsidiaries will be the surviving entities in these mergers, and upon consummation of the mergers, each of Chapman Holdings, Chapman Capital Management Holdings, and Chapman Insurance Holdings will be wholly-owned subsidiaries of EChapman.com. In addition, we will have three indirect subsidiaries:

    - The Chapman Co., a full service securities brokerage and investment banking firm

    - Chapman Capital Management, Inc., an investment advisory firm

    - The Chapman Insurance Agency Incorporated, which sells annuity products on an agency basis

    In the mergers:

    - Stockholders of Chapman Holdings will receive 1.93295 shares of EChapman.com stock for each share of Chapman Holdings;

    - Stockholders of Chapman Capital Management Holdings will receive 2.23363 shares of EChapman.com stock for each share of Chapman Capital Management Holdings;

    - Stockholders of Chapman Insurance Holdings will receive $0.06284 in cash for each share of Chapman Insurance Holdings

    As a result, EChapman.com will issue an aggregate of 13,194,844 shares of common stock in the mergers of Chapman Holdings and Chapman Capital Management Holdings. EChapman.com will use approximately $125,000 of the net proceeds of this offering in the Chapman Insurance Holdings merger.

    Since 1998, both of Chapman Holdings' common stock and Chapman Capital Management Holdings' common have been traded in the over-the-counter market, and prices for their common stock are quoted on the Nasdaq SmallCap Market under the symbols CMAN and CMGT, respectively. Chapman Insurance Holdings' common stock is not publicly-traded. The following table sets forth the high and low selling prices of each of Chapman Holdings' and Chapman Capital Management Holdings' common stock as reported by the Nasdaq SmallCap Market. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                                 PRICE RANGE OF
                                  COMMON STOCK

                                                                                                              CHAPMAN CAPITAL
                                                                               CHAPMAN                          MANAGEMENT
                                                                              HOLDINGS                           HOLDINGS
                                                                               (CMAN)                             (CMGT)
                                                              -----------------------------------------   -----------------------
                                                                     HIGH                   LOW              HIGH         LOW
                                                              -------------------   -------------------   ----------   ----------
1998
  1(st) Quarter(1)..........................................          10 5/8                 9            N/A          N/A
  2(nd) Quarter.............................................          11                    10            N/A          N/A
  3(rd) Quarter(2)..........................................          10 1/4                 9 1/2          8            7
  4(th) Quarter.............................................           9 3/4                 4 1/2          8 3/8        7 1/16
1999
  1(st) Quarter.............................................           7                     5              8 1/4        7 1/4
  2(nd) Quarter.............................................           6 3/4                 5 11/16        8 3/8        7 1/4
  3(rd) Quarter.............................................           6 9/16                5 5/8          7 3/4        7
  4(th) Quarter(3)..........................................           5 13/16               5 3/8          6 7/8        5

------------------------

(1) With respect to Chapman Holdings, from February 27, 1998.

(2) With respect to Chapman Capital Management Holdings, from August 14, 1998.

(3) Through November 12, 1999.

    On November 12, 1999, there were approximately 28 record holders of Chapman Holdings' common stock and 23 record holders of Chapman Capital Management Holdings' common stock. As of November 12, 1999, Chapman Holdings had 2,953,622 outstanding shares of common stock, and Chapman Capital Management Holdings had 3,351,334 outstanding shares of common stock. On the day before the announcement of the offering, the combined market capitalization of Chapman Holdings and Chapman Capital Management Holdings was $33,931,726. Accordingly, the stockholders of Chapman Holdings and Chapman Capital Management Holdings are receiving a substantial premium for their shares in the Mergers.

    The mergers are subject to, among other customary conditions, approval by the stockholders of each of the target companies in the mergers. Each merger requires the affirmative vote of a majority of the outstanding shares of common stock of the target company. Nathan A. Chapman, Jr. is the majority stockholder of each of the target companies and has agreed to support and to vote in favor of the mergers pursuant to an irrevocable Support Agreement between Mr. Chapman and EChapman.com.

    The closing of this offering is contingent upon the closing of the mergers.

    Upon consummation of the mergers, Nathan A. Chapman, Jr. will be the majority stockholder of EChapman.com with 52.2% (51.4% if the underwriter exercises the over-allotment option in full) beneficial ownership of the outstanding common stock of EChapman.com. See "Principal and Selling Stockholders."

                                    BUSINESS

    SINCE WE ARE A NEW COMPANY, THE DISCUSSION OF OUR PROPOSED BUSINESS STRATEGY, EXPANSION PLANS AND PLAN OF OPERATION ARE NOT BASED ON HISTORICAL FACTS BUT ARE FORWARD-LOOKING STATEMENTS BASED UPON NUMEROUS ASSUMPTIONS ABOUT FUTURE CONDITIONS, WHICH MAY ULTIMATELY PROVE TO BE INACCURATE. OUR ACTUAL RESULTS MAY MATERIALLY DIFFER FROM OUR ANTICIPATED RESULTS DESCRIBED IN SUCH STATEMENTS. OUR ABILITY TO ACHIEVE SUCH RESULTS IS SUBJECT TO NUMEROUS RISKS AND UNCERTAINTIES, INCLUDING, BUT NOT LIMITED TO THE RISKS DETAILED IN THE SECTION ENTITLED "RISK FACTORS" AND ELSEWHERE THROUGHOUT THIS PROSPECTUS. THESE FORWARD-LOOKING STATEMENTS REPRESENT OUR JUDGMENT AS OF THE DATE OF THIS PROSPECTUS. ECHAPMAN.COM DISCLAIMS, HOWEVER, ANY INTENT OR OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS. AS A RESULT, YOU ARE CAUTIONED NOT TO RELY ON THE FORWARD-LOOKING STATEMENTS.

                           THE ECHAPMAN.COM STRATEGY

OVERVIEW

    EChapman.com is a newly formed corporation designed to bring together the financial services capabilities of The Chapman Co., Chapman Capital Management and The Chapman Insurance Agency while taking advantage of the unique opportunities presented by the growth of the Internet. Our Web site, the EChapman.com network, which is currently under development, will seek to be an interactive online community offering both financial services and a variety of lifestyle, educational and cultural content selected to appeal particularly to African-Americans, Asian-Americans, Hispanic-Americans and women market segments. We refer to these groups collectively as the Domestic Emerging Markets, or DEM, community. We believe that our creation of and leadership position in employing the Domestic Emerging Markets concept will allow us to successfully combine online financial services with an online portal.

    We are also in the exploratory stages of establishing an Internet bank servicing the DEM community, an undertaking which we believe would round out our financial product lines and make EChapman.com a complete, one-stop financial services company. The establishment of a bank involves a lengthy application process and requires regulatory approval. These plans are in the preliminary stages, and we cannot assure you that these plans will come to fruition or represent a significant source of revenue.

    We are currently working internally and with third party service providers to design and develop a prototype of our Web site. We have reserved the domain name "EChapman.com" and intend to use this address once the site is up and running. We intend to launch the online trading portion of the EChapman.com Web site during the first quarter of 2000. Although we expect to add content and functionality on a continuous basis, we anticipate that the layout, content and functionality of the lifestyle, educational and cultural portions of our Web site should be substantially complete within six months following the closing of this offering.

BACKGROUND

NATHAN A. CHAPMAN, JR.

    A key part of our strategy will be our financial services component. We intend to draw upon Nathan A. Chapman, Jr.'s prominence and experience in the financial services industry and the operating histories of The Chapman Co. and Chapman Capital Management. Mr. Chapman, our founder, President and Chairman, is President and Chairman of the first and currently the only African-American controlled publicly traded investment bank, The Chapman Co., and the President and Chairman of the first and currently the only African-American controlled publicly traded investment management company, Chapman Capital Management. The Chapman Co. is a full service securities brokerage and investment banking company that engages in corporate and government finance, retail and institutional brokerage, research and marketing-making activities and trading.

Chapman Capital Management is a registered investment adviser that at October 31, 1999, had over $690 million in assets under management. Chapman Capital Management acts as financial adviser to separate accounts, a group trust and a family of mutual funds. The Chapman Insurance Agency is a privately held insurance agency with limited operations to date.

DOMESTIC EMERGING MARKETS STRATEGY

    In the mid-1990s, Mr. Chapman pioneered an investment management strategy that consists of managing portfolios invested in securities of companies controlled by African-Americans, Asian-Americans, Hispanic-Americans and women. We call this strategy the Domestic Emerging Markets, or DEM, strategy, and we call companies which meet this profile DEM companies.

    Chapman Capital Management was the first investment management firm to establish the DEM strategy as an investment option when it launched DEM, Inc., a closed end investment management company, in 1995. A mutual fund managed by Chapman Capital Management using the DEM strategy is included as an investment option in certain retirement plans administered by Aetna Retirement Services and Nationwide Retirement Solutions. Chapman Capital Management further extends the DEM strategy by actively recruiting investment managers which meet the DEM profile to manage investment portfolios that may or may not be invested in DEM companies. We call this strategy the DEM Multi-Manager strategy. Since launching the DEM strategy, the Company has increased assets managed under the DEM and DEM Multi-Manager strategies to over $450 million as of October 31, 1999.

    The Chapman Co. uses the DEM strategy in its brokerage and investment banking business by participating in syndicates for underwritings of DEM companies, publishing research on DEM companies, making markets in the stocks of DEM companies and acting as distributor for the mutual funds that Chapman Capital Management manages according to the DEM strategy. In addition, The Chapman Co. seeks to act as lead underwriter for DEM companies.

ECHAPMAN.COM

    We believe an online network designed to appeal to African-Americans, Asian-Americans, Hispanic-Americans and women, as well as the DEM community as a whole, will allow us to leverage the DEM concept and promote brand differentiation for our financial and other services. In addition, we believe that the Internet will provide us with cost-efficient access to new markets for our financial services.

    EChapman.com will seek to attract the members of the DEM community to our Web site by providing lifestyle, educational and cultural, as well as financial services, information with the goal of becoming a dynamic online community, known as EChapman.com. We currently intend that this material will initially be organized around four channels on our Web site.

    The CHAPMAN NETWORK will cover a variety of topics and features, including:

    - Lifestyle pages providing content about travel, finance, fashion, food, sports, entertainment, health & wellness, and family and parenting issues and featuring presentations by personalities and celebrities appealing to the various segments of the DEM community

    - Music/Video pages allowing visitors to participate in online chats with artists and personalities, listen to music, preview videos and make purchases online at the CHAPMAN MARKETPLACE

    - Kids and Teens pages offering chat rooms and programming about school safety, money, contests, quizzes, puzzles, sports

    - Chapman Kids Club enabling kids and teens to open virtual stock accounts and view real time stock information about companies that appeal to youth

    - International, domestic and business news

    - Sports, weather and local news

    CHAPMAN TRADING will offer:

    - Online brokerage services

    - A variety of mutual fund choices, including our proprietary funds: the DEM Equity Fund, the DEM Index Fund and the Chapman US Treasury Fund, as well as any future mutual fund offerings

    - Insurance products, such as variable annuities, variable life and term life products

    - Research reports

    - Online access to corporate and public finance products

    - Toll-free call center for personalized assistance

    CHAPMAN EDUCATION will focus on financial education by providing:

    - Interactive seminars addressing a wide range of topics, ranging from how to make a budget to investment strategies

    - Interviews with business people, particularly those who are prominent in the DEM community

    - DEM Index performance information

    - Financial tools, such as mortgage and loan calculators and tips on how to conduct investment research

    CHAPMAN MARKETPLACE will offer for sale:

    - Chapman-branded apparel and accessories

    - Other products, including many of special interest to the DEM community such as videos, music and books featuring DEM personalities and apparel

    - Links with other Internet merchants which desire access to the DEM community or segments of it

SOURCES OF ONLINE REVENUE

    EChapman.com will seek to derive revenue from its online business in the following ways:

    - Online brokerage commissions, including commissions from our proprietary and other mutual fund sales

    - Investment management fees from increasing assets under management through online sales of our proprietary mutual funds

    - Advertising revenues from sales of banner ads and links to Web sites seeking to reach the DEM community or segments of it

    - Sharing with ecommerce partners in sales generated by visitors coming from our Web site

    - Possible online sales of annuity and insurance products created through alliances with companies such as The Manufacturers Life Insurance Company of North America

    - Potential interest and fee income generated upon establishment of the contemplated Internet bank

    - Sales of products through the CHAPMAN MARKETPLACE channel

BRAND AWARENESS

    In an increasingly competitive Internet market, we believe that the development of the EChapman.com brand is a key to the success of our business. EChapman.com will seek to establish brand awareness through:

    - Conventional off-line advertising and promotion, such as print media, radio and television, event sponsorship, conferences and seminars specifically targeted at the DEM community and its various segments

    - Distribution of DEM products through third parties, such as Aetna Retirement Services and Nationwide Retirement Solutions

    - Online advertising and marketing strategies, including:

       - One-to-one banner exchanges

       - Basic text links

       - Content sponsorship

       - E-mail promotions

       - Registration with search engines and directories

       - Registration of alternative domain names, such as chapmanonline.com, africanamericanstocks.com, asianamericanstocks.com, hispanicamericanstocks.com and womenstocks.com, which will lead users to the EChapman.com Web site

OFFLINE STRATEGY

    We intend to grow the financial services products and services we have offered through our traditional channels of distribution and believe these businesses will complement our online strategy. In particular, we will continue to pursue and expand:

    - Corporate finance transactions involving DEM companies, including underwriting syndicate participations and manager roles in these transactions

    - Government finance transactions, including seeking larger positions and manager roles in these transactions by establishing a presence in the states with major issuers of negotiated tax-exempt bonds

    - Retail brokerage services targeting the DEM community

    - Market-making activities focused on securities of DEM companies, as well as other companies

    - Proprietary trading for our own account

    - Investment management services such as advisory services for institutional separate accounts and our proprietary mutual funds

    - Distribution of our proprietary mutual funds and mutual funds managed by others through alliances with strategic partners, such as Aetna Retirement Services

    - Management of assets according to the DEM and DEM Multi-Manager strategies

    - Sales of annuity and other insurance products on an agency basis for insurance underwriters, such as The Manufacturers Life Insurance Company of North America

                                  THE INTERNET

GROWTH OF THE INTERNET

    The Internet has become a significant global medium for obtaining news and information, communicating and conducting commerce. Both the number of Internet users and the amount of time they spend online are growing. According to Jupiter Communications, an independent market research firm specializing in online research and analysis, approximately one-third of all homes in the United States now have access to the Internet, and this percentage is expected to increase to more than two-thirds by 2003. We believe that this growth is the result of a number of factors, including:

    - A growing number of computers in the home and workplace

    - Improvements in network infrastructure

    - More convenient, faster and less expensive Internet access

    - Advances in computer and modem technology

    - An increased public awareness of the benefits of using the Internet

    - Development of "user friendly" interfaces

    The interactive nature of the Internet as well as the growing online community have also resulted in dramatic growth in the amount of ecommerce that is being transacted on the Internet. One market survey shows that online purchases, which were $50 billion in 1998, will grow to $1.3 trillion by 2003. We believe that growth in ecommerce can be attributed to a number of factors, including:

    - Consumer confidence in Internet technology and security

    - Improved ease of use

    - Validation of ecommerce resulting from the participation of nationally recognized companies

    The Internet provides an efficient medium for the delivery of periodically updated content. In contrast to print media, the Internet's technology and interactive nature allow content providers to update information without interrupting the user's experience. As a result, providers of high-quality and well-organized content can promote increased Internet usage and create an attractive marketing environment for advertisers and merchants. In addition, leading content providers can develop a loyal following of repeat users who register with their sites by providing personal information and preferences. Registration benefits both the user and the site. Registered users are often eligible for additional services from a site, such as customization options or access to premium content. As a content provider learns more about its users as they register and spend more time online, it can tailor content to meet the needs and preferences of its users. This user information also provides advertisers and merchants with more focused demographic information, which is used to maximize direct marketing opportunities.

    The online brokerage industry is also experiencing rapid growth. Jupiter Communications forecasts that the total number of online trading households will grow from 4.3 million in 1998 to more than 20.3 million in 2003. Jupiter Communications also estimates that assets under management in online trading accounts will increase sevenfold from $415 billion at the end of 1998 to more than $3 trillion by 2003. We believe that this growth is largely due to:

    - Growing consumer acceptance of the Internet as a convenient, secure and reliable method of conducting retail financial transactions

    - An increasing desire on the part of investors to take greater personal control of their financial future

    - Lowering of commission prices for online brokerage transactions

    - An increasing amount of high-quality investment research and information available on the Internet to assist investors in making their trading decisions

    - Extensive media attention focused on the online brokerage industry

    - Increasing interest by retail investors in purchasing individual stocks

    - A favorable investing environment

    A growing number of advertisers and businesses are capitalizing on the Internet's interactive nature to market their products to highly targeted audiences. The Internet offers these advertisers a flexible way to target their message and measure their results. Internet advertisers can tailor their messages to specific groups of consumers and can change advertisement content frequently in response to market factors, current events and consumer feedback. Moreover, advertisers can more accurately track the effectiveness of their advertising messages based on the rate that consumers directly respond to advertisements through keystrokes or "click throughs" that their advertisements receive.

THE DEM COMMUNITY ON THE INTERNET

    According to the Population Estimates Program, Population Division, of the United States Census Bureau, Data Sheets published by the Population Reference Bureau, racial and ethnic minorities account for approximately 25% of the adult U.S. population as of October 31, 1999. This figure is expected to increase to approximately 33% by the year 2015. However, based on population estimates and trends derived from the Population Estimates Program released on September 1, 1999, it appears that racial and ethnic minorities account for a relatively smaller percentage of the total U.S. online population than of the U.S. population as a whole. For example, African-Americans, who account for 12.79% of the U.S. population, represent 7.82% of the total estimated U.S. online population of 92 million. Asian-Americans, who represent 4.00% of the U.S. population, represent 2.85% of the total U.S. online population, and Hispanic-Americans, who make up 11.44% of the U.S. population, account for 1.64% of the U.S. online population. These Data Sheets estimate that women, who comprise 51.13% of the U.S. population, account for approximately 46% of the U.S. online population. We believe that the potential growth in Internet usage by members of the DEM community represents an opportunity for EChapman.com.

                         ECHAPMAN.COM PLAN OF OPERATION

    Our ability to implement our business strategy depends upon the successful and timely completion and launch of our Web site. We are currently developing the site, and we expect that we will be able to offer the online brokerage and certain other features of the CHAPMAN TRADING channel of the Web site by the end of the first quarter of 2000.

    Simultaneously with the development of the financial services component of our Web site, we will also be designing and developing the other features of the EChapman.com Web site. In this regard, we intend to establish relationships with content providers and third parties who wish to advertise on our site. We also intend to develop strategic relationships with other companies which desire to market their products and services to the DEM community. Although our Web site design and development, as well as promotion of the EChapman.com brand, will be an ongoing process, we estimate that the portal component of the EChapman.com Web site will be substantially completed and ready for visitors within six months after the closing of this offering.

    We expect to incur significant expenses in two main areas:

    - Promotion of the EChapman.com Web site and the EChapman.com brand

    - Web site design and development

    During our first 12 months of operations, the expenses we expect to incur in connection with our Web site include:

    - Development of our portal content, including news, weather and sports feeds from third-party providers and the production costs associated with streaming video presentations for the CHAPMAN EDUCATION and CHAPMAN NETWORK channels

    - Marketing and promoting the EChapman.com Web site and brand

    - Testing the site once the initial framework is completed

    - Further design, development and testing of our online financial services offerings

    - General software and hardware expenses associated with the operation of the site

    - Web hosting and related expenses

    Marketing and promotional activities will include targeted advertising of EChapman.com online, including placement of banner ads and links to the EChapman.com Web site on other Web sites, and through traditional print, radio and television advertising. We will also incur expenses in establishing strategic relationships with other companies.

    As our online trading capabilities develop, and as we move toward the completion of the EChapman.com portal, we expect to increase significantly the size of our workforce in response to the anticipated growth of our online business and the continued expansion of our traditional lines of business. We expect to hire approximately 115 employees for our Web site, including an information technology professional, a sales manager, sales personnel and administrative staff in connection with the online community component of the Web site and call center personnel and licensed brokers for our financial services component of the Web site. We also anticipate increasing the number of employees in our traditional brokerage, investment banking and investment advisory businesses by adding a total of approximately 10 employees to these areas. These increases represent almost a 200% increase in our current staffing levels, and we expect commensurate increases in our compensation and benefits expenses for the first 12 months of operations, as well as increases in our occupancy and equipment expenses in order to accommodate these additional employees.

    Currently, we believe that the net proceeds of this offering will be sufficient for the funding of our business for at least the first 12 months of our operations. However, to the extent that our management deems it necessary to the implementation of our business strategy, we may require additional financing beyond the proceeds of this offering. See "Risk Factors--We may not be able to secure financing if we need it in the future."

                      OUR INVESTMENT PRODUCTS AND SERVICES

    We intend to continue to offer the products and services that The Chapman Co., Chapman Capital Management and The Chapman Insurance Agency currently offer through their traditional channels of distribution, while at the same time expanding our distribution focus to the Internet in order to gain access to a much larger audience.

SECURITIES BROKERAGE AND INVESTMENT BANKING SERVICES

    BROKERAGE SERVICES

    Our securities brokerage and investment banking subsidiary, The Chapman Co., provides brokerage services to institutional and retail clients. The Chapman Co. charges commissions to these clients for executing buy and sell orders for securities on national and regional exchanges and in the over-the-counter market. The Chapman Co.'s primary source of revenue for its brokerage business has historically been commissions generated from institutional brokerage. The Chapman Co.'s institutional clients include investment managers, corporate retirement plans and municipal retirement plan sponsors. The Chapman Co. maintains floor broker relationships on the New York, American and

Chicago Stock Exchanges and executes buy and sell orders in the over-the-counter markets. Approximately 46%, 39% and 44% of The Chapman Co.'s revenue during the years ended December 31, 1998 and 1997 and for the nine months ended
September 30, 1999, respectively, were derived from its brokerage business.

    The Chapman Co. also participates in fixed income secondary market trading in government securities primarily for fixed income investment managers, municipal treasurers and other investment professionals. This business is done on a competitive basis where The Chapman Co. acts as a broker. Approximately 3%, 28% and 11% of The Chapman Co.'s revenue during the years ended December 31, 1998 and 1997 and for the nine months ended September 30, 1999, respectively, were derived from secondary market trading.

    The Chapman Co. is a market-maker for the securities of five companies. We are currently in the process of obtaining approval to make a market in the securities of up to 100 companies.

    CORPORATE FINANCE

    To date, The Chapman Co.'s corporate finance activities have been limited primarily to participation in syndicates. The Chapman Co. has been a member of more than 190 underwriting syndicates for corporate issues, substantially all of which were equity offerings. During the years ended December 31, 1998 and 1997 and for the nine months ended September 30, 1999, approximately 17%, 16% and 6%, respectively, of The Chapman Co.'s revenue was derived from corporate finance transactions. In 1998, approximately 50% of The Chapman Co.'s corporate finance revenue was derived from the sale of the stock of Chapman Capital Management Holdings, for whom The Chapman Co. acted as sole underwriter. In 1997, approximately 38% of The Chapman Co.'s corporate finance revenue was derived from the sale of the stock of DEM, Inc., a publicly-traded closed-end investment company for which The Chapman Co. was the sole underwriter. Prior to DEM, Inc.'s liquidation in 1998, DEM, Inc. was managed by Chapman Capital Management.

    GOVERNMENT FINANCE

    The Chapman Co. participates in the tax-exempt public finance market and has managed, primarily as co-manager, more than 300 transactions in 22 states and the District of Columbia, including approximately 76 transactions in the past two years. More than half of the total dollar amount of these transactions has been with jurisdictions located in Alabama, California, Pennsylvania and Tennessee.

    During the years ended December 31, 1998 and 1997 and for the nine months ended September 30, 1999, approximately 21%, 7% and 14%, respectively, of The Chapman Co.'s revenue was derived from management fees, financial advisory fees and selling concessions in public finance transactions. The Chapman Co. currently employs six investment bankers whose primary responsibility is the development of its public finance business.

    RESEARCH

    The Chapman Co. currently employs four research analysts and provides research primarily on selected DEM companies. We intend to increase substantially the number of DEM companies covered by The Chapman Co.'s research.

    The Chapman Co. has also created the DEM Index, which tracks the performance of the stocks of certain companies meeting the DEM profile. We believe that inclusion of a DEM company in the DEM Index offers certain advantages such as facilitating identification by fund managers and other institutions seeking to invest in minority or women controlled businesses. The Chapman Co. will seek to earn fees from subscriptions to the DEM Index and the sale of limited information regarding the companies included in the DEM Index.

INVESTMENT ADVISORY SERVICES

    Our investment advisory subsidiary, Chapman Capital Management, currently manages three mutual funds: the DEM Equity Fund, the DEM Index Fund and The Chapman U.S. Treasury Money Fund, each a portfolio of The Chapman Funds, Inc., a diversified, open-end management investment company registered under the Investment Company Act of 1940. Chapman Capital Management has formed and manages one private investment trust, the DEM-MET Trust. Chapman Capital Management also advises corporate, institutional and individual investors on a separate account basis. In addition, Chapman Capital Management is in the process of establishing two new mutual funds which will use the DEM Multi-Manager strategy.

    As of October 31, 1999, Chapman Capital Management's total assets under management attributable to mutual funds were approximately 19.1% of its total assets under management.

    DEM EQUITY FUND is a non-diversified portfolio of The Chapman Funds, Inc. The principal investment objective of the DEM Equity Fund is aggressive long-term growth through investment in equity securities of companies meeting the DEM profile. As of October 31, 1999, the DEM Equity Fund had approximately $17.4 million in assets. The DEM Equity Fund commenced operations in April 1998.

    DEM INDEX FUND is also a non-diversified portfolio of The Chapman
Funds, Inc. The DEM Index Fund seeks to match, as closely as possible, the DEM Index, an index composed of 100 stocks from the universe of publicly-traded companies which meet the DEM profile. As of October 31, 1999, the DEM Index Fund had approximately $146,000 in assets. The DEM Index Fund commenced operations in March 1999.

    THE CHAPMAN U.S. TREASURY MONEY FUND, also a portfolio of The Chapman Funds, Inc., invests solely in short-term direct obligations of the U.S. Government and repurchase agreements collateralized fully by direct obligations of the U.S. Government. This fund is intended primarily for state and local governments and their authorities and agencies. As of October 31, 1999, The Chapman U.S. Treasury Money Fund had an average for the ten month period of approximately $91.5 million in assets. The Chapman U.S. Treasury Money Fund began operations in June 1989.

    THE DEM MULTI-MANAGER FUNDS. Chapman Capital Management has registered but has not yet begun to sell the DEM Multi-Manager Bond Fund and the DEM Multi-Manager Equity Fund. The DEM Multi-Manager Bond Fund seeks to earn high current income with the potential for capital appreciation through investment in fixed income securities of companies identified by multiple sub-advisers. The DEM Multi-Manager Equity Fund seeks aggressive long-term growth through capital appreciation by investment in equity securities of companies identified by multiple sub-advisers. Chapman Capital Management oversees the sub-advisers of these multi-manager funds, and it determines the percentage of a fund's assets each sub-adviser will manage. In the process of selecting sub-advisers for these multi-manager trustees, Chapman Capital Management employs the DEM Multi-Manager strategy by actively recruiting sub-advisers which meet the DEM profile.

    DEM-MET TRUST was organized in 1996 under New York law. The DEM-MET Trust is intended to qualify as a tax-exempt pooled trust for qualified employee benefit plans and certain governmental plans. The DEM-MET Trust was the first product introduced by Chapman Capital Management that employs the DEM Multi-Manager strategy. In managing the DEM-MET Trust, Chapman Capital Management actively recruits money managers which meet the DEM profile to manage a portion of the assets of the trust. These money managers invest their allocated assets in the securities of domestic and foreign issuers which may consist of common stock, or other types of equity investments, or temporary money market funds chosen by Chapman Capital Management. Chapman Capital Management acts as investment advisor to the DEM-MET Trust and in such capacity is responsible for selecting and monitoring the sub-advisors. As of September 30, 1999, Chapman Capital Management had sub-advisory relationships with 12 investment advisors, all of which meet the DEM profile.

Chapman Capital Management evaluates such sub-advisors monthly and reallocates assets among existing sub-advisors and new sub-advisors as necessary. The DEM-MET Trust was created in December 1996 pursuant to an agreement between Chapman Capital Management and Bankers Trust Company, as custodial trustee. As of October 31, 1999, the DEM-MET Trust had approximately $290.3 million in assets, representing 41.6% of Chapman Capital Management's total assets under management.

    SEPARATE ACCOUNTS. Chapman Capital Management also provides investment advisory services to separate accounts under individual investment advisory agreements. Chapman Capital Management manages equity and debt portfolios with varied investment objectives including long term capital appreciation and current income. As of October 31, 1999, approximately 57.5% of the separate accounts under management incorporate the DEM strategy as an investment objective. Chapman Capital Management will continue to attempt to differentiate itself from other investment managers by providing the DEM strategy as an investment objective. As of October 31, 1999, Chapman Capital Management managed approximately $274.1 million in assets for separate accounts, of which approximately $157.5 million was invested pursuant to the DEM Strategy.

    MARKETING AND CUSTOMER SERVICE

    Chapman Capital Management's marketing strategy is to provide a single source for investing in DEM companies while achieving a competitive rate of return. Chapman Capital Management aggressively markets to large corporations, government entities and other institutions seeking investment in DEM companies.

    Chapman Capital Management targets its marketing efforts to the various types of customers that use its investment advisory and asset management services. Chapman Capital Management's separate accounts are typically large institutional investors. Chapman Capital Management markets to these accounts through customer support activities and personal sales efforts by officers of Chapman Capital Management. This strategy has also been utilized with the DEM-MET Trust due to the small number of large investors that have invested in the trust.

    Chapman Capital Management's proprietary investment products are distributed by The Chapman Co. To date, Chapman Capital Management's investment product marketing activities have been providing "wholesale" marketing assistance to support The Chapman Co.'s direct retail selling efforts. Chapman Capital Management intends to offer its proprietary investment funds to banks, insurance companies, providers of 401(k) deferred compensation plans and other institutions for resale to their customers. Chapman Capital Management will provide support to The Chapman Co. in marketing to institutional resellers and to the institutional resellers' own retail sales forces. Chapman Capital Management may also undertake some limited advertising of its proprietary investment products.

    In addition to separate accounts and proprietary investment products, Chapman Capital Management will seek to enter into agreements with other investment advisors whereby Chapman Capital Management will seek to act as a sub-advisor with respect to their investment products. Chapman Capital Management will seek to provide wholesale marketing assistance to the distributors of such third-party investment products to ensure that such products are effectively marketed by the third-party distributors to the DEM community.

    RESEARCH

    As of September 30, 1999, Chapman Capital Management employed three portfolio managers. Chapman Capital Management intends to hire additional portfolio managers to support its existing investment advisory and management services and to facilitate the introduction and maintenance of new investment products.

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
    Chapman Capital Management currently employs a buy-side analyst to assist the portfolio managers in investment research, monitoring of investment opportunities and the development and maintenance of Chapman Capital Management's proprietary DEM valuation and screening model. Chapman Capital Management also utilizes the research services of The Chapman Co. for coverage on certain companies meeting the DEM profile. Chapman Capital Management intends to expand its research staff by hiring additional buy-side analysts.

ANNUITY PRODUCTS

    Our insurance subsidiary, The Chapman Insurance Agency, sells annuity products on an agency basis for insurance underwriters such as The Manufacturers Life Insurance Company of North America; however, Chapman Insurance Agency has not had significant operations to date. Chapman Insurance Agency currently offers only variable annuities. Variable annuities are long-term savings vehicles which contain two accounts, a separate and a fixed account. The fixed account usually offers various fixed allocations which are credited with fixed rates of interest for the guaranteed periods selected by the policyholder. Policyholders will be able to choose among several available separate account fund options offered by Chapman Capital Management or other investment managers with whom we may ally our operations and transfer monies between the various annuity options on a tax-deferred basis.

    The Chapman Insurance Agency sells products on an agency basis only, meaning that it sells insurance products underwritten by other insurance companies. The Chapman Insurance Agency does not underwrite annuities on its own. Annuity products currently enjoy an advantage over certain other retirement savings products because the payment of federal income taxes on interest credited to annuity policies is deferred during the accumulation period. We believe that the individual annuity business is a growing segment of the savings and retirement market.

                             GOVERNMENT REGULATION

ECOMMERCE AND THE INTERNET

    There are currently a limited number of federal or state laws or regulations that specifically regulate communications or commerce on the Internet. However, federal and state governments are increasingly asserting an intent to more actively regulate the Internet. These efforts include attempts to apply existing laws of general applicability to the Internet, including actions involving:

    - User privacy, including sending of unsolicited email or "spamming"

    - Consumer protection to ensure quality products and services and fair dealing

    - Media regulation, such as libel and obscenity

    In addition, federal and state legislatures and administrative agencies are beginning to consider or adopt a variety of Internet-specific statutes and regulations. In 1998, Congress passed the Children's On-Line Privacy Protection Act of 1998, which strictly limits the collection of "personal information" by Web sites of information of children under the age of 13 by requiring, among other things, prior parental consent.

    The National Conference of Commissioners of the Uniform State Laws has recently recommended two new laws for adoption by the states. The first, the Uniform Electronic Transaction Act, seeks to recognize the scope and enforceability of electronic contracts and agreements generally. Separately, the Uniform Computer Information Transaction Act seeks to impose a general contract law framework for electronic transactions. We expect that states may adopt either or both of these uniform acts in the near future and, a consequence may be additional requirements and liability for Internet-based businesses. Additional legislation could be introduced if self-regulatory efforts by online businesses are deemed ineffective.

    Several states have adopted or are considering adoption of statutes that address "spamming" practices on the Internet.

    Moreover, it may take years to determine the extent to which existing laws relating to issues such as copyright, trademark, trade secrets and other intellectual property law; libel and defamation; and privacy are applicable to the Internet. These current, new and subsequent laws and regulations could adversely affect our business.

    Securities trading and investment advisory services are activities that have drawn particularly intensive scrutiny from regulatory agencies when conducted over the Internet. The recent substantial increase in securities trading over the Internet has created a renewed attention to and concern over the integrity of brokerage firms. As a result, there may be a substantial growth in the volume of regulations and enforcement actions with respect to online brokerage and financial services companies. That growth is expected to be somewhat chaotic and inconsistent since it is expected that a number of government agencies, including foreign government agencies, will attempt to assert jurisdiction over online trading and financial services concerns.

SECURITIES BROKERAGE AND INVESTMENT BANKING SERVICES

    The securities business is subject to extensive and frequently changing federal and state laws and substantial regulation under such laws by the SEC and various state agencies and self-regulatory organizations, such as the NASD. The Chapman Co. is registered as a broker-dealer with the SEC and is a member firm of the NASD. Much of the regulation of broker-dealers has been delegated to self-regulatory organizations, principally the NASD, which has been designated by the SEC as The Chapman Co.'s primary regulator. The NASD adopts rules (which are subject to approval by the SEC) that govern its members and conducts periodic examinations of member firms' operations. Securities firms are also subject to regulation by state securities administrators in those states in which they conduct business. The Chapman Co. is registered as a broker-dealer in 49 states and the District of Columbia and Puerto Rico.

    Broker-dealers are subject to regulations which cover all aspects of the securities business, including sales methods and supervision, trading practices among broker-dealers, use and safekeeping of customers' funds and securities, capital structure of securities firms, record keeping and the conduct of directors, officers and employees. The principal purpose of regulation and discipline of broker-dealers is the protection of customers and the integrity of the securities markets. Additional legislation, changes in rules promulgated by the SEC and self-regulatory organizations, or changes in the interpretation or enforcement of existing laws and rules, may directly affect the mode of operation and profitability of broker-dealers.

    The SEC, self-regulatory organizations and state securities commissions may conduct administrative proceedings which can result in censure, fines, the issuance of cease-and-desist orders or the suspension or expulsion of a broker-dealer, its officers or employees.

    The Chapman Co.'s mutual fund distribution business is subject to extensive regulation as to its duties, affiliations, conduct and limitations on fees under the Securities Exchange Act of 1934, the Investment Company Act of 1940, and the regulations of the NASD. As discussed above, The Chapman Co. is an NASD member. The NASD has prescribed rules with respect to maximum commissions, charges and fees related to investment in any mutual fund registered under the 1940 Act.

    As a registered broker-dealer and a member firm of the NASD, The Chapman Co. is subject to the net capital rule of the SEC. The net capital rule, which specifies minimum net capital requirements for registered brokers and dealers, is designed to measure the general financial integrity and liquidity of a broker-dealer and requires that at least a minimum part of its assets be kept in relatively liquid form. Net capital is essentially defined as net worth (assets minus liabilities), plus qualifying subordinated borrowings and less certain mandatory deductions that result from excluding assets not readily convertible into cash and from valuing certain other assets, such as a firm's positions in securities, conservatively. Among these deductions are adjustments in the market value of securities to reflect the possibility of a market decline prior to disposition. The Chapman Co. has elected to compute its net capital under the standard aggregate indebtedness method permitted by the net capital rule, which requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed a 15-to-1 ratio. At September 30, 1999, The Chapman Co. had net capital and a net capital requirement of $355,088 and $250,000, respectively. The Chapman Co.'s ratio of aggregate indebtedness to net capital was 2.15 to 1.

    Failure to maintain the required net capital may subject a firm to suspension or expulsion by the NASD, the SEC and other regulatory bodies and ultimately may require its liquidation. In 1995 and 1998, The Chapman Co. and Mr. Chapman entered into consent agreements with the NASD regarding alleged violations of the net capital rules in late 1993 and early 1994 and early 1996, respectively. The 1998 consent agreement also addressed alleged violations of Rule 144 under the Securities Act with respect to the alleged 1996 net capital violation. The Chapman Co. and Mr. Chapman were censured and jointly fined $30,000, and Mr. Chapman was suspended from association with The Chapman Co. for 10 days pursuant to the 1995 consent agreement. Pursuant to the 1998 consent agreement, The Chapman Co. was censured and fined $7,500, and Mr. Chapman was censured, fined $7,500 and required to requalify by examination as a Financial and Operations Principal. Mr. Chapman has not requalified as a Financial and Operations Principal; instead, other officers of The Chapman Co. are serving as the firm's Financial and Operations Principals. The Chapman Co. has exceeded all net capital requirements since such alleged violations.

    The net capital rule also prohibits payments of dividends, redemption of stock and the prepayment or payment in respect of principal of subordinated indebtedness if net capital, after giving effect to the payment, redemption or repayment, would be less than a specified percentage (currently 120%) of the minimum net capital requirement. Compliance with the net capital rule could limit those operations of The Chapman Co. that require the intensive use of capital, such as underwriting and trading activities, and also could restrict EChapman.com's ability to withdraw capital from The Chapman Co., which in turn, could limit our ability to invest in our operations, pay dividends, repay debt and redeem or purchase shares of its outstanding capital stock.

INVESTMENT ADVISORY SERVICES

    Chapman Capital Management's business is subject to various federal and state laws and regulations. These laws and regulations are primarily intended to protect investment advisory clients and stockholders of registered investment companies. Under these laws and regulations, agencies that regulate investment advisors have broad administrative powers, including the power to limit, restrict, or prohibit an advisor from carrying on its business in the event that it fails to comply with applicable laws and regulations. Possible sanctions that may be imposed include the suspension of individual employees, limitations on engaging in certain lines of business for specified periods of time, revocation of investment advisor and other registrations, censures, and fines.

    Chapman Capital Management is registered with the SEC under the Investment Advisers Act of 1940 and is subject to examination by the SEC. Under
Section 206 of the Advisers Act, it is unlawful for any investment advisor to:
(i) employ any device, scheme, or artifice to defraud any client or prospective client; (ii) engage in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client; or
(iii) engage in any act, practice, or course of business which is fraudulent, deceptive or manipulative. The Advisers Act imposes numerous other obligations on registered investment advisors including fiduciary duties, recordkeeping requirements, operational requirements, and disclosure obligations. The SEC is authorized to institute proceedings and impose sanctions for violations of the Advisers Act, ranging from censure to termination of an investment adviser's registration. The failure of the Company to comply with the requirements of the SEC could have a material adverse effect on EChapman.com.

    An investment advisor to a registered investment company, its principals, and its employees may also be subject to proceedings initiated by the SEC to impose remedial sanctions for violation of any provision of the federal securities laws and the regulations adopted thereunder, and the SEC may prohibit such investment advisor to an investment company from continuing to act in such capacity. Stockholders of registered investment companies or the SEC may also bring an action against the officers, directors, and investment advisor for breach of fiduciary duty in establishing the compensation paid to the investment advisor.

    The mutual funds managed by Chapman Capital Management are registered with the SEC under the 1940 Act and the sale of shares in these fund has been registered under the Securities Act of 1933. Investment companies such as The Chapman Funds, Inc. and any future registered investment companies established and/or advised by Chapman Capital Management, are subject to considerable substantive regulation. Such companies must comply with periodic reporting requirements. Proxy solicitations are subject to the general proxy rules as well as to special proxy rules applicable only to investment companies. Shares of open-end investment companies such as the DEM Equity Fund, the DEM Index Fund and The Chapman U.S. Treasury Money Fund, can only be offered at a uniform public offering price based on the current net asset value per share plus the sales load. No more than 50% of the directors of registered investment companies such as The Chapman Funds, Inc. can be interested persons, defined to include, among others, persons affiliated with the management company or underwriter, and a majority of the directors must not be affiliated with the underwriter. The advisory agreement must have initially been approved by a majority of the outstanding shares and, after two years, must be annually approved, either by the board or by the outstanding voting shares. The advisory agreement must be subject to termination upon 60 days notice by the board or by the outstanding voting shares. The underwriting agreement must be annually approved by the board or by a vote of a majority of the outstanding voting shares, and must provide for automatic termination in the event of an assignment. With limited exceptions, transactions between the investment company and an affiliate can be entered into only if approved by the SEC, after notice and opportunity for hearing, as fair and equitable.

    Chapman Capital Management derives a large portion of its revenues from its investment company management agreements. Under the Advisers Act, the Company's investment management agreements terminate automatically if assigned without the client's consent. Under the Investment Company Act, advisory agreements with registered investment companies such as the mutual funds managed by Chapman Capital Management terminate automatically upon assignment. The term "assignment" is broadly defined and includes direct assignments as well as assignments that may be deemed to occur, under certain circumstances, upon the transfer, directly or indirectly, of a controlling interest in Chapman Capital Management.

                                  COMPETITION

    The number of Web sites competing for the attention and spending of members, users and advertisers has increased, and we expect it to continue to increase. On the Internet, we will compete for users, investors and advertisers with the following types of companies:

    - Online services or Web sites targeted at discrete segments of the DEM community, such as msbet.com, netnoir.com, quepasa.com, ivillage.com, Women.com and womencentral.com

    - Web search and retrieval and other online service companies, commonly referred to as portals, such as Excite, Inc., Infoseek Corporation, Lycos, Inc. and Yahoo! Inc.

    - Publishers and distributors of traditional media, such as television, radio and print

    - Online brokerages and investment banks, such as Ameritrade, DLJdirect, eSchwab, E*Trade and Wit Capital

    - Traditional brokerages and investment banks

    Many of these competitors are larger national firms with access to greater financial, technical, marketing, personnel and other resources. Increased competition from these firms, as well as emerging Internet companies, could result in price reductions, reduced margins or loss of market share, any of which could adversely affect our business. We believe that our experience with implementing and using the DEM and DEM Multi-Manager strategies will provide us with a strong advantage that will enable us to compete effectively in the market for Internet-based products and services.

    We also expect to encounter intense competition in the traditional facets of our business. The traditional securities and investment advisory businesses are extremely competitive, and both The Chapman Co. and Chapman Capital Management compete directly with other larger national securities firms and investment advisors, a significant number of which have greater capital and other resources, including, among other advantages, more personnel and greater marketing, financial, technical and research capabilities. In addition, these firms offer a broader range of financial services than The Chapman Co. and Chapman Capital Management and compete not only with The Chapman Co. and Chapman Capital Management and among themselves but also with commercial banks, insurance companies and others for retail and institutional clients. We expect this competition to intensify with the passage of the Financial Services Modernization Act of 1999, which removes barriers to affiliation between banks, insurance companies and securities firms, and which the President signed the bill into law on November 12, 1999.

    The mutual investment funds managed by Chapman Capital Management are similarly subject to competition from nationally and regionally distributed funds offering equivalent financial products with returns equal to or greater than those offered by Chapman Capital Management's affiliated investment funds. The investment advisory industry is characterized by relatively low cost of entry and the formation of new investment advisory entities which may compete directly with Chapman Capital Management. Chapman Capital Management's ability to increase and retain assets under management could be materially adversely affected if client accounts or the Chapman Capital Management's affiliated mutual funds under-perform specified market benchmarks. Chapman Capital Management's ability to compete with other investment management firms also depends, in part, on the relative attractiveness of their investment philosophies and methods under prevailing market conditions.

                                    GENERAL

    EChapman.com, Inc. is a newly-formed Maryland corporation. We were incorporated on May 14, 1999, and we have had no operations to date. Upon consummation of the pending mergers of Chapman Holdings, Chapman Capital Management Holdings and Chapman Insurance Holdings, we will have three indirect operating subsidiaries:

    - The Chapman Co., which was incorporated in Maryland in 1986

    - Chapman Capital Management, Inc., which was incorporated in the District of Columbia in 1987

    - The Chapman Insurance Agency Incorporated, which was incorporated in Maryland in 1987

    Chapman Holdings was incorporated in Maryland on December 12, 1997 and has been publicly traded company since February 1998.

    Chapman Capital Management Holdings was incorporated in Maryland on January 8, 1998 and has been publicly traded since August 1998.

    Chapman Insurance Holdings was incorporated in Maryland on January 8, 1998. The operating subsidiary of Chapman Insurance Holdings sells annuity products. Neither Chapman Insurance Holdings nor The Chapman Insurance Agency has had significant operations to date.

                                   PROPERTIES

    Our principal executive offices are located at the World Trade Center-Baltimore, 401 East Pratt Street, 28(th) Floor, Baltimore, Maryland 21202 where we lease approximately 10,000 square feet of office space. The lease for these premises expires in October 2000, and we have an option to renew this lease for another five years. In order to accommodate the additional employees we plan to hire during our first 12 months of operations, we expect to lease additional space.

                                   TRADEMARKS

    We have the right to use the following registered trademarks and common law trademarks pursuant to our non-exclusive royalty-free Service Mark Licensing Agreement with Nathan A. Chapman, Jr.:

    - Domestic Emerging Markets-Registered Trademark-

    - DEM-Registered Trademark-

    - C-Eagle Logo-TM- appearing on the front of this prospectus

    - DEM Index-TM-

    - DEM Profile-TM-

    - DEM Universe-TM-

    - DEM Community-TM-

    - DEM Company-TM-

    - DEM Multi-Manager-TM-

    - Chapman-TM-

    - Chapman Education-TM-

    - Chapman Network-TM-

    - Chapman Trading-TM-

    - Chapman Marketplace-TM-

    - Chapman Kids Club-TM-

    - EChapman.com-TM-

    We regard our trademarks and other intellectual property as critical to our success. We rely on trademark law to protect our intellectual property rights. Despite our precautions, it may be possible for third parties to obtain and use our intellectual property without authorization. Furthermore, the validity, enforceability and scope of protection of intellectual property in Internet-related industries is uncertain and still evolving. The laws of some foreign countries do not protect intellectual property to the same extent as do the laws of the United States.

                                   EMPLOYEES

    At September 30, 1999, we had 65 full-time employees. As of September 30, 1999, EChapman.com had one full-time employee. As of September 30, 1999, The Chapman Co. had 52 full-time employees, including 31 registered representatives. As of September 30, 1999, Chapman Capital Management had 12 full-time employees and three employees which it shares with The Chapman Co. As of September 30, 1999, The Chapman Insurance Agency had no employees. We consider our relationship with our employees and those of The Chapman Co. and Chapman Capital Management to be good.

                               LEGAL PROCEEDINGS

    We are involved from time to time in various legal proceedings and claims incident to the normal conduct of our business. We believe that such legal proceedings and claims, individually and in the aggregate, are not likely to have a material adverse effect on our financial condition or results of operations.

                                   MANAGEMENT

    Our Directors and executive officers are as follows:

NAME                                                AGE                       PRINCIPAL POSITIONS
----                                        --------------------   ------------------------------------------
Nathan A. Chapman, Jr. ...................           42            President, Chairman of the Board and
                                                                   Director
Earl U. Bravo, Sr. .......................           52            Director, Senior Vice President, Secretary
                                                                   and Assistant Treasurer
Demetris Brown............................           43            Treasurer, Assistant Secretary and Chief
                                                                   Financial Officer
Sabrina Warren Bush.......................           41            Senior Vice President, Equity Sales
Tracey Rancifer...........................           29            Senior Vice President, Corporate
                                                                   Development
Michael Easterling........................           51            Vice President, Media
Charles Owens.............................           56            Vice President, Special Events
Raymond Haysbert..........................           79            Director nominee
Kweisi Mfume..............................           51            Director nominee
Mark Jefferson............................           31            Director nominee
Adolph Washington.........................           59            Director nominee

    NATHAN A. CHAPMAN, JR. has been President of EChapman.com since our inception. Mr. Chapman founded Chapman Holdings, Inc. in 1997 and its subsidiary, The Chapman Co., in 1986. Mr. Chapman also founded Chapman Capital Management Holdings, Inc. in 1998, and its subsidiary Chapman Capital Management, Inc. in 1988. Mr. Chapman founded Chapman Insurance Holdings, Inc. in 1997 and its subsidiary, Chapman Insurance Agency, Incorporated, in 1987.
Mr. Chapman has served as President, Chairman of the Board and a Director of all of these entities since their inception. Mr. Chapman is also the President, Chairman of the Board and a Director of The Chapman Funds, Inc. Prior to founding The Chapman Co., Mr. Chapman was a broker for Alex. Brown and Sons from 1982 to 1987. Mr. Chapman is a Certified Public Accountant, a General Securities Principal, Registered Options Principal, and Registered Municipal Principal. In July 1999, the University of Maryland Office of the Board of Regents elected
Mr. Chapman chairman of the Board of Regents.

    EARL U. BRAVO, SR. has been a Director, Sr. Vice President, Secretary and Assistant Treasurer of EChapman.com since our inception. Mr. Bravo has been Chief Operating Officer of The Chapman Co. since 1992 and Secretary and Assistant Treasurer since 1997. Mr. Bravo has been Senior Vice President, Secretary, Assistant Treasurer and a Director of Chapman Holdings, Inc. since 1997 and of Chapman Capital Management Holdings, Inc. since 1998. Mr. Bravo is a General Securities Principal, Financial and Operations Principal and Registered Representative. Mr. Bravo holds an MBA from the University of Maryland, College Park.

    DEMETRIS BROWN has been Treasurer, Assistant Secretary and Chief Financial Officer since our inception. Mr. Brown has been Chief Financial Officer of The Chapman Co. since 1998. From 1993 to 1998 Mr. Brown was the Vice President of Finance for the Injured Workers' Insurance Fund, a casualty insurance underwriter. Mr. Brown served as the Director of Finance for Computer Sciences Corporation from 1989 to 1993. Mr. Brown is a Certified Public Accountant, Certified Management Accountant, Financial and Operations Principal, and Registered Representative.

    MICHAEL EASTERLING is our Vice President of Media and has served in the same capacity for The Chapman Co. since July 1999. From 1988 to 1998, Mr. Easterling worked for WJZ-TV, a local Baltimore affiliate for 17 years, holding various positions, including Manager of Programming and Public Affairs from 1994 to 1998. In 1997, Mr. Easterling founded Straight Talk Communications.
Mr. Easterling earned his B.A. in Marketing from Howard University.

    SABRINA WARREN BUSH is our Senior Vice President of Equity Sales and has served in the same capacity for The Chapman Co. since 1992. From 1982 to 1992, Ms. Bush was employed with Maryland National Bank in various capacities including Vice President of Employee Relations for all the subsidiaries of MNC Financial Inc., and Vice President of Strategic Planning for the Retail Banking Division. Ms. Bush attended the University of Florida and received her M.S. in business with a concentration in finance from The Johns Hopkins University in 1998.

    TRACEY RANCIFER is our Senior Vice President of Corporate Development and has served in the same capacity for Chapman Capital Management since 1998. Prior to joining Chapman Capital Management, Ms. Rancifer was Executive Assistant to the Mayor of Memphis, Tennessee and the Director of Government Affairs from 1997 to 1999. From 1996 to 1997, Ms. Rancifer was the Administrative Operations Director for the City of Little Rock, Arkansas. Ms Rancifer was a Graduate Research Assistant at the Arkansas Institute of Government from 1995 to 1996, and from 1993 to 1995, Ms. Rancifer was the Special Assistant to the United States Secretary of Commerce. In 1993, Ms. Rancifer served as the Eastern Manager of Corporate and Government Relations for E.W. Moon, Inc. Ms. Rancifer received her B.A. in Political Science from Rhodes College and her Masters of Public Affairs and Administration from the University of Little Rock.

    CHARLES OWENS is our Vice President of Special Events and has served as the Vice President of Special Events for The Chapman Company since 1998. Prior to his association with The Chapman Company, Mr. Owens was the Executive Director of the Maryland District of Columbia Minority Supplier Development Council from 1990 to 1998. Mr. Owens is a graduate of Dartmouth College's Amos Tuck School of Business.

    RAYMOND HAYSBERT has been nominated to serve as a member of the Board of Directors of EChapman.com upon the closing of this offering. Mr. Haysbert is the retired President and Chairman of the Parks Sausage Company, the first African-American controlled publicly traded company, a position he held from 1969 to 1990. Mr. Haysbert is currently a Director Emeritus of Bell Atlantic Nynex. Mr. Haysbert taught in the School of Business at Morgan State University for 17 years and presently serves as the Chairman of the Entrepreneurial Institute at the EDGE Center of Sojourner Douglass College.

    KWEISI MFUME has been nominated to serve as a member of the Board of Directors of EChapman.com upon the closing of this offering. Mr. Mfume has served as the President and Chief Executive Officer of the NAACP since
February 15, 1996. From 1986 to 1996, Mr. Mfume represented Maryland's 7(th) Congressional District in the United States Congress, where he also served on several committees during his terms of office, including the Banking and Financial Services Committee, the General Oversight and Investigations Subcommittee, the Committee on Education and the Small Business Committee and the full Ethics Committee and Joint Economic Committee of the House of Representatives and Senate. Mr. Mfume also served two years as the Chairman of the Congressional Black Caucus and later served as the Chair of the Caucus' Task Force to Preserve Affirmative Action. During his last term in Congress,
Mr. Mfume was appointed by the House Democratic Caucus to Vice Chairman for Communications.

    MARK JEFFERSON has been nominated to serve as a member of the Board of Directors of EChapman.com upon the closing of this offering. In 1999, Mr. Jefferson founded Funburst Media, LLC, for which he also serves as Chairman. In 1998, Mr. Jefferson founded and became Principal of Envue Technologies, a position he still holds. Mr. Jefferson served as Vice President of CertCo., Inc. from 1997 to 1998. From 1995 to 1997, Mr. Jefferson was a Manager at Cisco Systems.

    ADOLPH WASHINGTON has been nominated to serve as a member of the Board of Directors of EChapman.com upon the closing of this offering. Since 1999, Mr. Washington has served as the Vice President of Field Promotions with Capitol Records in Hollywood, California. From 1996 to 1999, Mr. Washington served as Senior Vice President of Marketing and Promotions at Warner Bros.

Records. Mr. Washington was the Senior Vice President of Marketing and Promotions at MCA Records from 1991 to 1996. He received his B.A. in Social Sciences from the University of Arkansas at Pine Bluff.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors has appointed an Audit Committee of the Board of Directors that will review the scope of accounting audits, review with our independent auditors the corporate accounting practices and policies and recommend to whom reports should be submitted within EChapman.com, review with the independent auditors their final report, review with internal and independent auditors overall accounting and financial controls, and be available to our independent auditors during the year for consultation purposes. Upon the closing of this offering, a majority of the directors on the Audit Committee will be independent directors.

    The Board of Directors has also appointed a Compensation Committee of the Board of Directors which will review the performance of senior management, recommend appropriate compensation levels and approve the issuance of stock options pursuant to our stock option plan. All directors and officers of EChapman.com serve until their successors are duly elected and qualify. Upon the closing of this offering, the Compensation Committee will consist of two Directors.

EXECUTIVE COMPENSATION

    To date, we have not paid compensation to the Chief Executive Officer or any other executive officer of EChapman.com. In addition, we have not entered into any agreements or other arrangements with respect to such payments.

    Our Board of Directors has established the 1999 EChapman.com, Inc. Omnibus Stock Option Plan to enable us to grant equity compensation to the our directors, officers, employees and consultants. Our stock plan will be administered by the Compensation Committee of the Board of Directors. No securities have been issued pursuant to the stock option plan as of the date of this prospectus; however, in connection with the mergers, the outstanding stock options of Chapman Holdings and Chapman Capital Management Holdings will be converted on the same basis as the shares of common stock of these companies into outstanding stock options under the EChapman.com Omnibus Stock Option Plan. At that time, there will be 138,464 shares subject to outstanding stock options upon consummation of this offering.

                       PRINCIPAL AND SELLING STOCKHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of September 30, 1999 as adjusted to reflect the sale of common stock in this offering and the mergers by (i) each person known by us who will beneficially own 5% or more of the outstanding shares of common stock following the offering and the mergers, (ii) each of our directors and director nominees, (iii) our Chief Executive Officer, and
(iv) all of our directors, director nominees and executive officers as a group. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below, based on information furnished by such owners, will have sole voting and investment power with respect to such shares, subject to community property laws where applicable.

    The number of shares of common stock outstanding used in calculating the percentage for each listed person includes options exercisable within 60 days of September 30, 1999 but excludes shares of common stock underlying options or warrants held by any other person. Percentage of beneficial ownership is based on 13,194,845 shares of common stock outstanding as of September 30, 1999, and 16,528,178 shares outstanding upon consummation of this offering assuming completion of the pending mergers of Chapman Holdings, Chapman Capital Management Holdings and Chapman Insurance Holdings.

                                                    SHARES BENEFICIALLY                             SHARES BENEFICIALLY
                                                           OWNED                                           OWNED
                                                    PRIOR TO OFFERING(2)           SHARES          AFTER THE OFFERING(3)
            NAME AND ADDRESS OF              ----------------------------------    BEING     ----------------------------------
           BENEFICIAL HOLDER(1)               NUMBER           PERCENTAGE         OFFERED     NUMBER           PERCENTAGE
-------------------------------------------  ---------   ----------------------   --------   ---------   ----------------------
Nathan A. Chapman, Jr.(4)..................  8,648,988                    65.4%    80,000    8,648,988                     52.2%
Earl U. Bravo, Sr.(5)......................     29,810                       *                  29,810                        *
Raymond Haysbert...........................      1,933                       *                   1,933                        *
Sabrina Warren Bush(6).....................      1,933                       *                   1,933                        *
Tracey Rancifer(7).........................      2,234                       *                   2,234                        *
All Directors and Executive Officers as a
  Group (5 persons)........................  8,684,898                    65.6               8,684,898                     52.4

------------------------

*   Represents less than one percent of the outstanding shares of common stock.

(1) Each stockholder's address is 401 East Pratt Street, 28(th) Floor, Baltimore, Maryland unless otherwise noted.

(2) Includes a total of 36,168 shares of common stock subject to options exercisable within 60 days which are held by the persons named in the table.

(3) Assumes the underwriters' over-allotment option is not exercised. Exercise in full of the underwriter's over-allotment option would reduce
    Mr. Chapman's ownership percentage following the offering to 51.4% and would reduce the ownership percentage of all directors and executive officers to 51.6%.

(4) Includes shares issuable upon exercise of options to purchase 11,168 shares of CCMHI common stock.

(5) Includes shares issuable upon exercise of options to purchase 9,665 shares of CHI common stock and 11,168 shares of CCMHI common stock.

(6) Includes shares issuable upon the exercise of options to purchase 1,933 shares of CHI common stock.

(7) Includes shares issuable upon the exercise of options to purchase 2,234 shares of CCMHI common stock.

                              CERTAIN TRANSACTIONS

    Nathan A. Chapman, Jr., the President and a director of our company, is the President, a Director of each of Chapman Holdings, Chapman Capital Management Holdings, Chapman Insurance Holdings and The Chapman Funds, Inc. He is also a controlling stockholder of Chapman Holdings, Chapman Capital Management Holdings and Chapman Insurance Holdings. Earl U. Bravo, Sr., a Director, Sr. Vice President, Secretary and Assistant Treasurer of EChapman.com, is Secretary, Assistant Treasurer and a Director of Chapman Capital Management Holdings and Chapman Holdings and Secretary and Assistant Treasurer of The Chapman Funds. Demetris Brown, Treasurer, Chief Financial Officer and Assistant Secretary of EChapman.com, is the Chief Financial Officer of The Chapman Co.

    Mr. Chapman is President and Treasurer and Mr. Bravo is Secretary of Chapman General Partner One, Inc., the general partner of Chapman Limited Partnership I. We lease furniture and equipment from this partnership. The lease requires monthly payments of $9,846 and contains one year renewable terms, at our option, through September 2000, at which time we can purchase the furniture and equipment at fair market value. Rent expense pursuant to this lease agreement was $118,512 in 1997, $118,152 in 1998 and $88,614 for the nine months ended
September 30, 1999. We believe that the terms of these transactions were substantially favorable to us as those available from non-affiliates.

    On December 14, 1998, The Chapman Co. and Chapman Capital Management each advanced to Chapman Limited Partnership I $19,536 for payment of certain taxes and related payments, interest, and penalties. On October 22, 1999, Chapman Holdings and Chapman Capital Management Holdings each advanced the partnership $49,037 for payment of certain taxes and related payments. As of September 30, 1999, all of these advances remained outstanding. Future lease payments will be applied to such advances until repaid in full.

    As of September 30, 1999, Mr. Chapman owed EChapman.com's subsidiaries $1,006,089 in connection with the following notes, including accrued interest:

    - Three-year promissory note to The Chapman Co. dated February 11, 1998 in the amount of $176,250, which accrues interest at 5.54% per annum and requires no payments of principal or interest until maturity.

    - Three-year promissory note to Chapman Holdings dated March 11, 1998 in the amount of $285,587, which accrues interest at 5.5% per annum.

    - Demand promissory note to The Chapman Co. dated May 1, 1998 in the amount of $100,000, which accrues interest at 5.5% per annum.

    - Demand promissory note to Chapman Capital Management dated July 2, 1998 in the amount of $65,000, which accrues interest at 5.48% per annum.

    - Three year promissory note to Chapman Capital Management Holdings dated August 21, 1998 in the amount of $45,000, which accrues interest at 5.48% per annum.

    - Three-year promissory note to Chapman Holdings dated December 31, 1998 in the amount of $51,690, which accrues interest at 4.33% per annum.

    - Demand promissory note to Chapman Capital Management Holdings dated
      July 29, 1999 in the amount of $242,000, which accrues interest at 5.45% per annum.

    Following the closing of the offering, we will acquire Chapman Holdings, Chapman Capital Management and Chapman Insurance Holdings pursuant to merger agreements between and among EChapman.com, each target company and, in each case, a wholly-owned subsidiary of EChapman.com. Following the mergers, Chapman Holdings, Chapman Capital Management Holdings and Chapman Insurance Holdings will become wholly-owned subsidiaries of EChapman.com. Because Mr. Chapman, the President and a director of EChapman.com, is the President, a director and controlling stockholder of each of the two publicly traded target companies, the mergers of Chapman Holdings and Chapman Capital Management Holdings have been approved by the disinterested members of the boards of directors of each of Chapman Holdings and Chapman Capital Management Holdings in accordance with Maryland law.

    We have entered into a non-exclusive, royalty-free licensing agreement with Mr. Chapman pertaining to our use of the C-Eagle Logo-TM-, Chapman, Chapman Trading-TM-, Chapman Network-TM-, Chapman Education-TM-, Chapman
Marketplace-TM-, Chapman Kids Club-TM-, DEM Index-TM-, DEM Profile-TM-, DEM Universe-TM-, DEM Company-TM-, DEM Community-TM-, DEM Multi-Manager-TM-, EChapman.com-TM-, Domestic Emerging Markets-Registered Trademark-, DEM-Registered Trademark-, trademarks that are owned by Mr. Chapman.

    EChapman.com intends that all transactions with its affiliates will be approved by a majority of the Board of Directors, including a majority of the disinterested Directors.

    The Chapman Co. is acting as the manager of the underwriting syndicate in this offering and will receive underwriting compensation. See "Underwriting."

                          DESCRIPTION OF CAPITAL STOCK

    The authorized capital stock of EChapman.com, Inc. consists of 50 million shares of common stock, par value $0.001 per share.

COMMON STOCK

    As of the date of this prospectus, there is one share of our common stock issued and outstanding held of record by one stockholder. Following the consummation of the mergers, 13,194,845 shares of our common stock will be issued and outstanding, held of record by approximately 51 stockholders. Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Stockholders do not have cumulative voting rights. Holders of our common stock are entitled to receive ratably such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor. See "Dividend Policy." In the event of a dissolution, liquidation or winding-up of EChapman.com, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. Holders of common stock have no right to convert their common stock into any other securities. The common stock has no preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and the common stock to be outstanding upon completion of this offering will be, duly authorized, validly issued, fully paid and nonassessable.

INDEMNIFICATION

    Our Charter provides that EChapman.com will indemnify our currently acting and our former Directors and officers against any and all liabilities and expenses incurred in connection with their services in such capacities to the maximum extent permitted by the Maryland General Corporation Law, as from time to time amended. If approved by the Board of Directors, EChapman.com may indemnify our employees, agents and persons who serve or have served, at our request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture or other enterprise to the extent determined to be appropriate by the Board of Directors. EChapman.com will advance expenses to our directors and officers entitled to mandatory indemnification to the maximum extent permitted by the Maryland General Corporation Law and may in the discretion of the Board of Directors advance expenses to employees, agents and others who may be granted indemnification.

    Pursuant to the underwriting agreement, EChapman.com has agreed to indemnify the underwriter and the underwriter has agreed to indemnify us and our directors, officers and controlling persons against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act. Pursuant to our agreement with the qualified independent underwriter, EChapman.com has also agreed to indemnify Ferris, Baker Watts, Incorporated for liabilities in connection with this offering.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

    Furthermore, our Charter provides that, to the fullest extent permitted by the Maryland General Corporation Law (the "MGCL") as it may be amended from time to time, no director or officer of EChapman.com shall be liable to EChapman.com or its stockholders for monetary damages arising out of events occurring at the time such person is serving as a director or officer, regardless of whether such person is a director or officer at the time of a proceeding in which liability is asserted. Under current Maryland law, the effect of this provision is to eliminate the rights of EChapman.com and its stockholders to recover monetary damages from a director or officer except (i) to the extent that it is proved that the director or officer actually received an improper benefit, or profit in money, property, or services for the amount of the benefit or profit in money, property or services actually received, or (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. In situations to which the Charter provision applies, the remedies available to EChapman.com or its stockholders are limited to equitable remedies such as injunction or rescission.

STATE ANTI-TAKEOVER PROVISIONS

    BUSINESS COMBINATION LAW

    The MGCL also imposes conditions and restrictions on certain "business combinations" (including, among other various transactions, a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance of equity securities) between a Maryland corporation and any person who beneficially owns at least 10% of the corporation's stock (an "Interested Stockholder"). Unless approved in advance by the Board of Directors, or otherwise exempted by the statute, such a business combination is prohibited for a period of five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. After such five-year period, a business combination with an Interested Stockholder must be: (a) recommended by the corporation's Board of Directors; and (b) approved by the affirmative vote of at least (i) 80% of the corporation's outstanding shares entitled to vote and
(ii) two-thirds of the outstanding shares entitled to vote which are not held by the Interested Stockholder with whom the business combination is to be effected, unless, among other things, the corporation's common stockholders receive a "fair price" (as defined in the statute) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for his shares. EChapman.com is subject to the provisions of this statute; however, EChapman.com's Charter exempts Nathan A. Chapman, Jr., our President and controlling stockholder, persons to whom Mr. Chapman directly transfers his voting stock, and the respective affiliates and associates of Mr. Chapman and such transferees.

    CONTROL SHARE ACQUISITION LAW

    Under the MGCL's control share acquisition law, voting rights of shares of stock of a Maryland corporation acquired by an acquiring person at ownership levels of 20%, 33 1/3% and 50% of the outstanding shares are denied unless conferred by a special stockholder vote of two-thirds of the outstanding shares held by persons other than the acquiring person, and officers of the corporation and directors who are employees of the corporation or, among other exceptions, such acquisition of shares is made pursuant to a merger agreement with the corporation or the corporation's charter or bylaws permit the acquisition of such shares prior to the acquiring person's acquisition thereof. Unless a corporation's charter or bylaws provide otherwise, the statute permits such corporation to redeem the acquired shares at "fair value" if the voting rights are not approved or if the acquiring person does not deliver a "control share acquisition statement" to the corporation on or before the tenth day after the control share acquisition. The acquiring person may demand a stockholders' meeting to consider authorizing voting rights for control shares subject to certain disclosure obligations and payment of certain costs. If voting rights are approved for more than fifty percent of the outstanding stock, objecting stockholders may have their shares appraised and repurchased by the corporation for cash. EChapman.com is generally subject to the provisions of this statute; however, EChapman.com's Charter exempts Nathan A. Chapman, Jr., our President and controlling stockholder, persons to whom Mr. Chapman directly transfers any shares of stock of EChapman.com, including transfers of voting rights or other interests in any such stock, and the respective affiliates and associates of Mr. Chapman and such transferees.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Prior to this offering, there has been no trading market for the common stock. Although we have applied for quotation of the common stock on the Nasdaq National Market System, there can be no assurance that an active trading market for the common stock will develop and, if developed, will continue after the offering. Quotation of our common stock on the Nasdaq National Market System is conditioned upon our meeting certain asset, capital and surplus, stock price and public float tests. There can be no assurance that the public offering price will correspond to the price at which our common stock will trade in the public market subsequent to this offering.

    As of the date of the closing of this offering and after the consummation of the mergers, EChapman.com will have 16,528,178. All shares acquired in this offering, other than shares that may be acquired by our "affiliates" as defined by Rule 144 under the Securities Act. In addition, the shares of EChapman.com stock to be issued in the mergers will be registered under the Securities Act and will be freely transferable under the Securities Act except for shares issued to any person who is deemed to be an "affiliate" of EChapman.com, Chapman Holdings or Chapman Capital Management Holdings. Shares of EChapman.com common stock received by stockholders of Chapman Holdings or Chapman Capital Management Holdings who are deemed to be affiliates of Chapman Holdings or Chapman Capital Management Holdings at the time of the stockholder meetings to approve the mergers may resell their shares only as permitted by Rule 145 under the Securities Act or as otherwise permitted thereunder. Any person deemed to be an affiliate of EChapman.com may resell their shares without registration only as permitted by Rule 144 under the Securities Act, or pursuant to another exemption under the Securities Act.

    No prediction can be made as to the effect, if any, that sales of shares of common stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market may adversely affect the prevailing market price for the common stock and could impair our ability to raise capital through the sale of our equity securities.

    On a pro forma as adjusted basis giving effect to the mergers and this offering, as of September 30, 1999, Mr. Chapman beneficially owned 8,648,988 shares (8,568,988 shares if the underwriters exercise the over-allotment option in full) of common stock or approximately 52.2% (51.4% if the underwriters exercise the over-allotment option in full) of our outstanding common stock. Except for the shares he may sell to the underwriter as part of the over-allotment option, Mr. Chapman has agreed not to sell any shares of common stock that he owns as of the date of this prospectus during the 180 days following the closing of this offering except pursuant to the over-allotment option. After the lock-up period, Mr. Chapman may resell his shares without registration by complying with Rule 144 discussed below.

    In general, under Rule 144, a person (or persons whose shares are required to be aggregated), including any of our affiliates, who beneficially owns "restricted shares" for a period of at least one year is entitled to sell within any three-month period, shares equal in number to the greater of: (i) 1% of the then-outstanding shares of common stock; or (ii) the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of the required notice of sale with the Commission. In addition, any person (or persons whose shares are aggregated) who is not, at the time of the sale, nor during the preceding three months, our affiliate, and who has beneficially owned restricted shares for at least two years, can sell such shares under Rule 144 without regard to the notice, manner of sale, public information or volume limitations described above.

                                  UNDERWRITING

    Subject to the terms and conditions contained in an underwriting agreement (the "Underwriting Agreement"), EChapman.com has agreed to sell to each of the underwriters named below, for which The Chapman Co. is acting as Representative, and each of the underwriters has severally agreed to purchase from EChapman.com, the respective number of shares of common stock set forth opposite its name below at the initial public offering price, less the underwriting discount set forth on the cover page of this prospectus. The Underwriting Agreement provides that, subject to the terms and conditions set forth therein, the underwriters are obligated to purchase all of the shares of common stock being sold pursuant to the Underwriting Agreement if any of the shares of common stock are purchased. Under certain circumstances, under the Underwriting Agreement, the commitments of non-defaulting underwriters may be increased.

                                                               NUMBER OF FIRM
                      UNDERWRITERS                         SHARES TO BE PURCHASED
                      ------------                         ----------------------
The Chapman Co...........................................

                                                                 ---------
    Total................................................        3,333,333
                                                                 =========

    The Representative has advised EChapman.com that the underwriters propose initially to offer the common stock to the public at the public offering price set forth on the cover page of this Prospectus, and to certain dealers which are NASD dealers at such price less a concession not in excess of $
per share. The underwriters may allow, and such dealers may reallow, a
concession not in excess of $    per share of common stock on sales to certain
other dealers. The public offering price, discount and concession will not be changed until after the offering has been completed.

    Nathan A. Chapman, Jr., as selling stockholder, has granted the underwriters an option to purchase up to an additional 80,000, and EChapman.com has granted the underwriters an option to purchase up to an additional 120,000 shares of common stock at the initial public offering price set forth on the cover page of this prospectus, less the underwriting discount. Such option, which will expire 30 days after the date of this prospectus, may be exercised solely to cover over-allotments, if any, made in connection with the sale of common stock offered hereby. To the extent this option is not exercised in full, the shares sold by EChapman.com pursuant to the option will be reduced. To the extent that this option is exercised, each of the underwriters will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage thereof which the number of shares of common stock to be purchased initially by that underwriter bears to the total number of shares of common stock to be purchased initially by all underwriters. If purchased, the underwriters will offer such additional shares on the same terms as those on which the 3,333,333 shares of common stock are being offered hereby.

    Pursuant to the Conduct Rules of the NASD, when a member of the NASD, such as The Chapman Co., participates in the public distribution of its own or an affiliate's securities, the public offering price can be no higher than recommended by a qualified independent underwriter. In accordance with this requirement, Ferris, Baker Watts, Incorporated, has agreed to serve as qualified independent underwriter and to recommend an initial public offering price for the shares of our common stock. Ferris, Baker Watts, Incorporated has participated in the preparation of the registration statement of which this prospectus forms a part and has performed "due diligence" with respect thereto. For acting as a qualified independent underwriter, Ferris, Baker Watts will receive fees equal to 20% of the underwriting discount.

    In connection with the merger of Chapman Holdings into a subsidiary of EChapman.com, Ferris, Baker Watts, Incorporated will deliver to Chapman Holdings its written opinion that, as of the date of the merger, and based upon and subject to the assumptions, limitations and qualifications set forth therein, the consideration to be received by the holders of Chapman Holdings common stock pursuant to the merger is fair, from a financial point of view. In connection with rendering this opinion Ferris, Baker Watts, Incorporated in entitled to receive a fee of $75,000.

    Prior to this offering there has been no public market for our common stock. The initial price to the public for the shares of our common stock has been determined by negotiation between us and Ferris, Baker Watts, Incorporated. The factors considered in determining the offering price were:

    - prevailing market and economic conditions

    - our revenue and earnings

    - estimates of our business operations

    - an assessment of our management

    - the consideration of these factors in relation to the market valuation of comparable companies in related businesses

    - the current condition of the markets in which we operate

    There can be no assurance, however, that the prices at which our common stock will trade in the public market after this offering will not be lower than the price at which it is sold by the underwriters.

    All of the underwriters and Ferris, Baker Watts will be reimbursed for their counsel fees and for their out-of-pocket expenses and will receive fees as described above. In the underwriting agreement, we have agreed to indemnify the underwriters (and their respective controlling persons) with respect to certain liabilities, including liabilities under the Securities Act. In addition, we have agreed to indemnify Ferris, Baker Watts, Incorporated against claims and liabilities arising from its engagement as qualified independent underwriter, including certain liabilities under the Securities Act.

    The Representative has informed us that the underwriters do not intend to confirm sales to any accounts over which any of them exercises discretionary authority.

    Mr. Chapman has agreed not to offer, pledge, sell, contract to sell, grant any option for the sale of, otherwise dispose of the 8,648,988 shares of EChapman.com (8,568,988 shares if the underwriters exercise the over-allotment in full) that he owns for a period of 180 days following the closing of the offering.

    In connection with the offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of our common stock, including purchases of our common stock to stabilize the market price, purchases of our common stock to cover some or all of a short position in the common stock maintained by the underwriters and the imposition of penalty bids. Such transactions may also include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which persons may bid for or purchase common stock for the purpose of stabilizing its market price. Any of the transactions described in this paragraph may result in the maintenance of the price of our common stock at a level above that which might otherwise prevail in the open market. Neither the Representative nor any of the underwriters can make any prediction or representation as to the effect that any such transactions may have on the price of our common stock. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time. Additionally, in connection with this offering, the underwriters may engage in passive market making transactions in our common stock on the Nasdaq National Market System in accordance with Securities Act Rule 103 of Regulation M.

    The foregoing includes a summary of the principal terms of the underwriting agreement and the agreement with the qualified independent underwriter and does not purport to be complete. Reference is made to the foregoing documents which are on file as exhibits to the registration statement of which this prospectus is a part.

                          TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the common stock is UMB Bank, N.A.

                                 LEGAL MATTERS

    The legality of the securities being offered in this prospectus has been passed upon for EChapman.com by Venable, Baetjer and Howard, LLP. Whiteford, Taylor & Preston L.L.P. has acted as counsel for the underwriter and the qualified independent underwriter in connection with this offering.

                                    EXPERTS

    The audited financial statements included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                             ADDITIONAL INFORMATION

    EChapman.com, Inc. has filed with the SEC in Washington, DC, a registration statement under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, as some information is omitted in accordance with the rules and regulations of the SEC. For further information with respect to EChapman.com, reference is made to the registration statement, including the exhibits filed therewith, copies of which may be obtained at prescribed rates from the SEC at the public reference facilities maintained by the SEC at Judiciary Plaza Building, 450 Fifth Street, NW, Washington, DC 20549. Descriptions contained in this prospectus as to the contents of any contract or other documents filed as an exhibit to the registration statement are not necessarily complete and each such description is qualified by reference to such contract or document. The SEC maintains a website on the Internet that will contain all future reports, proxy and information statements and other information that EChapman.com is required to file electronically with the SEC. The address of the SEC's website is http://www.sec.gov.

    EChapman.com will furnish to its stockholders annual reports containing financial statements for each fiscal year audited by an independent accounting firm.

                               ECHAPMAN.COM, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
Index.......................................................     F-1

CHAPMAN HOLDINGS, INC.

  Report of Independent Public Accountants..................     F-2

  Consolidated Balance Sheets of December 31,1998 and
    September 30, 1999 (unaudited)..........................     F-3

  Consolidated Statement of Operations for the Years Ended
    December 31, 1998 and 1997, and for the Nine Months
    Ended September 30, 1999 and 1998 (unaudited)...........     F-4

  Consolidated Statements of Changes in Stockholders' Equity
    for the Years Ended December 31, 1998 and 1997 and for
    the Nine Months Ended September 30, 1999 (unaudited)....     F-5

  Consolidated Statements of Cash Flows for the Years Ended
    December 31, 1998 and 1997, and for the Nine Months
    Ended September 30, 1999 and 1998 (unaudited)...........     F-6

  Notes to Financial Statements.............................     F-7

CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC.

  Report of Independent Public Accountants..................    F-14

  Consolidated Balance Sheets as of December 31, 1998 and
    September 30, 1999 (unaudited)..........................    F-15

  Consolidated Statements of Operations for the Years Ended
    December 31, 1998 and 1997, and for the Nine Months
    Ended September 30, 1999 and 1998 (unaudited)...........    F-16

  Consolidated Statements of Changes in Stockholders' Equity
    for the Years Ended December 31, 1998 and 1997 and for
    the Nine Month Ended September 30, 1999 (unaudited).....    F-17

  Consolidated Statements of Cash Flows for the Years Ended
    December 31, 1998 and 1997 and for the Nine Months ended
    September 30, 1999 and 1998 (unaudited).................    F-18

  Notes to Financial Statements.............................    F-19

ECHAPMAN.COM, INC.

  Balance Sheet as of May 14, 1999 and September 30, 1999
    (unaudited).............................................    F-26

  Statement of Operations from May 14, 1999 (inception) to
    September 30, 1999 (unaudited)..........................    F-27

  Statement of Changes in Stockholders' Deficit for the
    Period May 14, 1999 (inception) to September 30, 1999
    (unaudited).............................................    F-28

  Notes to Unaudited Financial Statements...................    F-29

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Chapman Holdings, Inc:

    We have audited the accompanying consolidated balance sheet of Chapman Holdings, Inc. and Subsidiaries (a Maryland corporation) as of December 31, 1998, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the two years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Chapman Holdings, Inc. and Subsidiaries as of December 31, 1998, and the results of their operations and their cash flows for the two years ended December 31, 1998 in conformity with generally accepted accounting principles.

Baltimore, Maryland,
February 22, 1999

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                 AS OF DECEMBER 31, 1998 AND SEPTEMBER 30, 1999

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1998           1999
                                                              ------------   -------------
                                                                              (UNAUDITED)
ASSETS:
  Cash and cash equivalents.................................  $ 3,090,000     $1,775,000
  Cash deposits with clearing organization..................    2,389,000      2,477,000
  Investments...............................................      204,000        239,000
  Securities owned..........................................    2,080,000      1,813,000
  Receivables from brokers and dealers......................      331,000        576,000
  Receivables from affiliates...............................      380,000        237,000
  Income taxes receivable...................................      294,000        300,000
  Advances to officer/employee..............................      657,000        723,000
  Fixed assets, net.........................................       38,000         95,000
  Prepaids and other assets.................................      583,000        570,000
  Intangible assets.........................................      145,000        113,000
  Deferred tax asset........................................       14,000        345,000
                                                              -----------     ----------
    Total assets............................................  $10,205,000     $9,263,000
                                                              ===========     ==========
LIABILITIES AND STOCKHOLDERS' EQUITY:
  Accounts payable and accrued expenses.....................  $   261,000     $  676,000
  Margin loan payable.......................................    2,559,000      2,050,000
  Accrued compensation......................................      243,000        238,000
  Deferred rent.............................................       78,000         45,000
                                                              -----------     ----------
    Total liabilities.......................................    3,141,000      3,009,000
                                                              -----------     ----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, $.001 par value, 20,000,000 shares
    authorized,
    2,953,622 shares issued and outstanding.................        3,000          3,000
  Additional paid-in capital................................    7,903,000      7,903,000
  Accumulated deficit.......................................     (842,000)    (1,652,000)
                                                              -----------     ----------
    Total stockholders' equity..............................    7,064,000      6,254,000
                                                              -----------     ----------
    Total liabilities and stockholders' equity..............  $10,205,000     $9,263,000
                                                              ===========     ==========

   The accompanying notes are an integral part of these consolidated balance sheets.

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
           AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998

                                                          DECEMBER 31,              SEPTEMBER 30,
                                                    ------------------------   -----------------------
                                                       1998          1997         1999         1998
                                                    -----------   ----------   ----------   ----------
                                                                                     (UNAUDITED)
REVENUE:
  Commissions.....................................  $ 2,538,000   $2,612,000   $3,243,000   $1,909,000
  Underwriting and management fees................      700,000      325,000      554,000      376,000
  Interest and dividends..........................      335,000       55,000      163,000      247,000
  (Loss) gain on trading..........................     (638,000)          --      246,000     (174,000)
                                                    -----------   ----------   ----------   ----------
      Total revenue...............................    2,935,000    2,992,000    4,206,000    2,358,000
                                                    -----------   ----------   ----------   ----------

EXPENSE:
  Compensation and benefits.......................    2,185,000    1,121,000    2,324,000    1,317,000
  Floor brokerage and clearing fees...............      431,000      286,000      528,000      302,000
  Communications..................................      193,000      154,000      216,000      130,000
  Occupancy, equipment rental, and depreciation...      460,000      356,000      489,000      331,000
  Travel and business development.................      255,000      211,000      260,000      167,000
  Professional fees...............................      416,000      103,000      656,000      192,000
  Other operating expense.........................      611,000      270,000      874,000      326,000
                                                    -----------   ----------   ----------   ----------
      Total expense...............................    4,551,000    2,501,000    5,347,000    2,765,000
                                                    -----------   ----------   ----------   ----------
      (Loss) income from continuing operations
        before income tax (benefit) provision.....   (1,616,000)     491,000   (1,141,000)    (407,000)

INCOME TAX BENEFIT (PROVISION)....................      485,000     (205,000)     331,000      102,000
                                                    -----------   ----------   ----------   ----------
      (Loss) income from continuing operations....   (1,131,000)     286,000     (810,000)    (305,000)

INCOME FROM DISCONTINUED OPERATIONS, net of income
  taxes of $40,000................................           --       51,000           --           --
                                                    -----------   ----------   ----------   ----------
      Net (loss) income...........................  $(1,131,000)  $  337,000   $ (810,000)  $ (305,000)
                                                    ===========   ==========   ==========   ==========

BASIC AND DILUTED EARNINGS PER SHARE DATA:........
    Income from continuing operations.............  $      (.40)  $     0.14   $     (.27)  $    (0.11)
    Income from discontinued operations...........           --         0.03           --           --
                                                    -----------   ----------   ----------   ----------
      Net (loss) income...........................  $      (.40)  $     0.17   $     (.27)  $    (0.11)
                                                    ===========   ==========   ==========   ==========
    Weighted average shares outstanding...........    2,793,000    2,002,000    2,954,000    2,744,000
                                                    ===========   ==========   ==========   ==========

 The accompanying notes are an integral part of these consolidated statements.

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                  AND THE NINE MONTHS ENDED SEPTEMBER 30, 1999

                                                                           RETAINED
                                                            ADDITIONAL     EARNINGS         TOTAL
                                                  COMMON     PAID-IN     (ACCUMULATED   STOCKHOLDERS'
                                                  STOCK      CAPITAL       DEFICIT)        EQUITY
                                                 --------   ----------   ------------   -------------
BALANCE, December 31, 1996.....................   $2,000    $1,309,000   $  (182,000)    $ 1,129,000
  Net income...................................       --            --       337,000         337,000
  Purchase of 152,250 shares of stock..........       --      (217,000)           --        (217,000)
  Issuance of 196,594 shares of stock in
    exchange for a stock warrant...............       --            --            --              --
                                                  ------    ----------   -----------     -----------
BALANCE, December 31, 1997.....................    2,000     1,092,000       155,000       1,249,000
  Net loss.....................................       --            --    (1,131,000)     (1,131,000)
  Accumulated deficit from discounted
    operations.................................       --            --       134,000         134,000
  Net proceeds from issuance of common stock...    1,000     6,811,000            --       6,812,000
                                                  ------    ----------   -----------     -----------
BALANCE, December 31, 1998.....................    3,000     7,903,000      (842,000)      7,064,000
  Net loss.....................................       --            --      (810,000)       (810,000)
                                                  ------    ----------   -----------     -----------
BALANCE, September 30, 1999
  (Unaudited)..................................   $3,000    $7,903,000   $(1,652,000)    $ 6,254,000
                                                  ======    ==========   ===========     ===========

 The accompanying notes are an integral part of these consolidated statements.

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
           AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998

                                                          DECEMBER 31,                SEPTEMBER 30,
                                                    -------------------------   -------------------------
                                                       1998          1997          1999          1998
                                                    -----------   -----------   -----------   -----------
                                                                                       (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) Income...............................  $(1,131,000)  $  337,000    $  (810,000)  $  (305,000)
  Adjustments to reconcile net (loss) income to
    net cash (used in) provided by operating
    activities:
    Depreciation and amortization expense.........       8,000            --         38,000            --
    Unrealized/realized loss on securities
      owned.......................................     638,000            --       (246,000)       36,000
    Deferred taxes................................    (122,000)           --       (331,000)           --
    Effect from changes in assets and
      liabilities--
      Deposits with clearing organization.........  (2,349,000)       (5,000)       (88,000)   (1,599,000)
      Receivables from brokers and dealers........      54,000      (229,000)      (245,000)      (48,000)
      Receivables from discontinued operations....     801,000      (118,000)            --            --
      Receivables from affiliates.................    (380,000)           --        143,000       801,000
      Income tax receivable.......................    (294,000)           --         (6,000)           --
      Prepaids and other assets...................    (495,000)      (24,000)        13,000      (309,000)
      Net assets from discontinued operations.....       6,000       113,000             --         6,000
      Accounts payable and accrued expenses.......     193,000       (24,000)       415,000       120,000
      Accrued compensation........................     174,000        (8,000)        (5,000)       47,000
      Deferred rent...............................     (11,000)           --        (33,000)       (8,000)
      Payable to affiliated partnership...........     (10,000)      (49,000)            --        (5,000)
      Income taxes payable........................     (98,000)       55,000             --      (131,000)
      Net liability from discontinued
        operations................................          --       (29,000)            --            --
                                                    -----------   ----------    -----------   -----------
          Net cash (used in) provided by operating
            activities............................  (3,016,000)       19,000     (1,155,000)   (1,395,000)
                                                    -----------   ----------    -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of office equipment....................     (23,000)      (10,000)       (63,000)       (4,000)
  Purchase of Charles A. Bell.....................    (220,000)           --             --            --
  Purchase of investments.........................  (1,207,000)      (12,000)       (35,000)      (69,000)
  Proceeds from sale of investments...............   1,014,000            --          4,000            --
  Advances to officer/employee....................    (481,000)      (66,000)       (66,000)     (448,000)
                                                    -----------   ----------    -----------   -----------
          Net cash used in investing activities...    (917,000)      (88,000)      (160,000)     (521,000)
                                                    -----------   ----------    -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from issuance of common stock......   7,715,000            --             --     7,715,000
  Issuance costs..................................    (903,000)           --             --      (903,000)
  Purchase of stock...............................          --      (218,000)            --            --
                                                    -----------   ----------    -----------   -----------
          Net cash provided by (used in) financing
            activities............................   6,812,000      (218,000)            --     6,812,000
                                                    -----------   ----------    -----------   -----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.....................................   2,879,000      (287,000)    (1,315,000)    4,896,000
CASH AND CASH EQUIVALENTS, beginning of period....     211,000       498,000      3,090,000       211,000
                                                    -----------   ----------    -----------   -----------
CASH AND CASH EQUIVALENTS, end of period..........  $3,090,000    $  211,000    $ 1,775,000   $ 5,107,000
                                                    ===========   ==========    ===========   ===========

 The accompanying notes are an integral part of these consolidated statements.

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    DECEMBER 31, 1998 AND SEPTEMBER 30, 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

ORGANIZATION AND BUSINESS

    Chapman Holdings, Inc. (the "Company") provides securities brokerage and investment banking services. The Company, during December 1997, became the parent of a wholly-owned subsidiary, The Chapman Co. ("Chapman") and its two subsidiaries, Chapman Capital Management, Inc. ("CCM") and Chapman Insurance Agency, Incorporated ("CIA") pursuant to the merger of a newly formed wholly-owned subsidiary of the Company into Chapman. CCM and CIA were spun off from Chapman as part of the initial public offering ("IPO") on February 26, 1998.

    The Company allocates compensation, benefits and other costs to CCM and CIA on a proportional allocation cost method which management believes is reasonable. Compensation and benefits are allocated based on management's estimate of the percentage of time employees spend performing services for CCM and CIA. Other costs, consisting of communications, occupancy and administrative support, are allocated based on estimated usage by CCM and CIA.

BASIS OF PRESENTATION

    The accompanying consolidated financial statements are presented on the accrual basis of accounting in accordance with generally accepted accounting principles. All significant intercompany balances have been eliminated in consolidation. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INTERIM FINANCIAL STATEMENTS (UNAUDITED)

    The consolidated financial statements for the nine months ended
September 30, 1999 and 1998, are unaudited, but in the opinion of management, such financial statements have been presented on the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the financial position and results of operations, for the periods. The results of operations presented in the accompanying consolidated financial statements are not necessarily representative of operations for an entire year and because of the nature of the Company's operations can be materially different between periods.

    Subsequent to September 30, 1999, the Company signed a merger agreement, which is subject to stockholders approval and the completion of an initial public stock offering of common stock by EChapman.com, among other things, to merge into a wholly owned subsidiary of EChapman.com. This merger would result in the Company, Chapman Capital Management Holdings Inc. and Chapman Insurance Holdings Inc. becoming wholly-owned subsidiaries of EChapman.com. EChapman.com is a newly formed corporation designed to bring these companies together and to take advantage of the unique opportunities presented by the growth of the Internet. EChapman.com is owned by the major stockholder of the Company.

    This planned merger and the operations of EChapman.com after the merger, are subject to certain risks. The negative impact from these risks could have material adverse effects on the future results from operations and financial position of the Company. These risk items include the fact that EChapman.com has not launched a website and has no Internet-related operating history; the web site must be designed, developed, hosted by a service provider and marketed; EChapman.com must raise at

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                    DECEMBER 31, 1998 AND SEPTEMBER 30, 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

least $20 million from its planned public offering to complete this merger; the EChapman.com brand must be successful in order for it to attract users, advertisers and strategic partners; and the success of the "Domestic Emerging Markets" strategy through the use of the Internet.

    In July 1999, the Company borrowed $3,220,000 from Chapman Capital Management Holdings, Inc., an affiliate, in connection with the Company's participation in a municipal underwriting syndicate. The note was payable on demand and accrued interest at the broker call rate. The note was paid in full in September 1999.

ACQUISITION

    The Company acquired all of the outstanding stock of Charles A. Bell (Bell), a securities brokerage firm located in San Francisco, California, on December 29, 1998, for approximately $391,200. The acquisition resulted in recording approximately $145,000 of intangible assets from the purchase price being in excess of the book value of Bell. The assets acquired consist of cash, current assets, property and intangibles.

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents primarily consists of cash invested in the U.S. Treasury Money Fund, a fund managed by Chapman Capital Management, Inc., an affiliate.

INVESTMENTS

    Investments as of December 31, 1998 and September 30, 1999, consist primarily of certificates of deposit in which cost approximates market.

SECURITIES OWNED AND NOT YET PURCHASED

    Securities owned consist of trading proprietary stock, which is carried at market. The proprietary stock is primarily stock of Chapman Capital Management Holdings, Inc. (CCMH), a company whose majority stockholder is also the majority stockholder of the Company. Chapman is the market maker for the Company and CCMH and, thus, holds their stock in inventory. As of December 31, 1998 and September 30, 1999, Chapman held 116,000 and 121,000 shares of common stock of the Company, respectively, with a market value of $580,000 and $681,000. The proprietary stock was purchased on margin.

FINANCIAL INSTRUMENTS

    The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, receivables, investments, securities owned, advances, accounts payable, accrued expenses and margin loan payable approximate fair value.

EARNINGS PER SHARE

    As of December 31, 1997, the Company adopted Financial Accounting Standards Board Statement No. 128, "Earnings Per Share" (SFAS No. 128). Under SFAS
No. 128, a company must disclose basic earnings per share (the principal difference being that common stock equivalents would not be considered in the compilation of basic earnings per share) and diluted earnings per share. The Company adopted this pronouncement which required restatement of all prior periods presented.

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                    DECEMBER 31, 1998 AND SEPTEMBER 30, 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

    Earnings per share are based on the weighted average number of common and dilutive common equivalent shares outstanding during the period the calculation is made. Common equivalent shares consist of shares issuable upon the exercise of stock warrants, using the treasury stock method. The weighted average shares outstanding for the years ended December 31, 1998 and 1997 and the nine months ended September 30, 1999 and 1998, are 2,793,000, 2,002,000, 2,954,000 and
2,744,000, respectively. The options granted during 1998 are antidilutive and, thus, are not required in the earnings per share calculation.

INTANGIBLE ASSETS

    Intangible assets consist of a non-compete agreement of $75,000 being amortized over 2 years and goodwill of $70,000 being amortized over 15 years. These intangibles are related to the Bell acquisition.

SEGMENT REPORTING

    The Company has adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" as of December 31, 1998, and has determined that the Company has only one segment, securities brokerage and investment banking services. The Company came to this conclusion because the Company operates in one regulatory environment and has only one management group that manages the entire Company. Information on the Company's results are provided as one segment to the key decision-maker to make decisions.

COMPREHENSIVE INCOME

    The Company has adopted SFAS, No. 130, "Reporting Comprehensive Income" and has determined that the Company does not have any comprehensive income adjustments for the periods presented, and therefore, comprehensive income equals net income.

REVENUE RECOGNITION

    The Company records commission revenue, underwriting and management fees, and related expenses on a trade date basis.

VOLATILITY OF BUSINESS

    The Company's revenues and operating results may fluctuate from month to month, quarter to quarter and year to year due to a combination of factors, including the number of underwriting transactions in which the Company participates, access to public markets for companies in which the Company has invested as a principal, the level of institutional and retail brokerage transactions, and expenses of establishing new business units. The Company's revenues from an underwriting transaction are recorded only when the underwritten security commences trading; accordingly, the timing of the Company's recognition of revenue from a significant transaction can materially affect the Company's operating results. As a result, the Company could experience losses if demand for the above transactions declines faster than the Company's ability to change its cost structure.

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                    DECEMBER 31, 1998 AND SEPTEMBER 30, 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

OFFICE EQUIPMENT

    Office equipment is depreciated using the straight-line method over the estimated useful life of 3 to 5 years. As of December 31, 1998 and September 30, 1999, accumulated depreciation was $8,000 and $14,000, respectively.

TRANSACTIONS WITH CLEARING ORGANIZATION

    The Company is required to have cash on deposit with its clearing agent for general trading purposes. In addition, receivables from and payables to the clearing organization arise from cash settlements on ordinary trading activity and clearing expenses.

INCOME TAXES

    The Company accounts for income taxes under the separate company liability method, whereby deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

2. INITIAL PUBLIC OFFERING AND SPIN-OFF OF OPERATIONS:

    On February 26, 1998, the Company consummated an initial public offering (the Offering) of its Common Stock pursuant to which the Company received net proceeds, after the offering costs, of approximately $6,812,000. Effective February 26, 1998, concurrent with the Company's completed initial public offering, the Company spun off two of its wholly-owned subsidiaries, CCM and CIA.

3. CAPITAL STOCK:

    The common stock activity included in the accompanying consolidated financial statements has been restated to reflect the one-for-five share exchange of stock related to the merger of Chapman into the Company during 1998. As such, all share data related to Chapman prior to the merger has been restated at the Company's stock conversion amounts.

4. COMMITMENTS AND CONTINGENCIES:

    The Company has entered into an operating lease agreement for office facilities which expires on October 15, 2000. Rent expense under this agreement was $209,000 in 1998. The aggregate minimum future annual rental for the following fiscal years ending December 31 is as follows:

1999, remaining.............................................  $ 63,000
2000........................................................   200,000

    In addition, a proportionate share of real estate taxes and building expenses in excess of base year amounts are charged to the Company. This lease agreement includes scheduled rent increases which are recognized on a straight-line basis. As of December 31, 1998 and September 30, 1999, the Company recorded $78,000 and $45,000, respectively, in deferred rent relating to this straight-line basis of rent expense recognition.

    The Company leases furniture and equipment from the Chapman Limited Partnership I (the Partnership), an entity in which certain officers and stockholders of the Company are partners. The lease requires monthly payments of $9,846 and contains one year renewable terms, at the option of the

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                    DECEMBER 31, 1998 AND SEPTEMBER 30, 1999

4. COMMITMENTS AND CONTINGENCIES: (CONTINUED)

Company, through September 2000, at which time the Company can purchase the furniture and equipment at fair value. Rent expense under this lease agreement was $118,000 in 1998 and 1997 and $102,000 for the nine months in 1999 and 1998.

    The Company clears all transactions for its brokerage customers through its clearing agent, which carries and clears all customer securities accounts. The clearing agent also lends funds to the Company's brokerage customers through the use of margin credit. These loans are made to customers on a secured basis, with the clearing agent maintaining collateral in the form of saleable securities, cash or cash equivalents. Pursuant to the terms of the agreement between the Company and the clearing agent, in the event that customers fail to pay for their purchases, to supply the securities that they have sold, or to repay funds they have borrowed, and the clearing agent satisfies any customer obligations, the Company would be obligated to indemnify the clearing agent for any resulting losses. For the years ended December 31, 1998 and 1997 and the nine months ended September 30, 1999 and 1998, the Company did not incur such losses.

    Securities brokerage firms become parties to arbitrations brought by dissatisfied customers in the general course of business. The Company has been and is currently a party to such proceedings, none of which has resulted or which management believes will result in any material liability.

5. INCOME TAXES:

    A reconciliation of the statutory income taxes to the recorded income tax (benefit) provision for the years ended December 31, 1998 and 1997, are as follows:

                                                           1998        1997
                                                         ---------   --------
Statutory tax (at 35% rate)............................  $(566,000)  $167,000
Effect of state income taxes...........................    (79,000)    24,000
Effect of graduated tax rate...........................    120,000         --
Effect of permanent book to tax differences............     40,000     14,000
                                                         ---------   --------
Income tax (benefit) provision.........................  $(485,000)  $205,000
                                                         =========   ========

    The components of the income tax (benefit) provision for the years ended December 31, 1998 and 1997, are as follows:

                                                           1998        1997
                                                         ---------   --------
Current................................................  $(363,000)  $ 57,000
Deferred...............................................   (122,000)   108,000
Discontinued operations................................         --     40,000
                                                         ---------   --------
Income tax (benefit) provision.........................  $(485,000)  $205,000
                                                         =========   ========

    The Company's deferred income tax asset and liability as of December 31, consist of the following:

                                                           1998       1997
                                                         --------   ---------
Deferred tax asset:
  NOL carryforward.....................................  $ 65,000   $      --
Deferred tax liability:
  Other................................................   (51,000)   (108,000)
                                                         --------   ---------
    Net deferred tax asset (liability) recorded on the
      consolidated balance sheets......................  $ 14,000    (108,000)
                                                         ========   =========

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                    DECEMBER 31, 1998 AND SEPTEMBER 30, 1999

6. REGULATORY REQUIREMENTS:

    Pursuant to the requirements of the Securities and Exchange Commission's
(SEC) Uniform Net Capital Rule (Rule 15c3-1), the Company is required to maintain net capital, as defined, of not less than $100,000 and a ratio of aggregate indebtedness to net capital, as defined, not to exceed 15 to 1. As of December 31, 1998, the Company had excess net capital of $697,000 and a ratio of aggregate indebtedness to net capital of .7 to 1.

    The Company is subject to compliance with various SEC and National Association of Securities Dealers, Inc. (NASD) regulations. Also, the NASD periodically reviews the Company's records and procedures for compliance with its requirements. Any acts of noncompliance may subject the Company to fines and other punitive remedies and may significantly effect the Company's ability to operate.

7. STATEMENTS OF CASH FLOWS-SUPPLEMENTAL DISCLOSURE:

    Supplemental cash flow disclosure for the years ended December 31, 1998 and 1997 and the nine months ended September 30, 1998 and 1999, were as follows:

                                                             FOR THE NINE MONTHS
                                       FOR THE YEAR ENDED           ENDED
                                          DECEMBER 31,          SEPTEMBER 30,
                                       -------------------   -------------------
                                         1998       1997       1998       1999
                                       --------   --------   --------   --------
                                                                 (UNAUDITED)
Cash paid--
  Interest...........................  $10,000    $  9,000   $  3,000   $ 66,000
  Income taxes.......................   29,000     182,000     22,000      5,000

8. EMPLOYEE SAVINGS PLAN:

    The Company's Retirement Savings Plan, a 401(k) plan, provides participants a mechanism for making contributions for retirement savings. Each participant may make pre-tax and after-tax contributions based upon eligible compensation. The Company may make discretionary contributions based on the participants' compensation for the plan year. The Company elected not to contribute to the plan for the years ended December 31, 1998 and 1997 and the nine months ended September 30, 1999 and 1998.

9. OMNIBUS STOCK PLAN:

    In March 1998, Chapman started an Omnibus Stock Plan (the Plan) to enable selected management, employees, consultants and directors to acquire interest in Chapman through ownership of common stock. The Plan has 150,000 shares of common stock registered. On September 28, 1998, Chapman granted options for 43,900 shares of common stock at fair market value at the date of grant, which was $9.50. The options vested on the grant date and have a three-year term. None of those options had been exercised, expired or canceled as of September 30, 1999.

    The Company accounts for its stock-based compensation plans as permitted by FASB Statement No. 123, "Accounting for Stock-Based Compensation," which allows the Company to follow Accounting Principles Board Opinion No. 25 ("APB
No. 25"), "Accounting for Stock Issued to Employees" and recognize no compensation cost for options granted at fair market prices. The Company has computed, for pro forma disclosure purposes, the value of all compensatory options granted during 1998, using the

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                    DECEMBER 31, 1998 AND SEPTEMBER 30, 1999

9. OMNIBUS STOCK PLAN: (CONTINUED)

Black-Scholes option pricing model. The following assumptions were used for grants for the year ended December 31, 1998:

Risk free interest rate.....................................    4.51%
Expected dividend yield.....................................     0.0%
Expected lives..............................................  2 years
Expected volatility.........................................      59%

    Options were assumed to be exercised upon vesting for the purposes of this valuation. Had compensation costs for compensatory options been determined consistent with SFAS No. 123, the Company's pro forma net loss and earnings per share information reflected on the accompanying consolidated statements of operations would have been increased to the following "as adjusted" amount for the year ended December 31, 1998:

Net loss:
  As reported...............................................  $1,131,000
  As adjusted...............................................   1,235,000

Basic earnings:
  Per share--
    As reported.............................................        (.40)
    As adjusted.............................................        (.44)

    Weighted average fair value of options granted for the year ended
December 31, 1998, was $3.37. The value was calculated using the Black-Scholes option pricing model.

10. RELATED PARTY TRANSACTIONS:

    The Company served as the underwriter for DEM, Inc. (DEM), a registered non-diversified closed-ended management investment company. CCM provided investment advisory and administrative services to DEM under an investment advisory and administrative services agreement which sets forth the services to be provided and the fees to be charged. The Company purchased 69,000 shares of DEM stock during 1998. During the fourth quarter of 1998, DEM was dissolved. The Company recognized a $159,000 loss on trading due to this dissolution.

    Listed below are fees and commissions earned from DEM for the year ended December 31, 1997.

Included in continuing operations (underwriting fees).......  $432,000
Included in discontinued operations.........................   139,000
                                                              --------
                                                              $571,000
                                                              ========

    As of December 31, 1998 and September 30, 1999, the Company had outstanding advances to its majority stockholder of $640,000 and $601,000, respectively. The advances to the majority stockholder are reflected in demand notes, which accrue interest at 5.5% per annum.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Chapman Capital Management Holdings, Inc.:

    We have audited the accompanying consolidated balance sheet of Chapman Capital Management Holdings, Inc. (a Maryland corporation) and Subsidiary as of December 31, 1998, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the two years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Chapman Capital Management Holdings, Inc. and Subsidiary as of December 31, 1998, and the results of their operations and their cash flows for the two years ended December 31, 1998, in conformity with generally accepted accounting principles.

Baltimore, Maryland
March 5, 1999

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                 AS OF DECEMBER 31, 1998 AND SEPTEMBER 30, 1999

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1998           1999
                                                              ------------   -------------
                                                                              (UNAUDITED)
                                          ASSETS
Cash and cash equivalents...................................   $4,242,000     $3,103,000
Investments.................................................      150,000        267,000
Management fees receivable:
  From proprietary funds....................................      107,000        132,000
  From individually managed accounts........................      257,000        378,000
Receivables from affiliates.................................      120,000        227,000
Advances to officer.........................................      118,000        367,000
Fixed assets, net...........................................       21,000         56,000
Prepaids and other assets...................................      123,000        171,000
Intangible assets, net......................................      465,000        294,000
Deferred tax asset..........................................       45,000        209,000
                                                               ----------     ----------
    Total assets............................................   $5,648,000     $5,204,000
                                                               ==========     ==========

                           LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses.......................   $  172,000     $  309,000
Due to affiliated company...................................      285,000        202,000
Noncompete agreement obligation.............................      150,000        150,000
                                                               ----------     ----------
    Total liabilities.......................................      607,000        661,000
                                                               ----------     ----------
STOCKHOLDERS' EQUITY:
  Common stock, $.001 par value, 20,000,000 shares
    authorized, 3,351,334 issued and outstanding............        3,000          3,000
  Additional paid-in capital................................    5,239,000      5,239,000
  Accumulated deficit.......................................     (201,000)      (699,000)
                                                               ----------     ----------
    Total stockholders' equity..............................    5,041,000      4,543,000
                                                               ----------     ----------
    Total liabilities and stockholders' equity..............   $5,648,000     $5,204,000
                                                               ==========     ==========

   The accompanying notes are an integral part of these consolidated balance sheets.

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
            AND FOR THE NINE MONTH ENDED SEPTEMBER 30, 1999 AND 1998

                                                     DECEMBER 31,              SEPTEMBER 30,
                                                -----------------------   -----------------------
                                                   1998         1997         1999         1998
                                                ----------   ----------   ----------   ----------
                                                                                (UNAUDITED)
REVENUE:
  Investment management fees..................  $3,136,000   $2,284,000   $3,046,000   $2,344,000
  Other income................................      82,000        3,000      152,000       39,000
                                                ----------   ----------   ----------   ----------
    Total revenue.............................   3,218,000    2,287,000    3,198,000    2,383,000
                                                ----------   ----------   ----------   ----------
OPERATING EXPENSE:
  Management fees.............................   1,178,000      869,000    1,109,000      912,000
  Compensation and benefits...................     857,000      595,000      836,000      499,000
  General and administrative..................   1,076,000      489,000    1,713,000      680,000
  Interest expense............................      26,000       14,000        6,000       26,000
  Amortization and depreciation expense.......     232,000      232,000      196,000      174,000
                                                ----------   ----------   ----------   ----------
    Total operating expense...................   3,369,000    2,199,000    3,860,000    2,291,000
                                                ----------   ----------   ----------   ----------
    (Loss) income before income tax benefit
      (provision).............................    (151,000)      88,000     (662,000)      92,000
INCOME TAX BENEFIT (PROVISION)................      45,000      (40,000)     164,000      (33,000)
                                                ----------   ----------   ----------   ----------
    Net (loss) income.........................  $ (106,000)  $   48,000   $ (498,000)  $   59,000
                                                ==========   ==========   ==========   ==========
BASIC AND DILUTIVE EARNINGS PER SHARE DATA:
  Net (loss) income...........................  $     (.04)  $      .02   $     (.15)  $      .02
                                                ==========   ==========   ==========   ==========
Weighted Average Shares Outstanding...........   2,811,000    2,487,000    3,351,000    2,636,000
                                                ==========   ==========   ==========   ==========

 The accompanying notes are an integral part of these consolidated statements.

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                 FOR THE YEAR ENDED DECEMBER 31, 1998 AND 1997
                AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

                                                                                            TOTAL
                                                             ADDITIONAL                 STOCKHOLDERS'
                                                   COMMON     PAID-IN     ACCUMULATED     (DEFICIT)
                                                   STOCK      CAPITAL       DEFICIT        EQUITY
                                                  --------   ----------   -----------   -------------
BALANCE, December 31, 1996......................   $2,000    $       --    $(143,000)    $ (141,000)
  Net Income....................................       --            --       48,000         48,000
                                                   ------    ----------    ---------     ----------

BALANCE, December 31, 1997......................    2,000            --      (95,000)       (93,000)
  Proceeds from initial public offering.........    1,000     5,239,000           --      5,240,000
  Net loss......................................       --            --     (106,000)      (106,000)
                                                   ------    ----------    ---------     ----------
BALANCE, December 31, 1998......................    3,000     5,239,000     (201,000)     5,041,000
  Net loss......................................       --            --     (498,000)      (498,000)
                                                   ------    ----------    ---------     ----------
BALANCE, September 30, 1999
  (Unaudited)...................................   $3,000    $5,239,000    $(699,000)    $4,543,000
                                                   ======    ==========    =========     ==========

 The accompanying notes are an integral part of these consolidated statements.

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

           AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998

                                                     DECEMBER 31,              SEPTEMBER 30,
                                                -----------------------   -----------------------
                                                   1998         1997         1999         1998
                                                ----------   ----------   ----------   ----------
                                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income...........................  $ (106,000)  $   48,000   $ (498,000)  $   59,000
  Adjustments to reconcile net (loss) income
    to net cash (used in) provided by
    operating activities:
    Depreciation and amortization.............     231,000      232,000      196,000      174,000
    Unrealized gain on investments............          --           --      (17,000)          --
    Deferred tax asset........................     (45,000)          --     (164,000)     (66,000)
    Effect of changes in assets and
      liabilities-
      Management fees receivable..............    (111,000)     (71,000)    (146,000)     (43,000)
      Receivable from affiliates..............     (84,000)     (31,000)    (107,000)    (160,000)
      Prepaids and other assets...............    (114,000)      (4,000)     (48,000)     (16,000)
      Accounts payable and accrued expenses...      21,000      134,000      137,000      132,000
      Due to affiliated company...............    (516,000)     151,000      (83,000)    (801,000)
      Income taxes payable....................     (48,000)    (134,000)          --      (15,000)
      Investment in affiliate.................          --           --           --        2,000
                                                ----------   ----------   ----------   ----------
        Net cash (used in) provided by
          operating activities................    (772,000)     325,000     (730,000)    (734,000)
                                                ----------   ----------   ----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of office equipment................     (19,000)      (5,000)     (60,000)          --
  Sale of investments.........................       9,000           --           --           --
  Purchase of investments.....................    (150,000)          --     (100,000)          --
  Advances to officer.........................     (46,000)     (84,000)    (249,000)     (44,000)
                                                ----------   ----------   ----------   ----------
        Net cash used in investing
          activities..........................    (206,000)     (89,000)    (409,000)     (44,000)
                                                ----------   ----------   ----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from initial public offering.......   6,053,000           --           --    5,245,000
  Issuance costs..............................    (814,000)          --           --           --
  Repayments of loan to officer...............     (28,000)     (85,000)          --      (28,000)
  Payment of noncompete agreement.............          --     (150,000)          --           --
                                                ----------   ----------   ----------   ----------
        Net cash provided by (used in)
          financing activities................   5,211,000     (235,000)          --    5,217,000
                                                ----------   ----------   ----------   ----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.................................   4,233,000        1,000   (1,139,000)   4,439,000

CASH AND CASH EQUIVALENTS, beginning of
  year........................................       9,000        8,000    4,242,000        9,000
                                                ----------   ----------   ----------   ----------
CASH AND CASH EQUIVALENTS, end of year........  $4,242,000   $    9,000   $3,103,000   $4,448,000
                                                ==========   ==========   ==========   ==========

 The accompanying notes are an integral part of these consolidated statements.

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    DECEMBER 31, 1998 AND SEPTEMBER 30, 1999

1. ORGANIZATION:

    Chapman Capital Management Holdings, Inc. is an investment advisory and investment management company.

    During February 1998, Chapman Capital Management, Inc. became the wholly-owned subsidiary of Chapman Capital Holdings Management, Inc. ("CCMH," the "Company"), a newly formed corporation. CCMH was the wholly-owned subsidiary of The Chapman Co. until it spun off from The Chapman Co. as part of the initial public offering (IPO) of Chapman Holdings, Inc. on February 26, 1998.

    The Chapman Co., an affiliated company pays for routine operating expenses and provides certain management, data processing, accounting and administrative services to the Company, for which The Chapman Co. is reimbursed. As of December 31, 1998, and September 30, 1999, the Company owed The Chapman Co. $285,000 and $202,000, respectively, for the costs of these services. The Chapman Co. also pays for salary and benefit expenses of which the Company is allocated a portion. The Chapman Co. allocates those salary and benefit expenses to the Company based on actual salaries related to the Company and based on cost sharing arrangements approved by the Board of Directors. These financial statements may not necessarily be indicative of the financial results that would have existed had the Company been operated as an unaffiliated corporation.

2. SIGNIFICANT ACCOUNTING POLICIES:

USE OF ESTIMATES

    The accompanying financial statements are presented on the accrual basis of accounting in accordance with generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INTERIM FINANCIAL STATEMENTS (UNAUDITED)

    The consolidated financial statements for the nine months ended
September 30, 1999 and 1998, are unaudited, but in the opinion of management, such financial statements have been presented on the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the financial position and results of operations, for the periods.

    The Company's operating results are significantly affected by the size of the portfolio it manages. The results of operations presented in the accompanying consolidated financial statements are not necessarily representative of operations for an entire year and because of the nature of the Company's operations can be materially different between periods.

    Subsequent to September 30, 1999, the Company signed a merger agreement which is subject to stockholders approval and the completion of an initial public stock offering of common stock by EChapman.com, among other things, to merge into a wholly owned subsidiary of EChapman.com. This merger would result in the Company, Chapman Holdings Inc. and Chapman Insurance Holdings Inc.

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              DECEMBER 31, 1998 AND SEPTEMBER 30, 1999 (CONTINUED)

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

becoming wholly-owned subsidiaries of EChapman.com. EChapman.com is a newly formed corporation designed to bring these companies together and to take advantage of the unique opportunities presented by the growth of the Internet. EChapman.com is owed by the major stockholder of the Company.

    This planned merger and the operations of EChapman.com after the merger are subject to certain risks. The negative impact from these risks could have material adverse effects on the future results from operations and financial position of the Company. These risk items include the fact that EChapman.com has not launched a website and has no Internet-related operating history; the web site must be designed, developed, hosted by a service provider and marketed; EChapman.com must raise at least $20 million from its planned public offering to complete this merger; the EChapman.com brand must be successful in order for it to attract users, advertisers and strategic partners; and the success of the "Domestic Emerging Markets" strategy through the use of the Internet.

    In June 1999, one of the four participants in the Company's DEM-MET Trust decided to withdraw the entire amount of their funds totaling approximately $11.4 million, or approximately 3.7%, of the total assets managed by the DEM-MET Trust.

    During June 1999, the Company was notified that two of its clients, accounting for 6.3% and 2.5% of the Company's total revenues respectively, were withdrawing portions of each of their separate accounts managed by the Company. The amounts withdrawn, effective June 30, 1999, collectively totaled $66.5 million, or 10.3% of the Company's assets under management as of June 30, 1999.

    On July 29, 1999, the Company made a loan of $3,220,000 to Chapman Holdings, Inc., an affiliate of the Company ("Chapman Holdings"). The loan was issued pursuant to a demand note that required Chapman Holdings to repay the amount of the loan upon the Company's demand and with interest due equal to the broker call rate. Chapman Holdings repaid this loan in full in September 1999. On July 29, 1999, the Company also advanced the President of the Company $242,000 pursuant to an unsecured demand note bearing interest at 5.45% per annum.

    The Company agreed to waive certain investment management fees with funds its has sponsored. It has waived these fees by having its investment management fee limited to a certain percentage of the average daily net asset balance in the fund.

ACQUISITION

    In December 1996, the Company acquired DEM-MET, a tax-exempt pooled interest trust for qualified employee benefit plans. As part of the acquisition of this trust, the Company entered into a noncompete agreement for $300,000 and paid $640,000 in costs related to acquiring the trust. These amounts are included in intangible assets (see Note 4).

    During the years ended December 31, 1998 and 1997, and the nine months ended September 30, 1999 and 1998, the Company paid Bankers Trust management fees for managing the trust. Those fees are included in management fees in the accompanying statements of operations for the years ended December 31, 1998 and 1997, and the nine months ended September 30, 1999 and 1998.

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              DECEMBER 31, 1998 AND SEPTEMBER 30, 1999 (CONTINUED)

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

CASH AND CASH EQUIVALENTS

    Included in cash and cash equivalents as of December 31, 1998, and September 30, 1999, is $4,046,000 and $3,030,000, respectively, of cash invested in the Chapman U.S. Treasury Money Fund, a fund managed by Chapman Capital Management, Inc.

INVESTMENTS

    Investments consist of common stock ownership in an investment company which cost approximates market value.

OFFICE EQUIPMENT

    Office equipment is depreciated using the straight-line method over the estimated useful life of 3 to 5 years. As of December 31, 1998 and September 30, 1999, accumulated depreciation was $10,000 and $35,000, respectively.

FINANCIAL INSTRUMENTS

    The carrying amounts reported in the consolidated balance sheet for cash, investments, receivables, accounts payable and accrued expenses approximate fair value.

EARNINGS PER SHARE

    As of December 31, 1997, the Company adopted Financial Accounting Standards Board Statement No. 128, "Earnings Per Share" (SFAS No. 128). Under SFAS
No. 128, a company must disclose basic earnings per share (the principal difference being that common stock equivalence would not be considered in the compilation of basic earnings per share) and diluted earnings per share. The Company adopted this pronouncement which required restatement of all prior periods presented.

    Earnings per share are based on the weighted average number of common and dilutive common equivalent shares outstanding during the period the calculation is made. Common equivalent shares consist of shares issuable upon the exercise of stock warrants, using the treasury stock method. The weighted average shares outstanding for the years ended December 31, 1998 and 1997, and the nine months ended September 30, 1999 and 1998, are 2,811,000, 2,487,000, 3,351,000 and
2,636,000, respectively.

SEGMENT REPORTING

    The Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" as of December 31, 1998, and has determined that the Company has only one segment, investment advisory and investment management services. The Company came to this conclusion because the Company operates in one regulatory environment and has only one management group that manages the entire Company. Information on the Company's operating results are provided as one segment to the key decision-maker to make decisions.

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              DECEMBER 31, 1998 AND SEPTEMBER 30, 1999 (CONTINUED)

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

COMPREHENSIVE INCOME

    The Company has adopted SFAS No. 130, "Reporting Comprehensive Income" and has determined that the Company does not have any comprehensive income adjustments for the periods presented, and therefore, comprehensive income equals net income.

INCOME TAXES

    The Company accounts for income taxes under the separate company liability method, whereby deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

    Prior to the Company being spun off from its Parent, the Company was included in the consolidated Federal income tax return of its Parent on a cash basis. The Parent allocated Federal tax expense to the Company based on its portion of consolidated taxable income and its taxes on that income if the Company were taxed on a stand-alone basis.

RECLASSIFICATIONS

    Certain reclassifications have been made to 1997 financial statements to conform to 1998 financial statement presentation.

3. INITIAL PUBLIC OFFERING:

    On August 14, 1998, the Company consummated an initial public offering (the Offering) of its common stock, pursuant to which the Company sold 864,791 shares and received net proceeds, after offering costs, of approximately $5,240,000.

4. INTANGIBLE ASSETS:

    Intangible assets consists of a noncompete agreement and acquisition costs (see Note 2). The $300,000 noncompete agreement is being amortized over 3 years, the term of the agreement. The $640,000 in acquisition costs is being amortized over 5 years. The noncompete agreement will be paid in two equal installments, payable on demand. Accumulated amortization as of December 31, 1998 and September 30, 1999, is $475,000 and $646,000, respectively.

5. COMMON STOCK:

    During 1998, the Company effected a 25% stock split effected as a stock dividend. As such, all share data related to the Company prior to the stock split have been restated.

6. TRANSACTIONS WITH AFFILIATES:

    The Company provides investment advisory and administrative services to The Chapman Funds, Inc. (the Funds), an affiliated group of mutual funds, under an investment advisory and administrative services agreement which sets forth the services to be provided and the fees to be charged. The agreement also provides that expense reimbursements be made to the Funds for specified

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              DECEMBER 31, 1998 AND SEPTEMBER 30, 1999 (CONTINUED)

6. TRANSACTIONS WITH AFFILIATES: (CONTINUED)

expenses and to the extent that any Funds' expenses exceed specified limitations. Included in the accompanying statements of operations for the years ended December 31, 1998 and 1997 and the nine months ended September 30, 1999 and 1998, are advisory management fees related to The Chapman Funds totaling $260,000, $145,000, $353,000 and $100,000, respectively.

    The Company provided investment advisory and administrative services to DEM, Inc. (DEM), a registered non-diversified closed-ended management investment company, under an investment advisory and administrative services agreement which sets forth the services to be provided and the fees to be charged. During the fourth quarter of 1998, DEM was dissolved. Included in the accompanying statements of operations for the years ended December 31, 1998 and 1997 and the nine months ended September 30, 1999 and 1998, is an advisory management fee related to DEM totaling $150,000, $139,000, $-0- and $149,000, respectively.

    Included in management fees receivable as of December 31, 1998, and September 30, 1999, is $107,000 and $132,000, respectively, due from proprietary funds for services provided under the above described agreement.

    Included in receivables from affiliates as of December 31, 1998, and September 30, 1999, is $32,000 and $26,000, respectively, due from Chapman Insurance Agency ("CIA") for expenses paid on their behalf. Also included in receivables from affiliates as of December 31, 1998, is $88,000 due from newly created funds using the DEM strategy. The receivable from these new funds represents reimbursement of start-up costs paid on their behalf. As of September 30, 1999, the $88,000 receivable was written off as the Company believed this receivable was no longer realizable.

    As of December 31, 1998 and September 30, 1999, the Company had outstanding advances to the majority stockholder of the Company of $118,000 and $367,000, respectively.

    The Chapman Co. has entered into an agreement in which it leases furniture and equipment from Chapman Limited Partnership, an entity in which certain officers and stockholders of The Chapman Co. are partners. The Chapman Co. allocates a portion of the $9,846 monthly payment to the Company based on the space used by the Company. The Chapman Co. allocated $59,000, $39,000, $45,000 and $30,000 in lease expense for the years ended December 31, 1998 and 1997, and the nine months ended September 30, 1999 and 1998, respectively. These amounts are included in other operating expenses in the statements of operations for the years ended December 31, 1998 and 1997, and the nine months ended September 30, 1999 and 1998, respectively.

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              DECEMBER 31, 1998 AND SEPTEMBER 30, 1999 (CONTINUED)

7. INCOME TAXES:

    A reconciliation of the statutory income taxes to the recorded income tax (benefit) provision for the years ended December 31, 1998 and 1997, is as follows:

                                                                1998       1997
                                                              --------   --------
Statutory tax (at 35% rate).................................  $(53,000)  $31,000
Effect of state income taxes................................    (8,000)    4,000
Effect of graduated tax rate................................     6,000        --
Effect of permanent book to tax differences.................    10,000     5,000
                                                              --------   -------
Income tax (benefit) provision..............................  $(45,000)  $40,000
                                                              ========   =======

    The components of the income tax (benefit) provision for the years ended December 31, 1998 and 1997, are as follows:

                                                                1998       1997
                                                              --------   --------
Current.....................................................  $     --   $40,000
Deferred....................................................   (45,000)       --
                                                              --------   -------
Income tax (benefit) provision..............................  $(45,000)  $40,000
                                                              ========   =======

    The Company's deferred income tax assets as of December 31, 1998, consists of the following:

Deferred tax asset:
  NOL carryforward..........................................  $25,000
  Other.....................................................   20,000
                                                              -------
      Net deferred tax asset recorded on the consolidated
       balance sheet........................................  $45,000
                                                              =======

8. STATEMENT OF CASH FLOWS--SUPPLEMENTAL DISCLOSURE:

    Supplemental cash flow disclosures for the years ended December 31, 1998 and 1997 and the nine months ended September 30, 1998 and 1999, were as follows:

                                                                              FOR THE NINE MONTHS
                                                    FOR THE YEAR ENDED               ENDED
                                                       DECEMBER 31,              SEPTEMBER 30,
                                                  -----------------------   ------------------------
                                                                                  (UNAUDITED)
                                                    1998           1997       1998           1999
                                                  --------       --------   --------       ---------
Cash paid for:
  Interest......................................  $ 25,000       $  5,000   $25,000         $6,000
  Income taxes..................................   114,000        174,000        --             --

9. CONCENTRATION OF CREDIT RISKS:

    One client accounted for 59% of the Company's advisory and administrative fees during the year ended December 31, 1998. Two clients accounted for 72% of the Company's advisory and administrative fees for the year ended December 31, 1997. As of December 31, 1998, receivables due from this client were $68,000.

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              DECEMBER 31, 1998 AND SEPTEMBER 30, 1999 (CONTINUED)

10. STOCK OPTIONS PLANS:

    In 1998, the Company established the Chapman Capital Management
Holdings, Inc. Omnibus Stock Plan (the Plan) to enable the Company to grant stock options to the Company's directors, officers, employees and consultants. Under the Plan, 150,000 shares of common stock have been reserved for issuance upon exercise of stock options granted. On May 14, 1999, there were 24,000 stock options issued at a stock price range of $8.38 to $9.22 per share. These options expire over a three-year period and vest immediately. The common stock equivalents of these options was not included in the diluted earnings per share as the stock options are antidilutive.

                                  EChapman.com

                                 BALANCE SHEETS

                   AS OF MAY 14, 1999 AND SEPTEMBER 30, 1999
                                  (Unaudited)

                                                                           SEPTEMBER
                                                               MAY 14,        30,
                                                                 1999        1999
                                                              ----------   ---------
ASSETS:
  Prepaids and other assets.................................   $     --    $ 18,000
                                                               --------    --------
    Total assets............................................   $     --    $ 18,000
                                                               ========    ========

LIABILITIES AND STOCKHOLDER'S DEFICIT:
  Accounts payable and accrued expenses.....................   $     --    $238,000
                                                               --------    --------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S DEFICIT:
  Common stock, $.001 par value, 50,000,000 shares
    authorized, 1 share issued and outstanding..............         --          --
  Accumulated deficit.......................................         --    (220,000)
                                                               --------    --------
    Total stockholder's deficit.............................         --    (220,000)
                                                               --------    --------
    Total liabilities and stockholder's deficit.............   $     --    $ 18,000
                                                               ========    ========

      The accompanying notes are an integral part of these balance sheets.

                                  ECHAPMAN.COM

                            STATEMENT OF OPERATIONS

         FOR THE PERIOD MAY 14, 1999 (INCEPTION) TO SEPTEMBER 30, 1999

                                  (UNAUDITED)

                                                                1999
                                                              ---------
REVENUE.....................................................  $      --
                                                              ---------

EXPENSE:
  Compensation and benefits.................................     89,000
  Other operating expense...................................    131,000
                                                              ---------
    Total expense...........................................    220,000
                                                              ---------
    Loss before income tax..................................   (220,000)
INCOME TAX..................................................         --
                                                              ---------
    Net loss................................................  $(220,000)
                                                              =========

         The accompanying notes are an integral part of this statement.

                                  ECHAPMAN.COM

                 STATEMENT OF CHANGES IN STOCKHOLDER'S DEFICIT

         FOR THE PERIOD MAY 14, 1999 (INCEPTION) TO SEPTEMBER 30, 1999

                                  (UNAUDITED)

                                                                                     TOTAL STOCKHOLDER'S
                                                COMMON STOCK   ACCUMULATED DEFICIT         DEFICIT
                                                ------------   -------------------   -------------------
May 14, 1999..................................   $      --          $      --             $      --
Net loss for the period.......................          --           (220,000)
                                                 ---------          ---------             ---------
September 30, 1999............................   $      --          $(220,000)            $(220,000)
                                                 =========          =========             =========

         The accompanying notes are an integral part of this statement.

                                  ECHAPMAN.COM

                     NOTE TO UNAUDITED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    EChapman.com (the Company) was formed on May 14, 1999. The Company was formed to acquire the existing businesses of Chapman Holdings, Inc., Chapman Capital Management Holdings, Inc., and Chapman Insurance Holdings, Inc., (the majority stockholder of these 3 companies is the sole stockholder of the Company) and to take advantage of the opportunities presented by the growth in the Internet. The Company's web site, EChapman.com, is currently under development. The web site will offer both financial services and a variety of lifestyle, educational and cultural content selected to appeal particularly to African-Americans, Asian-Americans, Hispanic-Americans and women. These groups are collectively referred to as Domestic Emerging Markets (DEM). The Company is planning an initial public offering to sell 3,333,333 shares of common stock. The proceeds will be used to complete the design and development of the web site, to promote eChapman.com and the DEM strategy, and for working capital to support planned growth of the Company and other general corporate expenses.

    The Company did not have any operations, except for organizational matters, up until June 30, 1999. The operations of the Company since July 1, 1999, mainly include costs incurred for salary and benefit expenses and professional fees related to organizing the Company and designing and developing its web site. As of September 30, 1999, the Company has not recorded a tax benefit related to its loss.

    The financial statements for the period from May 14, 1999 (inception) to September 30, 1999 are unaudited. As permitted under the applicable rules and regulations of the Securities and Exchange Commission, these financial statements do not include all disclosures normally included with audited financial statements. The results of operations presented in the accompanying financial statements are not necessarily representative of operations for an entire year and because of the nature of the Company's operations can be materially different between periods.

    Subsequent to September 30, 1999, the Company signed a merger agreement to acquire Chapman Holdings, Inc., Chapman Capital Management Holdings, Inc., and Chapman Insurance Holdings, Inc.

    The operations of the company are subject to certain risks. The negative impact from these risks could have material adverse effects on the future results from operations and financial position of the Company. These risk items include the fact that EChapman.com has no Internet-related operating history; the web site must be designed, developed, hosted by a service provider and marketed; EChapman.com must raise at least $20 million from its planned public offering to complete the mergers; the EChapman.com brand must be successful in order for it to attract users, advertisers and strategic partners; and the success of the "Domestic Emerging Markets" strategy through the use of the Internet.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR ANY OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                            ------------------------

                               TABLE OF CONTENTS

                                           PAGE
                                         --------
Prospectus Summary.....................       3
Risk Factors...........................      11
Use of Proceeds........................      23
Dilution...............................      24
Capitalization.........................      25
Dividend Policy........................      25
Selected Historical and Pro Forma
  Financial Data.......................      26
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...........................      30
The Mergers............................      37
Business...............................      39
Management.............................      56
Principal and Selling Stockholders.....      59
Certain Transactions...................      60
Description of Capital Stock...........      62
Shares Eligible for Future Sale........      64
Underwriting...........................      65
Transfer Agent and Registrar...........      67
Legal Matters..........................      67
Experts................................      67
Index to Financial Statements..........     F-1

                            ------------------------

    UNTIL              , 2000 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE SHARES OF COMMON STOCK OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                3,333,333 SHARES

                                     [LOGO]

                               ECHAPMAN.COM, INC.

                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                THE CHAPMAN CO.

                                          , 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

               [ALTERNATE LANGUAGE FOR MARKET MAKING PROSPECTUS]
                              PLAN OF DISTRIBUTION

    This prospectus may be used by The Chapman Co. in connection with offers and sales related to market-making transactions in shares of common stock effected from time to time. The Chapman Co. may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices.

    For a description of certain relationships and transactions between The Chapman Co. and its affiliates and EChapman.com, see "Management," "Certain Transactions" and "Principal Stockholders."

    EChapman.com has been advised by The Chapman Co. that, subject to applicable laws and regulations, The Chapman Co. currently intends to make a market in the common stock. However, The Chapman Co. is not obligated to do so and any market-making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, as amended. There can be no assurance that an active trading market will develop or be sustained.

    The Chapman Co., has informed EChapman.com that it does not intend to confirm sales to any accounts over which it exercises discretionary authority without the prior specific written approval of such transactions by the customer.

               [ALTERNATE LANGUAGE FOR MARKET MAKING PROSPECTUS]
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR ANY OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                            ------------------------

                               TABLE OF CONTENTS

                                           PAGE
                                         --------
Prospectus Summary.....................       3
Risk Factors...........................      11
Use of Proceeds........................      23
Dilution...............................      24
Capitalization.........................      25
Dividend Policy........................      25
Selected Historical and Pro Forma
  Financial Data.......................      26
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...........................      30
The Mergers............................      37
Business...............................      39
Management.............................      56
Principal and Selling Stockholders.....      59
Certain Transactions...................      60
Description of Capital Stock...........      62
Shares Eligible for Future Sale........      64
Plan of Distribution...................      65
Transfer Agent and Registrar...........      67
Legal Matters..........................      67
Experts................................      67
Index to Financial Statements..........     F-1

                                     [LOGO]

                               ECHAPMAN.COM, INC.

                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                THE CHAPMAN CO.

                               [          ], 2000

-------------------------------------------
-------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 2-418 of the Maryland General Corporation Law (the "MGCL") provides that the Company may indemnify any director who was, is or is threatened to be made a named defendant or respondent to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director of the Company, or while a director, is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against reasonable expenses (including attorneys' fees), judgments, penalties, fines and settlements, actually incurred by the director in connection with such action, suit or proceeding, unless it is established that: (i) the act or omission of the director was material to the matter giving rise to such action, suit or proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the director actually received an improper personal benefit in money, property or services; or
(iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. If the action, suit or proceeding was one by or in the right of the Company, no indemnification shall be made with respect to any action, suit or proceeding in which the director shall have been adjudged to be liable to the Company. A director also may not be indemnified with respect to any action, suit or proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director is adjudged to be liable on the basis that a personal benefit was improperly received. Unless limited by the Company's Charter: (i) a court of appropriate jurisdiction, upon application of a director, may order such indemnification as the court shall deem proper if it determines that the director is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, regardless of whether the director has met the standards of conduct required by MGCL
Section 2-418; and (ii) the Company shall indemnify a director if such director is successful on the merits or otherwise in defense of any action, suit or proceeding referred to above. However, with respect to any action, suit or proceeding by or in the right of the Company or in which the director was adjudged to be liable on the basis that a personal benefit was improperly received, the Company may only indemnify the director for any expenses (including attorneys' fees) incurred in connection with such action, suit or proceeding.

    MGCL Section 2-418 further provides that unless limited by the Company's Charter, the Company: (i) shall (a) indemnify an officer of the Company if such officer is successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, and (b) indemnify an officer of the Company if a court of appropriate jurisdiction, upon application of an officer, shall order indemnification; (ii) may indemnify and advance expenses to an officer, employee or agent of the Company to the same extent that it may indemnify directors; and
(iii) may indemnify and advance expenses to an officer, employee or agent who is not a director to such further extent, consistent with law, as may be provided by the Charter, Bylaws, general or specific action of the Company's Board of Directors or contract.

    The Charter of the Company, provides that the Company shall indemnify its currently acting and its former directors and officers against any and all liabilities and expenses incurred in connection with their services in such capacities to the maximum extent permitted by the MGCL, as from time to time amended. If approved by the Board of Directors, the Company may indemnify its employees, agents and persons who serve and have served, at its request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture or other enterprise to the extent determined to be appropriate by the Board of Directors. The Company shall advance expenses to its directors and officers entitled to mandatory indemnification to the maximum extent permitted by the MGCL and may in the discretion of the Board of Directors advance expenses to employees, agents and others who may be granted indemnification.

    The Company's Charter provides that, to the fullest extent permitted by the MGCL, as amended or interpreted, no director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages in connection with events occurring at the time such person served as a director or officer.

    Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to the registration statement and the Qualified Independent Underwriter Agreement filed as Exhibit 1.2 to the registration statement, the Company has agreed to indemnify the Underwriter and the QIU, respectively, and their directors, officers and controlling persons against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The Company estimates that expenses payable by it in connection with the offering described in the registration statement (other than the underwriting discount and commissions and reasonable expense allowance) will be as follows:

SEC registration fee........................................  $   15,000
NASD filing fee.............................................       6,154
Nasdaq National Market System listing fee...................      95,000
Printing and engraving expenses.............................     150,000
Accounting fees and expenses................................     200,000
Legal fees and expenses (including Blue Sky)................     400,000
Miscellaneous...............................................     133,846
                                                              ----------
  Total.....................................................  $1,000,000

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

    During the past three years, the following securities were issued by the Company without registration under the Securities Act:

    On November 12, 1999, in connection with the organization of the Company, the Company issued one share of Common Stock, to Nathan A. Chapman, Jr. for $1. This transaction was exempt from registration under the Securities Act under
Section 4(2) because it did not involve a public offering. Such transaction was completed without an underwriter.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    The following exhibits are filed as part of the registration statement:

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
         1.1            Form of Underwriting Agreement between the Company and The
                        Chapman Co. (To be filed by amendment)

         1.2            Form of Qualified Independent Underwriter Agreement between the Company and Ferris, Baker Watts, Incorporated (To be
                        filed by amendment)

         1.3            Form of Master Agreement Among Underwriters among The
                        Chapman Co. and the several Underwriters (To be filed by amendment)

         3.1            Articles of Amendment and Restatement of the Company (Filed
                        herewith)

         3.2            Bylaws of the Company (Filed herewith)

         4              Form of common stock Certificate (Filed herewith)

         5              Opinion of Venable, Baetjer and Howard, LLP (To be filed by amendment)

        10.1 EChapman.com, Inc. 1999 Omnibus Stock Option Plan (Filed herewith)

        10.2            Service Mark License Agreement between the Company and
                        Nathan A. Chapman, Jr. dated November 12, 1999 (Filed herewith)

        10.3            Agreement and Plan of Merger by and among the Company, CHI
                        Merger Subsidiary, Inc. and Chapman Holdings, Inc. dated
                        November 15, 1999 (Filed herewith)

        10.4            Agreement and Plan of Merger by and among the Company, CCMHI
                        Merger Subsidiary, Inc. and Chapman Capital Management, Inc.
                        dated November 15, 1999 (Filed herewith)

        10.5            Agreement and Plan of Merger by and among the Company, CIH
                        Merger Subsidiary, Inc. and Chapman Insurance Holdings, Inc.
                        dated November 15, 1999 (Filed herewith)

        10.6            Support Agreement between the Company and Nathan A. Chapman,
                        Jr. dated November 12, 1999 (Chapman Holdings, Inc.) (Filed herewith)

        10.7            Support Agreement between the Company and Nathan A. Chapman,
                        Jr. dated November 12, 1999 (Chapman Capital Management
                        Holdings, Inc.) (Filed herewith)

        10.8            Support Agreement between the Company and Nathan A. Chapman,
                        Jr. dated November 12, 1999 (Chapman Insurance Holdings)
                        (Filed herewith)

        10.9            Fully Disclosed Clearing Agreement between the Pershing
                        Division, Donaldson, Lufkin & Jenrette Securities
                        Corporation and The Chapman Co. dated March 16, 1999 (Filed herewith)

        10.10           $106,922 Promissory Note to The Chapman Co. from Nathan A.
                        Chapman, Jr. dated December 31, 1996 (Filed as Exhibit 10.1 to Chapman Holdings, Inc.'s Registration Statement on Form
                        SB-2 (File No. 333-43487) as filed with the Securities and
                        Exchange Commission on December 30, 1997 and hereby
                        incorporated by reference)

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
        10.11           Distribution Agreement between The Chapman Co. and The
                        Chapman Funds, Inc. on behalf of The Chapman U.S. Treasury
                        Money Fund and The Chapman Institutional Cash Management
                        Fund dated April 30, 1997 (Filed as Exhibit 5(A) to
                        Post-Effective Amendment No. 13 to The Chapman Funds, Inc.'s
                        Registration Statement on Form N-1A (File Nos.
                        33-25716;811-5697) as filed with the Securities and Exchange
                        Commission on August 7, 1997 and hereby incorporated by
                        reference)

        10.12           Distribution Agreement between The Chapman Co. and The
                        Chapman Funds, Inc. on behalf of the DEM Equity Fund dated
                        October 28, 1997 (Filed as Exhibit 5(B) to Post-Effective
                        Amendment No. 15 to The Chapman Funds, Inc.'s Registration
                        Statement on Form N-1A (File No. 33-25716;811-5697) as filed with the Securities and Exchange Commission on March 2, 1998 and hereby incorporated by reference)

        10.13           Distribution Agreement between The Chapman Co. and The
                        Chapman Funds, Inc. on behalf of the DEM Index Fund dated
                        October 28, 1997 (Filed as Exhibit 5(C) to Post-Effective
                        Amendment No. 16 to The Chapman Funds, Inc.'s Registration
                        Statement on Form N-1A (File Nos. 33-25716;811-5697) as
                        filed with the Securities and Exchange Commission on May 29,
                        1998 and hereby incorporated by reference.)

        10.14           Distribution Agreement between The Chapman Co. and The
                        Chapman Funds, Inc. on behalf of the DEM Fixed Income Fund dated February 11, 1998 (Filed as Exhibit 5(D) to
                        Post-Effective Amendment No. 17 to The Chapman Funds, Inc.'s
                        Registration Statement on Form N-1A (File Nos.
                        33-25716;811-5697) as filed with the Securities and Exchange
                        Commission on June 12, 1998 and hereby incorporated by
                        reference.)

        10.15           Distribution Agreement between The Chapman Co. and The
                        Chapman Funds, Inc. on behalf of the DEM Multi-Manager
                        Equity Fund dated February 11, 1998 (Filed as Exhibit 5(E)
                        to Post-Effective Amendment No. 18 to The Chapman Fund,
                        Inc.'s Registration Statement on Form N-1A (File Nos.
                        33-25716;811-5697) as filed with the Securities and Exchange
                        Commission on September 30, 1998 and hereby incorporated by reference.)

        10.16           Distribution Agreement between The Chapman Co. and The
                        Chapman Funds, Inc. on behalf of the DEM Multi-Manager Bond
                        Fund dated February 11, 1998 (Filed as Exhibit 5(F) to
                        Post-Effective Amendment No. 21 to The Chapman Funds, Inc.'s
                        Registration Statement on Form N-1A (File Nos.
                        33-25716;811-5697) as filed with the Securities and Exchange
                        Commission on July 15, 1999 and hereby incorporated by
                        reference.)

        10.17           Equipment Lease Agreement between The Chapman Co. and
                        Chapman Limited Partnership dated October 1, 1993 (Filed as
                        Exhibit 10.7 to Chapman Holdings, Inc.'s Registration
                        Statement on Form SB-2 (File No. 333-43487) as filed with
                        the Securities and Exchange Commission on December 30, 1997
                        and hereby incorporated by reference)

        10.18           Trademark Assignment from The Chapman Co. to Nathan A.
                        Chapman, Jr. dated December 24, 1997 (Filed as Exhibit 10.8 to Chapman Holdings, Inc.'s Registration Statement on Form
                        SB-2 (File No. 333-43487) as filed with the Securities and
                        Exchange Commission on December 30, 1997 and hereby
                        incorporated by reference)

        10.19           Trademark Assignment from The Chapman Co. to Nathan A.
                        Chapman, Jr. dated December 24, 1997 (Filed as Exhibit 10.9 to Chapman Holdings, Inc.'s Registration Statement on Form
                        SB-2 (File No. 33343487) as filed with the Securities and
                        Exchange Commission on December 30, 1997 and hereby
                        incorporated by reference)

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
        10.20           License Agreement between The Chapman Co. and Nathan A.
                        Chapman, Jr. dated December 26, 1997 (Filed as Exhibit 10.10 to Chapman Holdings, Inc.'s Registration Statement on Form
                        SB-2 (File 333-43487) as filed with the Securities and
                        Exchange Commission on December 30, 1997 and hereby
                        incorporated by reference)

        10.21           $763,367 Promissory Note to The Chapman Co. from Chapman
                        Capital Management dated October 31, 1997 (Filed as Exhibit
                        10.11 to Pre-Effective Amendment No. 1 to Chapman Holdings,
                        Inc.'s Registration Statement on Form SB-2 (File No.
                        333-43487) as filed with the Securities and Exchange
                        Commission on February 17, 1998 and hereby incorporated by reference)

        10.22           $176,250 Promissory Note to The Chapman Co. from Nathan A.
                        Chapman, Jr. dated February 11, 1998 (Filed as Exhibit 10.13 to Pre-Effective Amendment No. 1 to Chapman Holdings, Inc.'s
                        Registration Statement on Form SB-2 (File No. 333-43487) as
                        filed with the Securities and Exchange Commission on
                        February 17, 1998 and hereby incorporated by reference)

        10.23           $100,000 Promissory Note to Chapman Holdings, Inc. from
                        Nathan A. Chapman, Jr. dated May 1, 1998 (Filed as Exhibit
                        10.1 to Chapman Holding's Quarterly Report on Form 10Q-SB
                        (File No. 0-23587) as filed with the Securities and Exchange
                        Commission on November 16, 1998 and hereby incorporated by reference)

        10.24           $285,587.34 Promissory Note to Chapman Holdings, Inc. from
                        Nathan A. Chapman, Jr. dated March 11, 1998 (Filed as
                        Exhibit 10.2 to Chapman Holding, Inc.'s Quarterly Report on
                        Form 10Q-SB as filed with the Securities and Exchange
                        Commission on November 16, 1998 and hereby incorporated by reference)

        10.25           $51,690 Promissory Note to Chapman Holdings, Inc. from
                        Nathan A. Chapman, Jr. dated December 31, 1998 (Filed as
                        Exhibit 10.17 to Post-Effective Amendment No. 2 to Chapman
                        Holdings, Inc.'s Registration Statement on Form SB-2 (File
                        No. 333-48419) as filed with the Securities and Exchange
                        Commission on March 18, 1999 and hereby incorporated by reference)

        10.26           Agreement between Chapman Holdings, Inc. and Chapman Capital
                        Management Holdings, Inc. as to Allocation of Shared
                        Expenses dated as of January 1, 1999 (Filed as Exhibit 10.1 to Chapman Holdings, Inc.'s Quarterly Report on Form 10Q-SB
                        (File No. 0-23587) as filed with the Securities and Exchange
                        Commission on May 17, 1999 and hereby incorporated by
                        reference)

        10.27           Advisory and Administrative Services Agreement between
                        Chapman Capital Management, Inc. and The Chapman Funds, Inc.
                        on behalf of The Chapman U.S. Treasury Money Fund and The
                        Chapman Institutional Management Fund dated April 20, 1997
                        (Filed as Exhibit 4(A) to Post-Effective Amendment No. 13 to
                        The Chapman Funds, Inc.'s Registration Statement on Form
                        N-1A (file Nos. 33-25716;811-5697) as filed with the
                        Securities and Exchange Commission on August 7, 1997 and
                        hereby incorporated by reference)

        10.28           Advisory and Administrative Services Agreement between
                        Chapman Capital Management, Inc. and The Chapman Funds, Inc.
                        on behalf of the DEM Equity Fund dated October 28, 1997
                        (Filed as Exhibit 4(B) to Post-Effective Amendment No. 15 to
                        The Chapman Funds, Inc.'s Registration Statement on Form
                        N-1A (File No. 33-25716;811-5697) as filed with the
                        Securities and Exchange Commission on March 2, 1998 and
                        hereby incorporated by reference)

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
        10.29           Advisory and Administrative Services Agreement between
                        Chapman Capital Management, Inc. and The Chapman Funds, Inc.
                        on behalf of the DEM Index Fund dated October 28, 1997
                        (Filed as Exhibit 4(C) to Post-Effective Amendment No. 16 to
                        The Chapman Funds, Inc.'s Registration Statement on Form
                        N-1A (File Nos. 33-25716;811-5697) as filed with the
                        Securities and Exchange Commission on May 29, 1998 and
                        hereby incorporated by reference.)

        10.30           Advisory and Administrative Services Agreement between
                        Chapman Capital Management, Inc. and The Chapman Funds, Inc.
                        on behalf of the DEM Fixed Income Fund dated February 11,
                        1998 (Filed as Exhibit 4(D) to Post-Effective Amendment No.
                        17 to The Chapman Funds, Inc.'s Registration Statement on
                        Form N-1A (File Nos. 33-25716;811-5697) as filed with the
                        Securities and Exchange Commission on June 12, 1998 and
                        hereby incorporated by reference.)

        10.31           Advisory and Administrative Services Agreement between
                        Chapman Capital Management, Inc. and The Chapman Funds, Inc.
                        on behalf of the DEM Multi-Manager Equity Fund dated October
                        23, 1999 (Filed as Exhibit 4(E) to Post-Effective Amendment
                        No. 18 to The Chapman Funds, Inc.'s Registration Statement
                        on Form N-1A (File Nos. 33-25716;811-5697) as filed with the
                        Securities and Exchange Commission on September 30, 1998 and
                        hereby incorporated by reference.)

        10.32           Advisory and Administrative Services Agreement between
                        Chapman Capital Management, Inc. and the Chapman Funds, Inc.
                        on behalf of the DEM Multi-Manager Bond Fund dated October
                        23, 1998 (Filed as Exhibit 4(F) to Post-Effective Amendment
                        No. 21 to The Chapman Funds, Inc.'s Registration Statement
                        on Form N-1A (File Nos. 33-25716;811-5697) as filed with the
                        Securities and Exchange Commission on July 15, 1999 and
                        hereby incorporated by reference.)

        10.33           Advisory Agreement for Separate Account dated June 1, 1995
                        (Filed as Exhibit 10.5 to Amendment No. 2 to Chapman Capital
                        Management Holdings, Inc.'s Registration Statement on From
                        SB-2 (File No. 333-51883) as filed with the Securities and
                        Exchange Commission on June 22, 1998 and hereby incorporated by reference)

        10.34           Agreement & Declaration of Trust between Chapman Capital
                        Management, Inc. and Bankers Trust Company dated November 1,
                        1996 (Filed as Exhibit 10.6 to Chapman Capital Management
                        Holding's Registration Statement on Form SB-2 (File No.
                        333-51883) as filed with the Securities and Exchange
                        Commission on May 5, 1998 and hereby incorporated by
                        reference)

        10.35           Agreement between Bankers Trust Company and Chapman Capital
                        Management, Inc. dated November 1, 1996 (Filed as Exhibit
                        10.7 to Chapman Capital Management Holding's Registration
                        Statement on Form SB-2 (File No. 333-51883) as filed with
                        the Securities and Exchange Commission on May 5, 1998 and
                        hereby incorporated by reference)

        10.36           Agreement between Bankers Trust Company and Chapman Capital
                        Management and Tremont Partners, Inc. and Stamberg Prestia,
                        Ltd. dated November 1, 1996 (Filed as Exhibit 10.8 to
                        Chapman Capital Management Holding's Registration Statement
                        on Form SB-2 (File No. 333-51883) as filed with the
                        Securities and Exchange Commission on May 5, 1998 and hereby incorporated by reference)

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
        10.37           Service Mark License Agreement between Chapman Capital
                        Management Holdings, Inc., Chapman Capital Management, Inc.
                        and Nathan A. Chapman, Jr. dated as of June 9, 1998 Filed as
                        Exhibit 10.10 to Amendment No. 2 to Chapman Capital
                        Management Holdings, Inc.'s Registration Statement on Form
                        SB-2 (File No. 333-51883) as filed with the Securities and
                        Exchange Commission on June 22, 1998 and hereby incorporated by reference)

        10.38           $65,000 Promissory Note to Chapman Capital Management
                        Holdings, Inc. from Nathan A. Chapman, Jr. dated August 21,
                        1998 (Filed as Exhibit 10.1 to Chapman Capital Management
                        Holdings, Inc.'s Quarterly Report on Form 10Q-SB (File No.
                        0-24213) as filed with the Securities and Exchange
                        Commission on November 16, 1998 and hereby incorporated by reference)

        10.39           $45,000 Demand Note to Chapman Capital Management, Inc. from
                        Nathan A. Chapman, Jr. dated July 2, 1998 (Filed as Exhibit
                        10.2 to Chapman Capital Management Holdings, Inc.'s
                        Quarterly Report on Form 10Q-SB (File No. 0-24213) as filed with the Securities and Exchange Commission on November 16,
                        1998 and hereby incorporated by reference)

        10.40           $242,000 Promissory Note to Chapman Capital Management
                        Holdings, Inc. from Nathan A. Chapman, Jr. dated as of July
                        29, 1999 (Filed as Exhibit 10.2 to Chapman Capital
                        Management Holdings, Inc.'s Quarterly Report on Form 10Q-SB
                        as filed with the Securities and Exchange Commission on
                        August 20, 1999 and hereby incorporated by reference)

        21              Subsidiaries of the Company (Filed herewith)

        23.1            Consent of Arthur Andersen LLP (Filed herewith)

        23.2            Consent of Venable, Baetjer and Howard, LLP (included in
                        Exhibit 5) (To be filed by amendment)

        24.1            Power of Attorney (Filed herewith)

        24.2 Consent to serve as director (Raymond Haysbert) (Filed herewith)

        24.3            Consent to serve as director (Kweisi Mfume) (Filed herewith)

        24.4 Consent to serve as director (Mark Jefferson) (Filed herewith)

        24.5 Consent to serve as director (Adolph Washington) (Filed herewith)

        27              Financial Data Schedule (Filed herewith)

    ITEM 28. UNDERTAKINGS.

    (a) The undersigned Company hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement;

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement (or the most recent post-effective amendment thereof); and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement;

    (iii) To include any additional or changed material information with respect to the plan of distribution.

    (2) That, for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Company hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (d) The undersigned Company hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Baltimore, state of Maryland, on November 15, 1999.

                                                       ECHAPMAN.COM, INC.

                                                       By:          /s/ NATHAN A. CHAPMAN, JR.
                                                            -----------------------------------------
                                                                      Nathan A. Chapman, Jr.
                                                                            PRESIDENT

    Pursuant to the requirements of the Act, the registration statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURES                                  TITLE                       DATE
                 ----------                                  -----                       ----
  /s/ NATHAN A. CHAPMAN, JR.                   President and Director (Principal   November 15, 1999
------------------------------------           Executive Officer)
Nathan A. Chapman, Jr.

  /s/ DEMETRIS BROWN                           Treasurer and Chief Financial       November 15, 1999
------------------------------------           Officer (Principal Financial
Demetris Brown                                 Officer and Principal Accounting
                                               Officer)

The Entire Board of Directors

  Nathan A. Chapman, Jr.
  Earl U. Bravo, Sr.

By:  /s/ NATHAN A. CHAPMAN, JR.                                                    November 15, 1999
   ----------------------------------
   Nathan A. Chapman, Jr.
   ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
         3.1            Articles of Amendment and Restatement

         3.2            Bylaws

         4              Form of common stock Certificate

        10.1            EChapman.com, Inc. 1999 Omnibus Stock Plan

        10.2            Service Mark License Agreement between the Company and
                        Nathan A. Chapman, Jr. dated November 12, 1999 (1)

        10.3            Agreement and Plan of Merger by and among the Company, CHI
                        Merger Subsidiary, Inc. and Chapman Holdings, Inc. dated
                        November 15, 1999

        10.4            Agreement and Plan of Merger by and among the Company, CCMHI
                        Merger Subsidiary, Inc. and Chapman Capital Management, Inc.
                        dated November 15, 1999

        10.5            Agreement and Plan of Merger by and among the Company, CIH
                        Merger Subsidiary, Inc. and Chapman Insurance Holdings, Inc.
                        dated November 15, 1999

        10.6            Support Agreement between the Company and Nathan A. Chapman,
                        Jr. dated November 12, 1999 (Chapman Holdings, Inc.)

        10.7            Support Agreement between the Company and Nathan A. Chapman,
                        Jr. dated November 12, 1999 (Chapman Capital Management
                        Holdings, Inc.)

        10.8            Support Agreement between the Company and Nathan A. Chapman,
                        Jr. dated November 12, 1999 (Chapman Insurance Holdings,
                        Inc.)

        10.9            Fully Disclosed Clearing Agreement between the Pershing
                        Dvision, Donaldson, Lufkin & Jenrette Securities Corporation
                        and The Chapman Co. dated March 16, 1999

        21              Subsidiaries of the Company

        23.1            Consent of Arthur Andersen LLP

        24.1            Power of Attorney

        24.2            Consent to serve as director (Raymond Haysbert)

        24.3            Consent to serve as director (Kweisi Mfume)

        24.4            Consent to serve as director (Mark Jefferson)

        24.5            Consent to serve as director (Adolph Washington)

        27              Financial Data Schedule